                                  OCTEL CORP.
                                   AS PARENT

                               OCTEL ASSOCIATES
                                      AND
                          THE COMPANIES NAMED HEREIN
                        AS BORROWERS AND/OR GUARANTORS

                               BARCLAYS CAPITAL
                                  AS ARRANGER

                            THE BANKS NAMED HEREIN
                               AS ORIGINAL BANKS

                               BARCLAYS BANK PLC
                               AS FACILITY AGENT
                              AND SECURITY AGENT

                                      AND

                                    OTHERS


         ------------------------------------------------------------


                       $100,000,000 TERM LOAN AGREEMENT


         ------------------------------------------------------------





                                CLIFFORD CHANCE

                                   CONTENTS


Clause                                                                      Page

1.  Interpretation.............................................................1

2.  The Facilities............................................................24

3.  Participation Of Banks....................................................25

4.  Conditions Precedent......................................................26

5.  Borrowers Under The Facilities............................................27

6.  Utilisation Procedures....................................................29

7.  Interest..................................................................30

8.  Selection Of Interest Periods.............................................31

9.  Market Disruption.........................................................31

10. Repayment Of Advances.....................................................32

11. Prepayment And Cancellation...............................................33

12. Payments..................................................................35

13. Taxes.....................................................................36

14. Change In Circumstances...................................................38

15. Fees, Expenses And Stamp Duties...........................................40

16. Guarantee And Additional Guarantors.......................................42

17. Security And Releases.....................................................44

18. Representations And Warranties............................................45

19. Undertakings..............................................................55

20. Events Of Default.........................................................77

21. The Agents And The Other Finance Parties..................................83

22. Certificates Conclusive And Application Of Moneys.........................89

23. Pro Rata Payments.........................................................89

24. Set-Off...................................................................91

25. Notices...................................................................91

26. No Implied Waivers........................................................92

27. Invalidity Of Any Provision...............................................92

28. Confidentiality...........................................................93

29. Changes To Parties........................................................93

30. Banks' Decisions..........................................................95

31. Indemnities...............................................................97

32. Miscellaneous.............................................................98

33. Governing Law And Submission To Jurisdiction .............................98

34. Counterparts .............................................................98

Schedule 1 The Original Banks ................................................99

Schedule 2 ..................................................................100
    Part A Borrowers And/Or Guarantors ......................................100
    Part B The Security Documents ...........................................101

Schedule 3 Documentary Conditions Precedent .................................102

Schedule 4 Form Of Utilisation Request ......................................104

Schedule 5 Mandatory Costs Rate .............................................105

Schedule 6 Substitution Certificate .........................................107

Schedule 7 ..................................................................111
    Part A Formalities Certificate (Octel Associates) .......................111
    Part B Formalities Certificate (Us Obligors) ............................113
    Part C Formalities Certificate (Others) .................................115

Schedule 8 Guarantee Provisions .............................................117

Schedule 9 Accession Document ...............................................120

Schedule 10 Form Of Confidentiality Undertaking .............................123

Schedule 11 Form Of Syndication Agreement ...................................126

THIS FACILITY AGREEMENT is made on             3  June 1999

BETWEEN:

(1) OCTEL CORP., a corporation organised under the laws of the State of Delaware, USA (the "Parent");

(2) OCTEL TRADING LIMITED (formerly Hamsard One Thousand and Seventy Five Limited) (a company incorporated in England with registered number 3516648) ("Octel Trading") and OCTEL RESOURCES LIMITED (formerly Hamsard One Thousand and Thirty Three Limited) (a company incorporated in England with registered number 3316334) ("Octel Resources") (each a "Partner" and together the "Partners") in their capacity as partners of a partnership trading in the United Kingdom under the name of Octel Associates, whose address is Unit 2, Fourth Floor, Berkeley Square House, Berkeley Square, London W1;

(3) OCTEL ASSOCIATES and THE COMPANIES named in Part A of Schedule 2 as Borrowers and/or Guarantors;

(4)  BARCLAYS CAPITAL as arranger (the "Arranger");

(5) THE BANKS AND FINANCIAL INSTITUTIONS named in Schedule 1 as original banks (the "Original Banks");

(6)  BARCLAYS BANK PLC as facility agent (the "Facility Agent"); and

(7) BARCLAYS BANK PLC as security agent under the April 1998 Agreement (the "Security Agent").

NOW IT IS AGREED as follows:

1.  INTERPRETATION

1.1 Definitions
    In this Agreement, unless the context otherwise requires, the following expressions have the following meanings:

    "Accession Document" means an agreement substantially in the form set out in
    Schedule 9 pursuant to which a Group Company becomes a Borrower and/or a Guarantor under this Agreement.

    "Accounting Quarter" means each three month period ending on the last day of March, June, September and December in each Financial Year of the Parent.

    "Acquisition" bears the meaning given to it in the Bridge Facility
    Agreement.

    "Advance" means a Tranche A Advance or a Tranche B Advance.

    "Affiliated Bank" means:

    (a) an institution which is, in relation to a Bank, its Subsidiary or its Holding Company or another Subsidiary of any such Holding Company; and

    (b) whether or not within paragraph (a) above, with respect to any person, any other person (an "Affiliate") directly or indirectly controlling, controlled by, or under direct or indirect common control with, that person. A person shall be deemed to control another person if that person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of that other person, whether through the ownership of voting securities, by contract or otherwise.

    "Agents" means the Facility Agent and the Security Agent and "Agent" means either one of them.

    "Agency Fee Letter" means the letter from the Facility Agent to the Obligors' Agent dated 24 May 1999 setting out the amount of the agency fees payable under Clause 15.2 (Agency Fees).

    "Agreed Financial Projections" means the financial projections and forecasts for the Business in the agreed form.

    "April 1998 Agreed Financial Projections" means the financial projections and forecast for the Business in the agreed form provided in connection with the April 1998 Facility.

    "AOC" means The Associated Octel Company Limited (a company incorporated in England with registered number 344359).

    "AOC (Plant)" means Associated Octel Company (Plant) Limited (a company incorporated in England with registered number 873396).

    "Approved Accounting Principles" means those accounting principles, standards and practices which were used in the Latest Accounts.

    "Approved Bank" means any bank and/or financial institution which has been approved by the Facility Agent for the purposes of this definition.

    "April 1998 Agreement" means the $280,000,000 term loan and $20,000,000 revolving credit facilities agreement dated 27 April 1998 made between Octel Corp. as parent, Octel Associates and others as borrowers and/or guarantors, Goldman Sachs International and Barclays Capital as joint arrangers and joint syndication agents, Barclays Bank PLC as provider of the Barclays facilities and Barclays Bank PLC as facility agent and security agent.

    "April 1998 Facilities" means the facilities provided under the April 1998 Agreement.

    "April 1998 Tranche A Facility" means the term loan facility provided under the April 1998 Agreement.

    "Arrangement Fees Letter" means the letter from the Arranger to the Obligors' Agent dated 24 May 1999 setting out the amount of the arrangement fees payable under Clause 15.3 (Arrangement Fees).

    "Auditors" means Ernst & Young or such other firm of accountants as may be appointed in accordance with sub-clause 19.6.3.

    "Available Amount" means, in respect of any Accounting Quarter (the "current Account Quarter"), an amount equal to 50 per cent. of the aggregate amount of Surplus Cash Flow for each Accounting Quarter comprised in the Calculation Period relating to the current Accounting Quarter (provided that the amount of such Surplus Cash Flow shall (to the extent such amounts are included in Surplus Cash Flow) be reduced by the aggregate of all amounts which have been applied or are required to be applied in prepayment of the April 1998 Facilities in accordance with Clauses 14.1 (Voluntary Prepayments of Tranche A Facility) to 14.6 (Insurance) (inclusive) of the April 1998 Agreement during that Calculation Period) less:

    (a) the total cost of all acquisitions made in that Calculation Period in accordance with sub-clause 19.3.14(vi) (which for this purpose shall be the aggregate of the amounts specified in sub-clause 19.3.14(vi)
          (1) and (2) thereof in respect of the relevant acquisitions);

    (b) the total cost of all Permitted Investments made in that Calculation Period (which for this purpose shall be the aggregate of the amounts specified in paragraph (b) of the definition of "Permitted Investment" in this Clause 1.1 in respect of the relevant Permitted Investments);

    (c) the total amount applied in that Calculation Period in the making of Permitted Payments referred to in sub-clause 19.4.6(c)(v) of the definition of that term in sub-clause 19.4.6; and

    (d) the aggregate amount of dividends paid (directly or indirectly) by the Parent during that Calculation Period and the aggregate amount of the consideration for the purchase by the Parent (directly or indirectly) of stock issued by the Parent paid during that Calculation Period, to the extent that the aggregate of all such amounts exceeds in respect of any Calculation Period, US$15,000,000.

    "Bank" means:

    (a) when designated "Tranche A", an Original Bank identified in Schedule 1 as participating in the Tranche A Facility; or

    (b) when designated "Tranche B", an Original Bank identified in Schedule 1 as participating in the Tranche B Facility,

    and, in each case, any Transferee to whom rights and/or obligations are assigned or transferred in accordance with Clause 29 (Changes to Parties) (until, in each case, its entire participation in the Facilities has been assigned or transferred to a Transferee in accordance with Clause 29 (Changes to Parties)) (collectively, the "Banks").

    "Barclays Facilities" means the credit facilities made available by Barclays Bank PLC to AOC pursuant to the Barclays Facility Letter.

    "Barclays Facility Letter" means the facility letter entered into on or before the date of this Agreement in the agreed form between Barclays Bank PLC and AOC in respect of bonding, guarantee and indemnity and letter of credit facilities.

    "Bidco" means OBOAdler Company Limited incorporated in England and Wales.

    "Borrowers" means:

    (a)  AOC; and

    (b) each Subsidiary of Octel Associates which becomes a borrower hereunder pursuant to Clause 5 (Borrowers under the Facilities) by executing an Accession Document,

    and "Borrower" means any one of them.

    "Bridge Facility Agreement" means the $90,000,000 term loan agreement of even date herewith between, inter alia, Barclays Capital and Bidco.

    "Business" means the petroleum additives, petroleum specialities, performance chemicals and related businesses carried on by the Borrower and other members of the Group.

    "Business Day" means a day (other than a Saturday or a Sunday) which is not a public holiday and on which banks are open for general business in London and, if on that day a payment is required to be made, in New York City also.

    "Calculation Period" means in relation to any Accounting Quarter, the period comprising the four Accounting Quarters immediately preceding that Accounting Quarter.

    "Capital Expenditure" means expenditure which should be treated as capital expenditure in the audited consolidated accounts of the Group in accordance with the Approved Accounting Principles.

    "Capital Stock" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

    "Cash Equivalents" means:

    (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United Kingdom Government or issued by any agency thereof and backed by the full faith and credit of the United Kingdom, in each case maturing within one year from the date of acquisition thereof;

    (b) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

    (c) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank having a rating of at least A-1 from S&P or at least P-1 from Moody's;

    (d) any investments in direct obligations of the United States government (or any agency thereof) or in obligations fully and unconditionally guaranteed by the United States government (or any agency thereof), in each case maturing within one year from the date of acquisition thereof; and

    (e) investments in money market funds which invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above.

    "Cashflow" has the meaning given to it in Clause 19.9 (Financial
    Definitions).

    "Change of Control" means the occurrence of any of the following events:

    (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that, for the purposes of this paragraph (a), such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40 per cent. of the total voting power of the Voting Stock of the Parent;

    (b) individuals who on the date of this Agreement constitute the Board of Directors of the Parent (together with any new directors whose election by the Board of Directors of the Parent or whose nomination for election by the shareholders of the Parent was approved by a vote of 66 2/3 per cent. of the directors of the Parent then still in office who were either directors on the date of this Agreement or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of the Parent then in office;

    (c) the merger or consolidation of the Parent with or into another person or the merger of another person with or into the Parent and, in the case of any such merger or consolidation, the securities of the Parent that are outstanding immediately prior to such transaction and which represent 100 per cent. of the aggregate voting power of the Voting Stock of the Parent are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation; or

    (d) any change of control (or similar event, however designated) with respect to the Parent under and as defined in any indenture or agreement relating to Financial Indebtedness to which any Group Company is a party.

    "Commitment" means:

    (a) when designated "Tranche A", in relation to an Original Bank and the Tranche A Facility, the amount set opposite its name in Schedule 1 in relation to the Tranche A Facility and, in relation to any other Bank, the amount or the total amount of the Tranche A Commitments transferred to it under a Substitution Certificate or Substitution Certificates or other document pursuant to which it becomes party to, or acquires rights and obligations under, this Agreement; and

    (b) when designated "Tranche B", in relation to an Original Bank and the Tranche B Facility, the amount set opposite its name in Schedule 1 in relation to the Tranche B Facility and, in relation to any other Bank, the amount or the total amount of the Tranche B Commitments transferred to it under a Substitution Certificate or Substitution Certificates or other document pursuant to which it becomes party to, or acquires rights and obligations under, this Agreement, less, in any such case:

    (i) that part thereof transferred by it in accordance with Clause 29 (Changes to Parties); and

    (ii) that part thereof which has been cancelled, reduced or terminated in accordance with this Agreement,

    and without any such designation means "Tranche A Commitment" and/or "Tranche B Commitment", as the context requires.

    "Computer System" means any computer hardware or software or any equipment operated by electronic means.

    "Conditional Sale Agreement" bears the meaning given to it in the Bridge Facility Agreement.

    "Constitutional Documents" means, in relation to Octel Associates, the Partnership Agreement, the Settlement Deed, the Managing Agency Agreement and the Leasing Agreement.

    "Corporate Services Transition Agreement" means the corporate services transition agreement dated on or before the date of the April 1998 Agreement between GLCC and AOC relating to the provision of services by the Parent and entered into pursuant to the Distribution Agreement.

    "Distribution" means the transfer of certain assets and properties of the Business by GLCC to the Parent and the distribution as a dividend to holders of common stock in GLCC of common stock in Octel Corp., in each case pursuant to the Distribution Documents.

    "Distribution Agreement" means the transfer and distribution agreement dated on or before the date of this Agreement between GLCC and Octel Corp.

    "Distribution Documents" means the Distribution Agreement, the Tax Disaffiliation Agreement, the Corporate Services Transition Agreement, the Supply and Toll Manufacturing Agreements, the Joint Representation and Defense Agreement, the

    Ellesmere Port Lease Agreement and all other documents, agreements, transfers, instruments and certificates executed pursuant to the Distribution Agreement.

    "Dollars" or "$" means the lawful currency for the time being of the United States of America.

    "Dormant Company" means a member of the Group which:

    (a) during the most recently ended Financial Year was dormant within the meaning of section 250(3) of the Companies Act 1985 (which, for the purposes of this definition, shall be deemed to apply to any body corporate, wherever incorporated);

    (b) has not entered into any significant accounting transaction (for the purposes of that section) since the end of that Financial Year; and

    (c) the Obligors' Agent demonstrates to the satisfaction of the Facility Agent does not own assets with an aggregate realisable value greater than $50,000 (or its equivalent in other currencies) and has no material liabilities.

    "EBITDA" has the meaning given to it in Clause 19.9 (Financial Definitions).

    "Ellesmere Port Lease Agreement" means the Ellesmere Port lease agreement dated on or before the date of this Agreement between GLCC and AOC relating to the site at Ellesmere Port and entered into pursuant to the Distribution Agreement.

    "Employee Share Scheme" means any arrangement or scheme for the remuneration or incentivisation of employees and/or officers of any Group Company by way of issue of stock of the Parent or the grant of any rights to receive, acquire or sell stock of the Parent in the future.

    "Environment" means all gases, air, vapors, liquids, water, land, surface and sub-surface soils, rock, flora, fauna, wetlands and all other natural resources or part thereof including artificial or man-made buildings, structures or enclosures.

    "Environmental Approval" means any permit, license, authorisation, consent or other approval required under or in relation to Environmental Laws.

    "Environmental Laws" means all European Union, foreign, national, federal, state or local statutes, orders, regulations or other law or subordinate legislation or common law or regulatory codes of practice concerning the Environment or health and safety which are in existence now or in the future and are binding upon any Group Company in the relevant jurisdiction in which the relevant Group Company has been or is operating (including by the export of its products or its waste thereto).

    "Environmental Report" shall bear the same meaning in this Agreement as it bears in the April 1998 Agreement.

    "ERISA" means the Employee Retirement Income Security Act of 1974 of the United States of America as amended from time to time, or any successor statute and any regulations promulgated thereunder.

    "ERISA Affiliate" means, as applied to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code or, solely for purposes of Section 302 or ERISA and Section 412 of the Internal Revenue Code, is treated as single employer under Section 414 of the Internal Revenue Code.

    "ERISA Event" means (a) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (b) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Internal Revenue Code or Section 302 or ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Internal Revenue Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by any Obligor or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan;
    (e) the receipt by any Obligor or any of its ERISA Affiliates from the U.S. Pension Benefit Guaranty Corporation (or any successor entity under ERISA) or a plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan; (f) the incurrence by any Obligor or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; or (g) the receipt by any Obligor or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from such Obligor or any of its ERISA Affiliates of any notice concerning the imposition of "Withdrawal Liability" or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganisation, in each case within the meaning of Title IV of ERISA.

    "Event of Default" means any of the events specified in Clause 20.1 (List of Events).

    "Exchange Act" means the Securities Exchange Act of 1934 of the United States of America.

    "Facilities" means the Tranche A Facility and the Tranche B Facility and "Facility" means either one of them.

    "Facility Agent's $ Spot Rate of Exchange" means, in relation to a currency other than Dollars and on any day, the spot rate of exchange of the Facility Agent (as determined by the Facility Agent) for the purchase of the appropriate amount of that currency with Dollars in the London foreign exchange market in the ordinary course of business at or about 10.00 a.m. on the day in question for delivery two Business Days thereafter.

    "Final Maturity Date" means 31 December 2002.

    "Finance Co." means OBOAdler Finance Limited, incorporated in England and Wales.

    "Finance Documents" means this Agreement, each Security Document, the Syndication Agreement, each Accession Document, each Substitution Certificate, the Arrangement Fees Letter, the Agency Fees Letter, any Hedging Agreement and each of the other

    Finance Documents as defined in the April 1998 Agreement and "Finance Document" means any of them.

    "Finance Parties" means the Arranger, the Agent, the Security Agent and each Bank and "Finance Party" means any one of them.

    "Financial Indebtedness" means any indebtedness in respect of or arising under or in connection with:

    (a)  moneys borrowed (including overdrafts); or

    (b)  any debenture, bond, note or loan stock or other similar instrument;
         or

    (c)  any acceptance or documentary credit; or

    (d) receivables sold or discounted (otherwise than on a non-recourse basis); or

    (e) the acquisition cost of any asset or service to the extent payable after the time of acquisition or possession by the person liable as principal obligor for the payment thereof, where the deferred payment is either:

         (i) arranged primarily as a method of raising finance or financing or refinancing the acquisition of the asset acquired; or

         (ii) paid more than six months after the date for acquisition or supply (as appropriate) of that asset or service; or

    (f) the sale price of any asset to the extent paid before the time of sale or delivery by the person liable to effect such sale or delivery, where the advance payment is arranged primarily as a method of raising finance or financing or refinancing the manufacture, assembly, acquisition or holding of the asset to be sold; or

    (g)  finance leases, credit sale or conditional sale agreements; or

    (h) any agreement for managing or hedging currency and/or interest rate and/or commodity risk whether by way of forward exchange, cap, collar, swap, forward rate agreement or otherwise or any other derivative transaction, provided however, that the amount of indebtedness taken into account under this paragraph (h) in relation to a person at a given time shall be the amount (if any) which would be payable by that person to the relevant counterparty under that agreement or transaction if it were terminated and/or closed out at the time of determination or, as the case may be, if it has already been terminated and/or closed out, the aggregate amount payable thereunder; or

    (i) the amount payable under any put option or other arrangement (other than an Employee Share Scheme) whereby any member of the Group is liable, at the request of a third party, to purchase share capital or other securities issued by it or any other member of the Group; or

    (j) the amount payable by any member of the Group in respect of the redemption of any share capital or other securities issued by it or any other member of the

         Group (if the share capital or other securities are redeemable at the option of their holder or if the relevant member of the Group is otherwise obliged, or may on the occurrence of any event or circumstance become otherwise obliged, to redeem them on or before the Final Maturity Date); or

    (k) amounts raised under any other transaction having the commercial effect of a borrowing; or

    (l) any guarantee, indemnity or similar assurance against financial loss of any person;

    and so that, where the amount of Financial Indebtedness falls to be calculated, no amount shall be taken into account more than once in the same calculation.

    "Financial Year" means the period of 12 months ending on 31 December in each year.

    "Form 10" means the Form 10 statement filed pursuant to section 12(b) or (g) of the Exchange Act on 21 April 1998 on behalf of the Parent in connection with the Distribution.

    "FTC" means the U.S. Federal Trade Commission.

    "GLCC" means Great Lakes Chemical Corporation, a corporation organised under the laws of the State of Delaware, USA.

    "GLE" means Great Lakes Europe Limited (a company incorporated in England with registered number 250695).

    "Group" means the Parent and its Subsidiaries from time to time and "member of the Group" or "Group Company" means any one of them.

    "Guarantors" means:

    (a)  each Group Company which is listed in Part A of Schedule 2; and

    (b) any Group Company which becomes a guarantor under this Agreement pursuant to Clause 16.3 (Further Guarantors) by executing an Accession Document,

    and "Guarantor" means any of them.

    "Hedging Agreements" means agreements entered into with the Hedging Banks for the purpose of managing or hedging interest rate risk in relation to the April 1998 Facilities or the Facilities, whether by way of forward exchange, cap, collar, swap, forward rate agreement or otherwise;

    "Hedging Bank" means any Bank in its capacity as provider of interest rate hedging in relation to the April 1998 Facilities or the Facilities.

    "Holding Company" means an entity of which another person is a Subsidiary.

    "Intellectual Property" means the Intellectual Property Rights owned by members of the Group throughout the world or the interests of any member of the Group in any of the foregoing, together with the benefit of all agreements entered into or the benefit of which is enjoyed by any member of the Group relating to the use or exploitation of any of the aforementioned rights;

    "Intellectual Property Rights" means all patents and patent applications, trade and service marks and trade and/or service mark applications (and all goodwill associated with such applications), all brand and trade names, all copyrights and rights in the nature of copyright, all design rights, all registered designs and applications for registered designs, all trade secrets, know-how and all other intellectual property rights;

    "Intercompany Loans" shall bear the same meaning in this Agreement as it bears in the April 1998 Agreement.

    "Intercompany Loan Agreements" means:

    (a) the intercompany loan agreement in the agreed form dated on or before the date of this Agreement between Octel Developments and Octel Trading; and

    (b) the intercompany loan agreement in the agreed form dated on or before the date of this Agreement between Octel Trading and Octel Associates.

    "Interest Period" means a period by reference to which interest is calculated and payable on an Advance or overdue amount.

    "Internal Revenue Code" means the Internal Revenue Code of 1986 of the United States of America.

    "Joint Representation and Defense Agreement" means the joint representation and defense agreement dated on or before the date of this Agreement between GLCC and the Parent relating to potential litigation issues and entered into pursuant to the Distribution Agreement.

    "Key Properties" means:

    (a) the freehold and leasehold land and premises at Oil Sites Road, Ellesmere Port, Cheshire comprised in freehold title number CH363860, leasehold title number CH403291, and various unregistered conveyances; and

    (b) freehold land and buildings at Watling Street, Bletchley, Buckinghamshire registered under title number WA622018.

    "Latest Accounts" means the audited consolidated financial statements of the Parent for the period year ended 31 December 1998.

    "Latest Interim Accounts" means the unaudited consolidated financial statements of the Parent for the three months ended 31 March 1999 (as set out in the Parent's quarterly report on Form 10-Q for that period filed with the SEC).

    "Leasing Agreement" means the leasing agreement dated 15 April 1966 between AOC (Plant) and The Shell Company of the United Kingdom Limited, BP Trading Limited, Caltex (UK) Limited and Mobil Transportation Company Limited.

    "Lending Office" means, in relation to a Bank, the office through which it is acting for the purposes of this Agreement (which, subject to Clause 3.2 (Lending Office), will be the office set opposite the name of that Bank in
    Schedule 1 or the office notified by that Bank to the Facility Agent when it becomes a Bank).

    "LIBOR" means, in relation to an Advance or overdue amount and any Interest Period relating thereto:

    (a) the rate per annum of the offered quotation for deposits in the currency of that Advance or unpaid sum (as the case may be) in an amount equal or comparable to such Advance or unpaid sum (as the case may be) for the duration of the relevant Interest Period which appears on Telerate Page 3750 at or about 11.00 a.m. on the applicable Rate Fixing Day; or

    (b)  if no such offered quotation appears on Telerate Page 3750 at or about
         11.00 a.m. on the applicable Rate Fixing Day:

         (i) the arithmetic mean (rounded up, if necessary, to four decimal places) of the respective rates (as quoted to the Facility Agent at its request) offered by the Reference Banks to leading banks in the London interbank market at or about 11.00 a.m. on the applicable Rate Fixing Day for deposits in the currency of that Advance or overdue amount in an amount equal or comparable to that Advance or overdue amount (as the case may be) for the duration of the relevant Interest Period; or

         (ii) subject to sub-clause 9.1.3, if any Reference Bank does not provide a quote as contemplated by paragraph (i), the relevant arithmetic mean determined on the basis of the quotations supplied by the remaining Reference Banks.

    For the purposes of this definition, "Telerate Page 3750" means the display designated as "Telerate Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in dollars).

    "Majority Banks" means, at any time:

    (a) Banks whose Commitments at that time aggregate more than 66 2/3 per cent of the Total Commitments at that time; or

    (b) if the Total Commitments have been reduced to zero, Banks whose Commitments aggregated more than 66 2/3 per cent of the Total Commitments immediately before the reduction.

    "Management" means the individuals listed in the paragraph headed "Executive Officers" of the section headed "Management of the Company" in the Form 10.

    "Managing Agency Agreement" means the managing agency agreement dated 15 April, 1966 between The Shell Company of the United Kingdom Limited, BP Trading Limited, Caltex (UK) Limited, Mobil Transportation Company Limited and AOC.

    "Mandatory Costs Rate" means, in relation to each Advance or Unpaid Sum, the rate from time to time determined in accordance with Schedule 5 (Mandatory Costs Rate).

    "Margin" means (a) 1.50 per cent per annum from the date hereof until the date upon which the aggregate amount outstanding under the April 1998 Tranche A Facility plus the aggregate of the undrawn Commitments and the outstanding Advances under this Agreement is less than US$140,000,000 and
    (b) thereafter 1.25%.

    "Material Adverse Effect" means any effect, event or matter:

    (a)  which is, or is reasonably likely to be, materially adverse to:

         (i) the business, assets, operations or financial condition of the Group (taken as a whole); or

         (ii) the ability of any Obligor to perform in a timely manner any of its material obligations (including without limitation its payment obligations and its obligations under Clause 19.7 (Financial Covenants)) under any of the Finance Documents; or

    (b) which results in any of the rights or obligations arising under the Finance Documents not being legal, valid and binding on and enforceable against any party thereto and/or, in the case of any Security Documents, not providing to the Security Agent (on behalf of itself and the other Finance Parties) perfected enforceable security over the assets expressed to be secured under the Security Documents, in each case to an extent or in a manner reasonably considered by the Majority Banks to be materially adverse to their interests under the Finance Documents.

    "Material Group Company" means:

    (a)  each Obligor;

    (b)  any other Subsidiary of the Parent:

         (i) the net worth of which accounts for more than five per cent of the consolidated net worth of the Group; and/or

         (ii) the profit from ordinary activities before interest, taxation and exceptional items of which accounts for more than five per cent of the consolidated profit from ordinary activities before interest, taxation and exceptional items of the Group; and/or

         (iii) the turn-over of which (excluding sales to other members of the Group) accounts for more than five per cent of the consolidated gross turn-over of the Group, and for this purpose the calculation of net worth, profit from ordinary activities before interest, taxation and exceptional items and turn-over shall:

         (iv)  be made in accordance with US GAAP;

         (v) in the case of a company which itself has Subsidiaries, be made by using the consolidated net worth, profit from ordinary activities before interest, taxation and exceptional items or turn-over, as the case may be, of it and its Subsidiaries; and

         (vi)  be determined by reference to:

               (1) the latest accounts of the relevant company used for the purposes of the then latest audited annual financial statements of the Group delivered by the Parent under sub-clause 19.6.4 (Financial Statements); or

               (2) if the relevant company becomes a Subsidiary of the Parent after the end of the Financial Year to which those latest audited annual financial statements of the Group relate, the latest accounts of that Subsidiary; or

    (c) any Subsidiary of the Parent to which has been transferred (whether by one transaction or a series of transactions, related or not) the whole or substantially the whole of the assets of a Subsidiary of the Parent which immediately prior to those transactions was a Material Group Company.

    "Material Insurances" means the following insurance policies of the Group:

    (a)  all policies relating to property damage and business interruption;

    (b) all policies relating to employer's liability and/or public/products liability;

    (c) all policies relating to marine insurance (including, without limitation, cargo loss) (other than foul berth insurance); and

    (d) any other policy entered into after the date of this Agreement which the Facility Agent (acting reasonably) considers material in the context of the Finance Documents.

    "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

    "Obligors" means each Borrower, each Guarantor, the Obligors' Agent and each other Group Company which has undertaken (or in the future undertakes) obligations to any Finance Party pursuant to any Finance Document and "Obligor" means any of them.

    "Obligors' Agent" means AOC appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 5.4 (Obligors' Agent), or such other Group Company located in the United Kingdom as shall be appointed pursuant to sub-clause 5.4.3 on behalf of each Obligor.

    "Octel America" means Octel America Inc., a corporation organised under the laws of the State of Delaware, U.S.A.

    "Octel Associates" means the Partners in their capacity as partners of the partnership trading in the United Kingdom under the name of Octel Associates.

    "Octel Developments" means Octel Developments PLC (formerly Hamsard One Thousand and Seventy Four Limited) (a company incorporated in England with registered number 3516662).

    "Operating Budget" means, in relation to each Financial Year of the Parent, a budget comprising projected balance sheet, projected profit and loss account and projected cashflow statement (including details of projected Capital Expenditure) for the Group for that Financial Year delivered to the Facility Agent pursuant to sub-clause 19.6.4 (Financial Statements).

    "Operating Properties" means all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by any Group Company or any of their respective predecessors or affiliates.

    "Part Owned Entity" means any limited liability company which is not a wholly-owned Subsidiary of Octel Resources and in relation to which Octel Resources directly or indirectly owns in excess of 25 per cent. of the ordinary share capital.

    "Partnership Agreement" means the agreement dated 15 April 1966 relating to the establishment and operation of the partnership trading in the United Kingdom under the name of Octel Associates, which was originally entered into by The Shell Company of the United Kingdom Limited, BP Trading Limited, Caltex (UK) Limited and Mobil Transportation Company Limited.

    "Payment Blockage Period" has the meaning given to that expression in the draft Senior Note Documents in the agreed form as delivered to the Facility Agent under paragraph 3 of Schedule 3 of the April 1998 Agreement.

    "Pension Plan" means any employee benefit plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code or Section 302 or ERISA, and in respect of which any Obligor or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

    "Permitted Guarantee" means any guarantee falling within the provisions of sub-clauses 19.3.9(a) to (e) (inclusive).

    "Permitted Indebtedness" means any indebtedness falling within the provisions of sub-clauses 19.3.8(a) to (h) (inclusive).

    "Permitted Investment" means any investment (whether by way of loan, subscription of share capital, incurrence of any liability or otherwise) by Octel Resources or a wholly-owned Subsidiary of Octel Resources in a Part Owned Entity, provided that:

    (a) such investment is in a business similar to, connected with, or related to the development of the Business; and

    (b) after the date of this Agreement, the aggregate (without double-counting) of:

         (i) any amount advanced, lent, contributed or subscribed for, or otherwise invested in, such Part Owned Entity by any member of the Group during an Accounting Quarter; and

         (ii) the market value of any asset transferred (other than by way of a transfer permitted under this Agreement) or contributed to such Part Owned Entity by any member of the Group during an Accounting Quarter; and

         (iii) the maximum liability under any guarantee given by any member of the Group during an Accounting Quarter in respect of any Financial Indebtedness incurred (whether by way of guarantee or otherwise) by such Part Owned Entity, shall not exceed the Unutilised Available Amount in respect of that Accounting Quarter at the relevant time.

    "Permitted Payment" has the meaning given to it in sub-clause 19.4.6.

    "Permitted Security Interest" means any Security Interest falling within the provisions of sub-clauses 19.3.6(a) to (i) (inclusive).

    "Potential Event of Default" means any event which, with the giving of notice, the lapse of time, the making of any determination or the fulfilment of any other applicable condition (or any combination of any of the foregoing), in each case provided for in Clause 20.1 (List of Events), would constitute an Event of Default.

    "Preferred Stock", as applied to the Capital Stock of any person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over shares of Capital Stock of any other class of such person.

    "Qualifying Bank" means, at any time a bank or financial institution which, at that time:

    (a) is a bank as defined in section 840A of the Income and Corporation Taxes Act 1988 for the purposes of section 349 of that Act and which is within the charge to UK corporation tax as respects, and is beneficially entitled to, the interest payable or paid to it under this Agreement; or

    (b) does not carry on business in the United Kingdom through a permanent establishment with which indebtedness in respect of which interest is paid is effectively connected and which has its Lending Office outside the United Kingdom and to which Lending Office payments of interest under this Agreement can be made without any deduction or withholding for on account of Taxes by reason of an applicable taxation treaty between the United Kingdom and the country in which that bank or financial institution is, or is treated as, resident (as such term is defined in the appropriate treaty) (a "Treaty Bank").

    "Rate Fixing Day" means in respect of any Interest Period the day on which quotations would ordinarily be given by prime banks in the London Interbank Market for deposits in Dollars for delivery on the first day of the relevant Interest Period.

    "Reference Banks" means the principal London offices of Barclays Bank PLC, Lloyds Bank Plc and National Westminster Bank plc or such other banks or financial institutions as may be appointed from time to time by the Facility Agent (following consultation with the Obligors' Agent).

    "Repayment Dates" means each date on which an instalment is due for repayment under Clause 10.1 (Repayment) and the Final Maturity Date.

    "Security Documents" means each of the security documents specified in Part B of Schedule 2 to the April 1998 Agreement and in Part B of Schedule 2 hereof and all other documents which create, evidence or grant a Security Interest in favour of any Finance Party in respect of the obligations of any Obligor under any Finance Document and "Security Document" means any one of them.

    "Security Interest" means any mortgage, charge (fixed or floating), pledge, lien, hypothecation, right of set-off, security trust, assignment by way of security, reservation of title, or any other security interest whatsoever, howsoever created or arising or any other agreement or arrangement (including, without limitation, a sale and repurchase arrangement) having the commercial effect of conferring security and any agreement to enter into, create or establish any of the foregoing.

    "Senior Note Documents" shall bear the same meaning in this Agreement as it bears in the April 1998 Agreement.

    "Senior Note Indenture" shall bear the same meaning in this Agreement as it bears in the April 1998 Agreement.

    "Senior Noteholders" shall bear the same meaning in this Agreement as it bears in the April 1998 Agreement.

    "Senior Notes" shall bear the same meaning in this Agreement as it bears in the April 1998 Agreement.

    "Settlement Deed" means the settlement deed dated 4 February, 1997 between GLCC, GLE, Great Lakes Chemical (Europe) Limited, BP Oil UK Limited, The Dominion Motor Spirit Co., Limited, Dorchester Oil Trading Company Limited, Mobil Coatings Limited, Mobil Holdings (UK) Limited, Texaco Limited, Texaco International Trader Inc., Team Fuels Limited, The British Petroleum Company, Mobil Corporation and Texaco Inc.

    "Structure Document" shall bear the same meaning in this Agreement as in the April 1998 Agreement.

    "Subordination Deed" shall bear the same meaning in this Agreement as in the April 1998 Agreement.

    "Subsidiary" means:

    (a)  a subsidiary as defined in section 736 of the Companies Act 1985;

    (b) a subsidiary undertaking as defined in section 258 of the Companies Act 1985; or

    (c) whether or not falling within paragraph (a) or (b) above, in relation to any person, any entity which is controlled directly or indirectly by that person and any entity (whether or not so controlled) treated as a subsidiary in the latest financial statements of that person from time to time, and "control" for this purpose means the direct or indirect ownership of the majority of the voting share capital of such entity or the right or ability to determine the composition of a majority of the board of directors (or like board) of such entity, in each case whether by virtue of ownership of share capital, contract or otherwise.

    For the avoidance of doubt, for the purposes of the Finance Documents (except where the context requires otherwise):

    (i) Octel Associates shall be deemed to be a Subsidiary of Octel Resources and AOC shall be deemed to be a Subsidiary of Octel Associates; and

    (ii) any wholly-owned Subsidiary of Octel Associates shall be deemed to be a wholly-owned Subsidiary of Octel Trading.

    "Substitution Certificate" means a certificate substantially in the form set out in Schedule 6.

    "Supply and Toll Manufacturing Agreements" means the various supply agreements and the toll manufacturing agreement dated on or before the date of this Agreement between GLCC and AOC relating to the supply by GLCC to AOC and/or the toll manufacturing by GLCC for AOC of certain products and entered into pursuant to the Distribution Agreement.

    "Surplus Cash Flow" means, in respect of any Accounting Quarter of the Parent, Cashflow less Total Debt Service of the Group for that Accounting Quarter (and, for the purpose of this definition, the relevant testing period for calculating Cashflow and Total Debt Service shall be that Accounting Quarter).

    "Syndication" has the meaning given to it in sub-clause 3.5.1.

    "Syndication Agreement" means the syndication agreement substantially in the form set out in Schedule 11.

    "Syndication Date" means the earlier of:

    (a) the date the Facility Agent notifies the Obligors' Agent and the Finance Parties that Syndication has been completed; and

    (b) the date falling 3 months after the date of the second Advance under this Agreement.

    "Syndication Information Memorandum" means a syndication information memorandum agreed between the Obligors' Agent and the Facility Agent as contemplated by sub-clause 3.5.3.

    "Target Shares" bears the meaning given it in the Bridge Facility Agreement.

    "Tax Disaffiliation Agreement" means the tax disaffiliation agreement dated on or before the date of the April 1998 Agreement between GLCC and the Parent relating to their respective obligations concerning various tax liabilities and entered into pursuant to the Distribution Agreement.

    "Tax on Overall Net Income" means, in respect of a person, any Tax (other than Tax deducted or withheld from any payment) imposed on that person in any jurisdiction on:

    (a)  the net income, profits or gains of that person worldwide; or

    (b) such of its income, profits or gains as arise in or relate to the jurisdiction in which it is resident or in which its principal office (and/or its Lending Office) is located.

    "Taxes" means all income and other taxes, levies, imposts, deductions, charges, duties and withholdings in the nature of or on account of tax, together with interest thereon and penalties and fines with respect thereto, if any, and any payments made on or in respect thereof and "Tax" and "Taxation" shall be construed accordingly.

    "Total Commitments" means, at any time, the aggregate of all of the Commitments at that time.

    "Total Debt" has the meaning given to it in Clause 19.9 (Financial Definitions).

    "Total Debt Service" has the meaning given to it in Clause 19.9 (Financial Definitions).

    "Tranche A Advance" means the advance of $10,000,000 (as from time to time consolidated, divided or reduced by repayment or cancellation in accordance with the terms hereof) made or to be made by the Banks under the Tranche A Facility.

    "Tranche B Advance" means the advance of up to $90,000,000 (as from time to time consolidated, divided or reduced by repayment or cancellation in accordance with the terms hereof) made or to be made by the Banks under the Tranche B Facility.

    "Tranche A Availability Period" means the period commencing on the date hereof and terminating on the final day of the Availability Period as defined in the Bridge Facility Agreement.

    "Tranche B Availability Period" means the period commencing on the date hereof and terminating on (and including) the Repayment Date as defined in the Bridge Facility Agreement.

    "Tranche A Facility" means the term loan facility to be made available by the Tranche A Banks pursuant to sub-clause 2.2.1.

    "Tranche B Facility" means the term loan facility to be made available by the Tranche B Banks pursuant to sub-clause 2.2.2.

    "Transaction Costs" means all fees, costs and expenses and stamp, registration, value added and similar taxes incurred by any member of the Group for the purpose of and/or in connection with the Distribution and its financing (including, without limitation, advisory fees and other fees in relation to the Senior Notes) in an aggregate amount not exceeding $17,000,000 (or its equivalent in other currencies).

    "Transaction Documents" means the Finance Documents, the Distribution Documents, the Senior Note Documents, the Intercompany Loan Agreements and the Constitutional Documents.

    "Transferee" has the meaning given to it in sub-clause 29.2.1.

    "Treaty Bank" has the meaning given to it in the definition of "Qualifying Bank" in this Clause 1.1.

    "UK GAAP " means accounting principles and practices generally accepted from time to time in the United Kingdom.

    "Unutilised Available Amount" means, in respect of any Accounting Quarter, the Available Amount for that Accounting Quarter, less:

    (a) the total cost of all acquisitions made in that Accounting Quarter in accordance with sub-clause 19.3.14(vi) (which for this purpose shall be the aggregate of the amounts specified in sub-clause 19.3.14(vi)(1) and (2) thereof in respect of the relevant acquisitions);

    (b) the total cost of all Permitted Investments made in that Accounting Quarter (which for this purpose shall be the aggregate of the amounts specified in paragraph (b) of the definition of "Permitted Investment" in this Clause 1.1 in respect of the relevant Permitted Investments);

    (c) the total amount already applied in that Accounting Quarter in the making of Permitted Payments referred to in sub-clause (C)(v) of the definition of that term in sub-clause 19.4.6; and

    (d) the aggregate amount of dividends paid (directly or indirectly) by the Parent during that Accounting Quarter and the aggregate amount of the consideration for the purchase by the Parent (directly or indirectly) of stock issued by the Parent paid during that Accounting Quarter.

    "US" means the United States of America.

    "US GAAP " means accounting principles and practices generally accepted from time to time in the United States of America.

    "Utilisation" means a utilisation by a Borrower of the Tranche A Facility or the Tranche B Facility, as the case may be.

    "Utilisation Date" means, in relation to a Utilisation, the date for the making of that Utilisation, as specified by the relevant Borrower in the relevant Utilisation Request.

    "Utilisation Request" means a notice requesting an Advance in the form set out in Schedule 4.

    "Voting Stock" of a person means all classes of Capital Stock or other interests (including partnership interests) of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

    "Year 2000 Compliant" means, in relation to any Computer System, that any reference to or use of a date before, on or after 31 December 1999 in operation of that Computer System will not have a material adverse effect on the use of that Computer System.

1.2 Construction
    In this Agreement, unless the context otherwise requires, a reference to:

    1.2.1 an "agency" of a state includes any local, district, highway or other authority, self-regulating or other recognised body or designated agency, central or federal bank, department, government, legislature, minister, ministry, self-regulatory organisation, official, or public or statutory person (whether autonomous or not) of, or of the government of, that state or any political sub-division in or of that state;

    1.2.2 a document being in "the agreed terms" or "in the agreed form" means in a form agreed between the Obligors' Agent and the Facility Agent;

    1.2.3 an "agreement" includes any legally binding arrangement, concession, contract, deed or franchise (in each case whether oral or written);

    1.2.4 "assets" includes property and rights of every kind, present, future and contingent (including uncalled share capital) and every kind of interest in an asset;

    1.2.5 a "consent" includes an authorisation, approval, exemption, licence, order or permission (and reference to obtaining "consents" shall be construed accordingly);

    1.2.6 a "filing" includes any filing, registration, recording or notice (and references to making or renewing "filings" shall be construed accordingly);

    1.2.7 a "guarantee" includes:

          (a)  an indemnity; and

          (b) any other obligation (whatever called (including without limitation a performance bond)) of any person:

               (i) to pay, purchase, provide funds (whether by the advance of money, the purchase of or subscription for shares or other investments, the purchase of assets or services, the making of payments under an agreement or otherwise) for the payment of, indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person; or

               (ii) to be responsible for the performance of any obligations by or the solvency of any other person,

          (and "guaranteed" and "guarantor" shall be construed accordingly);

    1.2.8 "indebtedness" includes any obligation (whether incurred as principal, guarantor or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

    1.2.9 a "month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month provided that if:

          (a) any such period would otherwise end on a day which is not a Business Day, it shall end on the next Business Day in the same calendar month or, if none, on the preceding Business Day; and

          (b) a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month,

          (and references to "months" shall be construed accordingly);

   1.2.10 a "person" includes any person, individual, firm, company, corporation, partnership, government, state or agency of a state or any undertaking (within the meaning of section 259(1) of the Companies Act 1985) or other association (whether or not having separate legal personality) or any two or more of the foregoing;

   1.2.11 "reservations" means (a) the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, (b) the limitation on enforcement as a result of laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors generally, (c) the principle that certain types of security expressed to take effect as fixed security may, as a result of the ability of an Obligor to deal with the assets subject to that security on terms permitted under the Finance Documents, take effect as floating security, (d) the time-barring of claims under the Limitation Acts, (e) rules against penalties and similar principles and (f) any other qualifications or reservations as to matters of law only contained in the legal opinions referred to in paragraph 7 of
          Schedule 3 or any other written legal opinion obtained by any of the Agents from its legal advisers under the terms of the Finance Documents; and

   1.2.12 "winding-up" of any person includes its dissolution and/or termination and/or any equivalent or analogous proceedings under the law of any jurisdiction in which the person concerned is incorporated, registered, established or carries on business or to which that person is subject.

1.3 Other References
    Save where a contrary intention appears, in this Agreement:

    1.3.1 a reference to a party to this Agreement or any other person is, where relevant, deemed to be a reference to or to include, as appropriate, their respective successors and permitted assignees or transferees;

    1.3.2 references to Clauses and Schedules are references to, respectively, clauses of and schedules to this Agreement and references to this Agreement include its Schedules;

    1.3.3 a reference to (or to any specified provision of) any agreement, deed or other instrument (including the Finance Documents) is to be construed as a reference to that agreement, deed or other instrument or that provision as it may have been or hereafter be, from time to time, amended, varied, supplemented, restated or novated but excluding for this purpose any amendment, variation, supplement or modification which is contrary to any provision of any of the Finance Documents;

    1.3.4 a reference to a statute or statutory instrument or accounting standard or any provision thereof is to be construed as a reference to that statute or statutory instrument or accounting standard or such provision thereof as the same may have been, or may from time to time hereafter be, amended or re-enacted;

    1.3.5 a time of day is a reference to London time;

    1.3.6 the index to and the headings in this Agreement are inserted for convenience only and are to be ignored in construing this Agreement;

    1.3.7 words importing the plural shall include the singular and vice versa; and

    1.3.8 if compliance with any monetary limit specified in any of the provisions of Clauses 18 (Representations and Warranties), 19 (Undertakings) (other than 19.7 (Financial Covenants)) or 20 (Events of Default) falls to be determined on any date, any conversion from any currency to Dollars necessary for that purpose shall be by reference to the Facility Agent's $ Spot Rate of Exchange on the date of that determination.

1.4 Amendments to s349 ICTA 1988
    If section 349 of the Income and Corporation Taxes Act 1988 is at any time after the date of this Agreement amended or repealed, the Facility Agent may, at any time and from time to time by notice to (and after consultation with) the Obligors' Agent and by notice to the Banks, amend paragraph (a) of the definition of "Qualifying Bank" in Clause 1.1 (Definitions) in such manner and to such extent, or replace that definition with a new definition in such form as the Facility Agent reasonably determines will have the same or equivalent effect as the existing definition thereof, having regard to the context(s) in which the expression "Qualifying Bank" is used in this Agreement (and which is consistent with general market practice at the relevant time). The right of the Facility Agent to amend or replace the definition of "Qualifying Bank" pursuant to this Clause 1.4 shall extend also to any amended or replaced definition for the time being in force as a result of the application of this Clause 1.4. If the definition of "Qualifying Bank" is amended or replaced pursuant to the foregoing provisions of this Clause 1.4, the amended or, as the case may be, replacement definition shall take effect to the exclusion of the relevant previous definition thereof as from such date as the Facility Agent shall specify, but no earlier than the date on which the relevant amendment or repeal takes effect.

1.5 Barclays Capital
    References in the Finance Documents to "Barclays Capital" are references to Barclays Capital, the investment banking division of Barclays Bank PLC.

2.  THE FACILITIES
2.1 Facilities
    On the terms and subject to the conditions of this Agreement:

    2.1.1 the Tranche A Banks agree to make available to the Borrower a Dollar term loan facility in a maximum aggregate principal amount not exceeding $10,000,000; and

    2.1.2 the Tranche B Banks agree to make available to the Borrowers a dollar term loan facility in a maximum aggregate principal amount not exceeding $90,000,000.

2.2 Purpose
    2.2.1 The proceeds of the Tranche A Advance referred to in sub-clause 2.1.1 shall be applied in or towards making a subordinated loan to Finance Co. of monies to be used in the funding by Bidco of the financing of the Acquisition (as defined in the Bridge Facility Agreement).

    2.2.2 The proceeds of the Tranche B Advance shall be applied in payment of the price for acquisition of the Target Shares pursuant to the Conditional Sale Agreement.

    2.2.3 No Finance Party shall be obliged to concern themselves as to the use or application of amounts raised hereunder.

2.3 No Recourse against Officers

    No Finance Party shall have any recourse against any director or officer of any Group Company by virtue of anything contained in any certificate or other document signed in good faith by the relevant director or officer believing its contents to be true, complete and accurate and delivered to any Finance Party pursuant to any provision of this Agreement.

3.  PARTICIPATION OF BANKS

3.1 Basis of Participation

    3.1.1 Subject to the other provisions of this Agreement, each Tranche A Bank will participate in each Tranche A Advance in the proportion which its Tranche A Commitment bears to the total Tranche A Commitments as at the date on which the Tranche A Advance is made.

    3.1.2 Subject to the other provisions of this Agreement, each Tranche B Bank will participate in each Tranche B Advance in the proportion which its Tranche B Commitment bears to the total Tranche B Commitments as at the date on which the Tranche B Advance is made.

3.2 Lending Office

    3.2.1 Each Bank will participate in each Utilisation through its Lending Office.

    3.2.2 If any Bank changes its Lending Office for the purpose of the Facilities, that Bank will notify the Facility Agent and the Obligors' Agent promptly of such change and, until it does so, the Facility Agent and the Obligors' Agent will be entitled to assume that no such change has taken place.

3.3 Rights and Obligations of Finance Parties

    3.3.1 The rights and obligations of each of the Banks and other Finance Parties under the Finance Documents are several. Failure of a Bank or other Finance Party to observe and perform its respective obligations under any Finance Document shall neither:

          (a) result in any other Finance Party incurring any liability whatsoever; nor

          (b) relieve any Obligor or any other Finance Party from their respective obligations under the Finance Documents.

    3.3.2 Notwithstanding any other provision of any Finance Document, the interests of each Finance Party are several and the total amounts outstanding at any time under the Finance Documents and due to each Finance Party constitute separate and independent debts. Accordingly, as regards each Bank and its participation in an Advance the amount of principal advanced by that Bank will constitute a separate and independent debt owed to it.

3.4 Enforcement of Rights

    Subject to any provision of the Finance Documents to the contrary, each Finance Party has the right to protect and enforce its rights arising out of the Finance Documents and it will not be necessary for any other Finance Party to be joined as an additional party in any proceedings brought for the purpose of protecting or enforcing such rights.

3.5 Syndication

    3.5.1 The parties confirm that, at the date of this Agreement, the Facilities are being made available by the relevant Original Banks with the intention (but not the obligation) that the Arranger should co-ordinate syndication of the Facilities ("Syndication").

    3.5.2 Prior to the Syndication Date, no Bank may assign or transfer, or deliver a Substitution Certificate in respect of, all or any part of its rights or obligations under any Finance Document without the prior consent of the Arranger.

    3.5.3 Each Obligor acknowledges that Syndication will take place and undertakes to assist and co-operate with the Arranger in Syndication in such manner and to such extent as the Arranger may from time to time reasonably request including, without limitation, by:

          (a) the review and approval of an information memorandum ("Syndication Information Memorandum") in relation to the Group and the business, trading, prospects, financial condition, assets and liabilities of the Group as a whole and of each Group Company;

          (b) participating in presentations to potential Banks concerning the activities of the Group as a whole and of each Group Company;

          (c) selecting Interest Periods in relation to Advances having a duration of not more than one month in respect of all Advances made on or before the date falling 3 months after the date of the making of the second Advance; and

          (d) entering into the Syndication Agreement with proposed new Banks (incorporating any minor amendments to the Finance Documents as may be reasonably requested by the proposed new Banks and agreed to by the Arranger (in consultation with the Obligors' Agent), but nothing in this sub-clause 3.5.3(d) will require the Obligors' Agent to agree to any amendment which may prejudice any Obligor in any way).

4.  CONDITIONS PRECEDENT

4.1 Initial Conditions Precedent

    4.1.1 Documentary: The Banks shall not be under any obligation to make any Advance available to the Borrowers under this Agreement unless the Facility Agent has received each of the documents and/or information specified in Schedule 3 (or the Facility Agent is satisfied that, subject only to the making of the Advances on the first Utilisation Date, it will receive such documents and/or information) in form and substance satisfactory to the Facility Agent.

    4.1.2 Notification: When the Facility Agent is satisfied that the conditions specified in sub-clause 4.1.1 have been fulfilled, it will promptly notify the Obligors' Agent and the Original Banks.

4.2 Failure to Satisfy Conditions Precedent

    If the conditions referred to in Clause 4.1 (Initial Conditions Precedent) have not been fulfilled or waived by expiry of the Tranche A Availability Period or, as the case may be, Tranche B Availability Period:

    4.2.1 all the Tranche A Commitments or, as the case may be, Tranche B Commitments will automatically be cancelled; and

    4.2.2 the Banks will cease to have any obligation to make any Advance to any Borrower.

4.3 Additional Conditions Precedent

    The obligations of the Banks to make any Advance to the Borrowers are subject to the following further conditions precedent that, on both the date of the relevant Utilisation Request and the date of the making of the relevant Advance:

    4.3.1 no Event of Default or Potential Event of Default has occurred and is continuing unwaived and no Event of Default or Potential Event of Default could reasonably be expected to occur as a result of making the Advance;

    4.3.2 the representations and warranties set out in Clause 18
          (Representations and Warranties) stipulated as being repeated on those dates are true and accurate, in each case by reference to the facts and circumstances then subsisting, and will remain true and accurate immediately after the Advance is made; and

    4.3.3 none of the circumstances specified in Clause 9 (Market Disruption) has occurred and is continuing.

5.  BORROWERS UNDER THE FACILITIES

5.1 Initial Borrower
    The initial Borrower under this Agreement is AOC.

5.2 Additional Borrowers

    A Group Company which is a Subsidiary of Octel Associates may become a Borrower after the date of this Agreement if:

    5.2.1 the Obligors' Agent gives written notice to the Facility Agent identifying the relevant Group Company (such notice to be accompanied by certified copies of such Group Company's most recent audited accounts and its memorandum and articles);

    5.2.2 the relevant Group Company is a wholly-owned Subsidiary of Octel Resources incorporated in England or, if it is not, all the Banks confirm to the Facility Agent that they consent to the relevant Group Company becoming a Borrower;

    5.2.3 the relevant Group Company, the Obligors' Agent (for itself and as agent for the existing Obligors) and the Facility Agent execute an Accession Document designating the relevant Group Company as a Borrower and an accession agreement to the Subordination Deed; and

    5.2.4 the relevant Group Company delivers the documents listed in paragraph 1 of Schedule 3 in relation to itself to the satisfaction of the Facility Agent, together with such legal opinions as the Facility Agent may reasonably require.

5.3 Effective Time

    Upon the conditions set out in Clause 5.2 (Additional Borrowers) being satisfied, the Facility Agent will notify the Obligors' Agent and the Finance Parties and the relevant

    Group Company will become a Borrower with effect from such notification as if it had been an original party to this Agreement as a Borrower.

5.4 Obligors' Agent

    5.4.1 Each Obligor by its execution of this Agreement or an Accession Document irrevocably appoints the Obligors' Agent to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises the Obligors' Agent on its behalf to give and receive all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to execute on its behalf the Syndication Agreement and any Accession Document and to enter into any agreement capable of being entered into by any Obligor (notwithstanding that such Agreement may affect that Obligor) without further reference to, or the consent of, that Obligor and that Obligor shall be bound thereby as though that Obligor itself had given the relevant notices and instructions (including, without limitation, any Utilisation Requests) or entered into the relevant agreements.

    5.4.2 Subject to sub-clause 5.4.1, every act, omission, agreement, undertaking, settlement, waiver, notice or other communication given or made by the Obligors' Agent under or in connection with any of the Finance Documents (whether or not known to any Obligor and whether occurring before or after that Obligor became an Obligor under this Agreement) shall be binding for all purposes on all Obligors as if those Obligors had expressly concurred with the same. In the event of any conflict between any notices or other communications of the Obligors' Agent and any Obligor, those of the Obligors' Agent shall prevail.

    5.4.3 The Parent may from time to time by not less than 10 Business Days' prior written notice to the Facility Agent nominate any other Obligor (a "new Obligors' Agent") as the Obligors' Agent in substitute for an existing Obligors' Agent. Any such notice shall:

          (a) contain the address details of the new Obligors' Agent for the purposes of Clause 25 (Notices); and

          (b) take effect on the later of the date specified in that notice and the date falling 10 Business Days after the date of actual receipt by the Facility Agent of that notice.

    5.4.4 The effectiveness of any notice referred to in sub-clause 5.4.3 shall not prejudice the validity of sub-clause 5.4.2 in respect of any matters arising prior to that notice taking effect.

    5.4.5 The Facility Agent shall notify the Banks promptly following receipt of any notice referred to in sub-clause 5.4.3.

5.5 The Partners

    Each Partner shall be severally (as well as jointly with the other Partner) liable for the performance by Octel Associates of its payment and other obligations under the Finance

     Documents to which Octel Associates is a party and compliance by Octel Associates with the terms of those Finance Documents.

6.   UTILISATION PROCEDURES
6.1  Delivery of Utilisation Requests

     In order to utilise the Facilities, the Obligors' Agent must deliver to the Facility Agent a duly completed Utilisation Request not later than l0.00 a.m. three Business Days prior to the proposed Utilisation Date.

6.2  Content of Utilisation Requests
     Each Utilisation Request delivered to the Facility Agent must be in the relevant form set out in Schedule 4 and must specify (or attach, as appropriate) each of the following:

     6.2.1 whether the proposed Advance is a Tranche A Advance or a Tranche B Advance;

     6.2.2 the proposed Utilisation Date (which must be a Business Day falling within the Tranche A Availability Period or, as the case may be, Tranche B Availability Period);

     6.2.3 the amount and, in the case of that Advance, which must be equal to or less than the undrawn portion of the total Tranche A Commitments or, as the case may be, Tranche B Commitments;

     6.2.4 the duration of the first Interest Period applicable to such Tranche A Advance which must comply with Clause 8 (Selection of Interest Periods);

     6.2.5 details of the payee and the account to which the proceeds of the Advance are to be paid; and

     6.2.6 the identity of the Borrower.

6.3  Requests Irrevocable
     A Utilisation Request, once given, may not be withdrawn or revoked.

6.4  Notice to the Banks
     The Facility Agent will promptly give each Bank details of each Utilisation Request received and of the amount and currency of the Bank's participation therein.

6.5  Making of Advances
     Subject to the provisions of this Agreement, each Bank will make available to the Facility Agent its participation in the Advance concerned on the date on which the relevant Advance is made.

6.6  Automatic Cancellation
     Any part of the Tranche A Commitments or, as the case may be, Tranche B Commitments undrawn by 2.30 p.m. on the last day of the Tranche A Availability Period or, as the case may be, Tranche B Availability Period will be automatically cancelled.

7.   INTEREST

7.1  Rate
     Each Advance will bear interest for each of its Interest Periods at the rate per annum determined by the Facility Agent to be the aggregate of:

     7.1.1 the Margin applicable to that Advance; and

     7.1.2 LIBOR applicable to that Advance; and

     7.1.3 the Mandatory Costs Rate (if any) applicable to that Advance.

7.2  Calculation

     Interest will accrue on a daily basis and be calculated on the basis of actual days elapsed and a 360 day year and will accrue from day to day from and including the first day of each Interest Period.

7.3  Payment

     The relevant Borrower will pay interest accrued on each Advance to the Facility Agent (for the account of the Banks) in arrears on the last day of each Interest Period applicable to that Advance, provided that, where such Interest Period is of a duration of longer than 6 months, accrued interest in respect of the relevant Advance will be paid every 6 months during such Interest Period and on the last day of the Interest Period.

7.4  Default Interest

     If any Obligor fails to pay any sum (including, without limitation, any sum payable pursuant to this Clause 7.4) under any Finance Document on its due date (an "overdue amount"), such Obligor will pay default interest on such overdue amount from its due date to the date of actual payment (both before and after judgment) at a rate determined by the Facility Agent in accordance with this Clause 7.4. Such interest shall be calculated and payable by reference to successive Interest Periods, each of which (other than the first, which shall begin on the due date) shall begin on the last day of the previous one. Each such Interest Period shall be of such duration as the Facility Agent may from time to time select and the rate of interest applicable for a particular Interest Period shall be the rate per annum (the "Default Rate") equal to the sum of 1 per cent. per annum and:

     7.4.1 where the overdue amount is principal which has fallen due prior to the expiry of the relevant Interest Period, the rate applicable to such principal immediately prior to the date it so fell due (but only for the period from such date to the end of the relevant Interest Period); or

     7.4.2  in any other case (including principal falling within sub-clause
            7.4.1 once the relevant Interest Period has expired), the rate which would be payable if the overdue amount was an Advance made for a period equal to the period of non-payment divided into successive Interest Periods of such duration as shall be selected by the Facility Agent (each "Default Interest Period").

7.5  Compounding
     Default interest will be payable on demand by the Facility Agent and will be compounded at the end of each Default Interest Period.

7.6  Notification
     The Facility Agent will promptly notify the relevant Borrower and the Banks of each determination of an interest rate (including a Default Rate) and each selection of a Default Interest Period.

8.   SELECTION OF INTEREST PERIODS
8.1  Selection

     Subject to sub-clause 3.5.3(c) and the other provisions of this Agreement, the duration of each Interest Period for an Advance shall be 1, 2, 3 or 6 months, may be, as notified by the Obligors' Agent to the Facility Agent not later than 10.00 a.m. three Business Days prior to the commencement of such Interest Period (or such other period as the Facility Agent (acting on the instructions of all the Banks) may, at the request of the Obligors' Agent, agree in writing), provided that:

     8.1.1 the first Interest Period in relation to an Advance will commence on the Utilisation Date relating thereto and each subsequent Interest Period relating to that Advance will commence on the expiry of the immediately preceding Interest Period relating thereto;

     8.1.2 the Obligors' Agent will select the duration principal amount of Advances with Interest Periods ending on each Repayment Date relating thereto is at least equal to the amount of any repayment instalment due on that date and, for this purpose, the Obligors' Advances, one of which shall (if applicable) be in an amount at least equal to the amount of the instalment due on the next following Repayment Date relating thereto and having an Interest Period expiring on that Repayment Date and the other of which shall have an Interest Period of the duration selected by the Obligors' Agent in accordance with this Clause 8.1;

     8.1.3 if the Obligors' Agent fails to select an Interest Period then, subject as provided in this Clause 8, it will be deemed to have selected a period of 3 months, or such lesser period so as to comply with the requirements of sub-clause 8.1.2.

8.2  Non-Business Days
     If any Interest Period would, but for this Clause 8.2, end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the last preceding Business Day.

9.   MARKET DISRUPTION
9.1  Market Disruption Notice
     If, in relation to any Advance and the Interest Period relating thereto (the "Affected Advance"):

     9.1.1 the Facility Agent, after consultation with the Reference Banks and the Obligors' Agent, determines that, by reason of circumstances affecting the London interbank market generally, adequate and fair means do not or will not exist for ascertaining LIBOR applicable to the Affected Advance; or

     9.1.2 Banks whose participations in the Affected Advance exceed 50 per cent. of the amount of that Advance notify the Facility Agent that LIBOR would not accurately reflect the cost to those Banks of making or maintaining their respective participations in the Affected Advance; or

     9.1.3 LIBOR applicable to the Affected Advance is to be calculated in accordance with paragraph (b) of the definition of "LIBOR" in Clause
           1.1 (Definitions) and none or only one of the Reference Banks notifies a rate to the Facility Agent for the purposes of determining LIBOR applicable to the Affected Advance,

     the Facility Agent will give notice of such event to the Obligors' Agent and the Banks (a "Market Disruption Notice").

9.2  Substitute Basis
     During the 30 days following the giving of a Market Disruption Notice, the Facility Agent and the Obligors' Agent will negotiate in good faith in order to agree on a mutually acceptable substitute basis for calculating the interest payable on the Affected Advance. If a substitute basis is agreed within that period then it shall apply in accordance with its terms (and may be retrospective to the beginning of the relevant Interest Period).

9.3  Cost of Funds
     Unless and until a substitute basis is agreed under Clause 9.2 (Substitute Basis), the interest payable on each Bank's participation in the Affected Advance for the relevant Interest Period will be the rate certified by that Bank to be its cost of funds (from such sources as it may reasonably select) plus the Mandatory Costs Rate (if relevant) plus the applicable Margin.

9.4  Approval of Banks
     The Facility Agent will not agree a substitute basis under Clause 9.2 (Substitute Basis) without first obtaining the approval of all the Banks.

10.  REPAYMENT OF ADVANCES
10.1 Repayment

     10.1.1 The Borrowers shall procure that, subject to the application of Clause (Prepayments: Order of Application), the aggregate outstanding principal amount of the Advances shall be repaid in instalments, each instalment falling due on each of the dates specified in column (1) below and being in the amount specified opposite that date in column (2) below and any balance of the aggregate outstanding principal amount of the Advances remaining outstanding on the Final Maturity Date shall be repaid in full on the Final Maturity Date:

                  (1)  Repayment Date    (2)  Amount ($)
                       ----------------       ----------

                       31 December 1999       10,000,000
                       30 June 2000           10,000,000
                       31 December 2000       10,000,000
                       30 June 2001           15,000,000

                  (1)  Repayment Date    (2)  Amount ($)
                       ----------------       ----------
                       31 December 2001       15,000,000
                       30 June 2002           20,000,000
                       31 December 2002       20,000,000

     10.1.2 No amount repaid in respect of an Advance may be redrawn by any Borrower.

10.2 Miscellaneous
     The provisions of Clause 11.5 (Miscellaneous) shall apply to any repayment under this Clause 10.

11.  PREPAYMENT AND CANCELLATION
11.1 Voluntary Prepayment

     Any Borrower may prepay the whole or any part of an Advance at any time, provided that the Facility Agent has received not less than ten Business Days' irrevocable written notice from the Obligors' Agent of the proposed date and amount of the prepayment and provided that:

     11.1.1 any partial prepayment of an Advance will be in a minimum amount of $10,000,000 and, if greater, an integral multiple of $1,000,000;

     11.1.2 if paid other than on the last day of an Interest Period, the relevant Borrower indemnifies the Banks for breakage costs (if applicable) in accordance with Clause 31.1 (General Indemnity and Breakage Costs); and

     11.1.3 such prepayment shall be applied in accordance with Clause 11.3 (Prepayments: Order of Application).

11.2 Additional Right of Prepayment
     If:

     11.2.1 a Borrower is required to pay a Bank any additional amount under Clause (Gross-Up); or

     11.2.2 the Obligors' Agent is required to pay a Bank (or procure payment to a Bank of) any amount under Clause 14.1 (Increased Costs),

     then, without prejudice to the obligations of any Obligor under those Clauses, the Obligors' Agent may, whilst the circumstances continue, serve a notice of prepayment and cancellation on that Bank through the Facility Agent. If the Obligors' Agent serves any such notice:

       (a) on the date which is ten Business Days' after the date of service of the notice, each Borrower shall prepay that Bank's participation in all Advances drawn by it, together with accrued interest thereon; and

       (b) all that Bank's Commitments shall be cancelled as at the date of service of the notice.

11.3 Prepayments: Order of Application:

     11.3.1 Prepayments made pursuant to Clauses 11.1 (Voluntary Prepayment) shall be applied against the outstanding principal amount of the Advances and, in relation to the unpaid instalments in respect of the Facilities, against the scheduled instalments of principal detailed in Clause 10.1 (Repayment) in inverse order of maturity, until the Facilities have been reduced to zero.

     11.3.2 Subject as otherwise provided in this Agreement, the Obligors' Agent shall, by notice in writing to the Facility Agent to be received not later than three Business Days prior to the date of the relevant repayment or prepayment, designate which Advances are to be repaid or prepaid in order to meet amounts due on such date.

11.4 Restrictions on Prepayment
     No prepayment may be made except at the times and in the manner expressly provided by this Agreement.

11.5 Miscellaneous:

     11.5.1 Any repayment or prepayment must be accompanied by any accrued interest on the amount repaid or prepaid and any other sum then due under this Agreement.

     11.5.2 Any repayment or prepayment of an Advance (or part thereof) shall be made in the currency in which that Advance is denominated.

     11.5.3 No amount prepaid in respect of any Advance may be reborrowed by any Borrower.

     11.5.4 The Facility Agent shall notify the Banks promptly following receipt of any notice of prepayment and/or cancellation under this Agreement.

11.6 Cancellation

     11.6.1 The Obligors' Agent may cancel the Tranche A Commitments or Tranche B Commitments in whole or in part (but if in part a minimum of $10,000,000 and an integral multiple of $1,000,000) at any time during the Tranche B Availability Period or, as the case may be, the Tranche A Availability Period by giving not less than 10 Business Days' irrevocable written notice to that effect to the Facility Agent specifying the date and amount of the proposed cancellation.

     11.6.2 No Borrower may cancel all or any part of the Facilities except as expressly provided in this Agreement. Any notice of cancellation shall be irrevocable and no part of the Facilities which has been cancelled shall be capable of being re-utilised.

     11.6.3 The Tranche B Facility shall be cancelled in full in that the event the Acquisition (as defined in the Bridge Facility Agreement) lapses or is withdrawn or such Acquisition is referred to any competent competition authorities in a relevant state.

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12.  PAYMENTS
12.1 By Banks:

     12.1.1 On each date on which an Advance is to be made, each Bank shall make its share of that Advance available to the Facility Agent on that date by payment in the currency of that Advance and in immediately available cleared funds to such account as the Facility Agent shall specify for that purpose.

     12.1.2 The Facility Agent shall make the amounts so paid to it available to the relevant Borrower before close of business on that date by payment in the same currency and funds as received by the Facility Agent to such account of the relevant Borrower as the Obligors' Agent shall have specified in the notice requesting that Advance. If any Bank makes its share of any Advance available to the Facility Agent later than required by sub-clause 12.1.1, the Facility Agent shall make that share available to the relevant Borrower as soon as practicable thereafter.

12.2 By Obligors:

     12.2.1 On each date on which any sum is due from any Obligor under the Finance Documents, that Obligor shall pay that sum on that date to the Facility Agent in the currency in which it is due and in immediately available cleared funds to such account as the Facility Agent shall specify for that purpose.

     12.2.2 The Facility Agent shall pay to the party to the Finance Documents to which such sum is due before close of business on that date its pro rata share (if any) of any sums so paid to the Facility Agent in the same currency and funds as received by the Facility Agent to such account of that party with such bank as it shall have specified to the Facility Agent. If any sum is paid to the Facility Agent later than required by sub-clause 12.2.2, the Facility Agent shall make that party's share (if any) available to it as soon as practicable thereafter.

12.3  Assumed Receipt

      Where a sum is to be paid under any Finance Document for the account of another person, the Facility Agent will not be obliged to make any such sum available to that person until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received the sum it paid out, then such person will on request ensure that the amount so made available is refunded to the Facility Agent and such person will be liable
      (a) to pay to the Facility Agent interest on the amount in question at the rate determined by the Facility Agent to be equal to the cost to the Facility Agent of funding such amount for the period from payment out by the Facility Agent until refund to the Facility Agent thereof and (b) to indemnify the Facility Agent against any additional cost or loss it may have suffered or incurred by reason of it having paid out such sum prior to it having received the same.

12.4  No Set-off or Deductions

      All payments made by any Obligor under the Finance Documents (whether of principal, interest, acceptance commission, fees or otherwise) will be paid in full without set-off or counterclaim and not subject to any condition and free and clear of and without any

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

      deduction or withholding for or on account of any Taxes (except as provided in Clause 13 (Taxes)).

12.5  Business Days

      Subject to Clause 8.2 (Non-Business Days), if any sum would otherwise become due for payment pursuant to any of the Finance Documents on a day which is not a Business Day, such sum shall become due on the next succeeding Business Day and all sums payable under any of the Finance Documents calculated by reference to any period of time shall be recalculated on the basis of such extension in time.

13.   TAXES
13.1  Gross-Up

      If any deduction or withholding for or on account of Taxes or any other deduction or withholding from any payments made or to be made by any Obligor or by any Agent to any other Finance Party under any of the Finance Documents is required by law, then, subject to Clause 13.2 (Exemptions from Gross-Up), such Obligor will:

      13.1.1 pay to the relevant Taxation or other authorities within the period for payment permitted by the applicable law, such amount as is required to be paid in consequence of the deduction or withholding (including, but without prejudice to the generality of the foregoing, the full amount of any deduction from any additional amount paid pursuant to this Clause 13.1 (Gross Up) and shall deliver to the Facility Agent appropriate evidence of payment of that amount;

      13.1.2 promptly pay to the Finance Party concerned such additional amounts as may be required to procure that the aggregate net amount received by such Finance Party will equal the full amount which would have been received by it had no such deduction or withholding been made; and

      13.1.3 indemnify each of the Finance Parties against any losses or costs incurred by it by reason of (a) any failure on the part of the relevant Obligor to make any deduction or withholding or (b) any such additional amount not being paid on the due date for payment thereof.

13.2  Exemptions from Gross-Up

      No additional amount will be payable to a Finance Party under Clause 13.1 (Gross-Up) in respect of Taxes to the extent that the relevant deduction or withholding would not have arisen if the relevant Finance Party had been a Qualifying Bank at the time the payment concerned fell due (unless the reason it is not a Qualifying Bank is the introduction of, or a change after the date of this Agreement in, any law or regulation, or a change after the date of this Agreement in the published interpretation or published application of any law or regulation or in any published practice or published concession of the Inland Revenue).

13.3  Indemnity

      Without prejudice to Clause 13.1 (Gross-Up), if (as a result of any change after the date of this Agreement in any law or regulation, or in the published interpretation or published application thereof or in any published practice or published concession of the Inland Revenue) any Finance Party (or any person on its behalf) is required to make any payment of Tax (other than Tax on Overall Net Income) on or calculated by reference to the amount of any payment received or receivable by that Finance Party (or any person on its behalf) under the Finance Documents (including, without limitation, under Clause 13.1 (Gross-Up)) or any liability for Tax in respect of any such payment is assessed, levied, imposed or claimed against any Finance Party (or any person on its behalf) the relevant Obligor shall, within five Business Days of demand by the Facility Agent, indemnify the relevant Finance Party (or relevant other person) against such payment or liability and any cost, charges and expenses (including, without limitation, penalties) properly payable or properly incurred in connection therewith.

13.4  Filings

      If an Obligor is required (or would in the absence of any such filing be required) to make a deduction or withholding for or on account of Taxes, such Obligor shall, and each relevant Finance Party shall, promptly file such forms and documents as the appropriate taxation authority may reasonably require in order to enable such Obligor to make relevant payments under the Finance Documents without having to make such deduction or withholding.

13.5  Treaty Banks

      A Treaty Bank will, as soon as reasonably practicable after receiving a request from the Obligors' Agent to that effect, deliver to that Treaty Bank's local revenue authority such United Kingdom Inland Revenue forms as may be required in order to enable an Obligor to make relevant payments under this Agreement without having to make a deduction or withholding on account of United Kingdom Taxes.

13.6  Tax Credits:

      13.6.1 If and to the extent that any Finance Party is able, in its sole opinion exercised in good faith, to apply or otherwise take advantage of any offsetting Tax credit or other similar Tax benefit arising out of or in conjunction with any deduction or withholding which gives rise to an obligation on any Obligor to pay any additional amount pursuant to Clause 13.1 (Gross-Up), that Finance Party shall, to the extent that, in its sole opinion it can do so without prejudice to the retention of the amount of such credit or benefit, reimburse to such Obligor at such time as such Tax credit or benefit shall have actually been received by that Finance Party such amount as that Finance Party shall, in its sole opinion, have determined to be attributable to the relevant deduction or withholding and as will leave it in no better or worse position than it would have been in if the payment of such additional amount had not been required. Such reimbursement (if any) shall (in the absence of manifest error) be conclusive evidence of the amount due to such Obligor and shall be accepted by such Obligor in full and final settlement of any claim for reimbursement under this Clause
             13.6 (Tax Credits).

     13.6.2 Nothing in this Clause 13 shall oblige any Finance Party to disclose to any Obligor or any other person any information regarding its Tax affairs or Tax computations or interfere with the right of any Finance Party to arrange its Tax affairs in whatever manner it thinks fit and, in particular, no Finance Party shall be under any obligation to claim relief from its corporate profits or similar Tax liability in priority to any other claims, reliefs, credits or deductions available to it and, if it does claim, the extent, order and manner in which it does so shall be at its absolute discretion.

     13.6.3 Each Finance Party will notify the Obligors' Agent as soon as reasonably practicable after becoming aware that it has received any Tax credit or benefit referred to in sub-clause 13.6.1 and of that Finance Party's opinion as to the amount or value of that Tax credit or benefit.

13.7 Collecting Agents Rules
     Each Bank represents to each Agent that, on the date it becomes a party to this Agreement, it is:

     13.7.1 either:

            (a) not resident in the United Kingdom for United Kingdom tax purposes; or

            (b) a bank as defined in section 840A of the Income and Corporate Taxes Act 1988 and resident in the United Kingdom; and

     13.7.2 beneficially entitled to the principal and interest payable by the Facility Agent to it under this Agreement,

     (or, if it is not able to make those representations, will ensure that it assigns, transfers or novates its rights in respect of each Advance then made to an entity in respect of which both representations are correct) and, if it is able to make those representations on the date on which it becomes a party to this Agreement, shall forthwith notify the Facility Agent if either representation ceases to be correct.

14.  CHANGE IN CIRCUMSTANCES
14.1 Increased Costs:

     14.1.1 If the effect of any change in or introduction or making (in each case) after the date of this Agreement of any law, regulation, treaty or official directive or official request applicable to any Bank (an "Affected Bank") or any Holding Company of such Affected Bank (whether or not having the force of law but, if not, being of a type with which banks generally in the relevant jurisdiction are accustomed, expected or required to comply) or any change in the interpretation or application thereof or compliance by any Affected Bank or any Holding Company of such Affected Bank with the same (including without limitation those relating to Taxation, reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary controls) is to:

            (a) impose an additional cost on the Affected Bank or any Holding Company of such Affected Bank as a result of it having entered into any of the Finance Documents or making or maintaining its participation in any Advance or of it performing its obligations under the Finance Documents; or

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

            (b) reduce any amount payable to the Affected Bank or any Holding Company of such Affected Bank hereunder or reduce the effective return on the capital (or any class of capital) of the Affected Bank or any Holding Company of the Affected Bank; or

            (c) result in the Affected Bank or any Holding Company of such Affected Bank making any payment or foregoing any interest or other return on or calculated by reference to any amount received or receivable by the Affected Bank or any Holding Company of such Affected Bank from any other party under any of the Finance Documents,

      (each such increased cost, reduction, payment, foregone interest or other return being hereafter referred to in this Clause 14.1 as an "increased cost"), then:

                 (i) the Affected Bank will notify the Obligors' Agent and the Facility Agent of such event promptly upon its becoming aware of the same; and

                 (ii) upon demand from time to time by the Affected Bank, the
                      Obligors' Agent will pay or procure the payment to the Affected Bank or any Holding Company of such Affected Bank such amount as the Affected Bank shall reasonably determine to be necessary to compensate the Affected Bank or any Holding Company of such Affected Bank for such increased cost (or the portion of such increased cost as is in the reasonable opinion of the Affected Bank attributable to its entering into the Finance Documents or of making or maintaining its participation in any Utilisation or of maintaining any Commitment).

     14.1.2 The certificate of an Affected Bank specifying the amount of compensation payable under sub-clause 14.1.1 and the basis for the calculation of that amount will, in the absence of manifest error, be conclusive.

     14.1.3 The Obligors' Agent will not be obliged to compensate any Affected Bank pursuant to sub-clause 14.1.1 in respect of any increased cost:

            (a)  compensated for by payment of the Mandatory Costs Rate; or

            (b) attributable to a change in the rate of Tax or the manner of calculation of Tax on Overall Net Income of the Affected Bank; or

            (c)  compensated for by the operation of Clause 13 (Taxes).

14.2 Illegality

     If it is or becomes contrary to any law, regulation, treaty, or official directive or official request applicable to any Bank (a "Restricted Bank") (whether or not having the force of law but, if not, being of a type with which that Bank is accustomed, or expected or required to comply) in any jurisdiction applicable to such Restricted Bank for it to make available any of the Facilities or to maintain its participation in any Advance or maintain

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

      any Commitment, then the Restricted Bank may give written notice to that effect to the Facility Agent and the Obligors' Agent, whereupon:

      14.2.1 the relevant Borrowers will forthwith (or, if later, within any period permitted by the relevant law, regulation, treaty or official directive or official request) prepay the Restricted Bank's participation in all Advances then outstanding together with all interest accrued thereon and pay all other amounts due to the Restricted Bank under this Agreement (including pursuant to Clause
             31.1 (General Indemnity and Breakage Costs)); and

      14.2.2 the Restricted Bank's undrawn Commitments (if any) will be cancelled forthwith and the Restricted Bank will have no further obligation to make the Facilities available.

14.3  Mitigation
      If circumstances arise in relation to a particular Bank which would, or may, result in:

      14.3.1 an obligation to pay an additional amount under Clause 13.1 (Gross-Up); or

      14.3.2 a demand for compensation pursuant to Clause 14.1 (Increased Costs); or

      14.3.3 an obligation to repay under Clause 14.2 (Illegality),

      then, without in any way limiting, reducing or otherwise qualifying the obligations of the Obligors' Agent under any of the Clauses referred to above, such Bank will promptly notify the Facility Agent and the Obligors' Agent thereof and, in consultation with the Facility Agent and the Obligors' Agent, take such reasonable steps as may be reasonably open to it to mitigate the effects of such circumstances including (but without limitation):

          (a)  changing its Lending Office for the purposes of this Agreement;
               or

          (b) transferring its rights and obligations hereunder pursuant to Clause 29.2 (Assignments and Transfers by the Banks) or 29.3 (Substitution Provisions),

     but the Bank concerned will not be obliged to take any action if to do so would or could (in its opinion) reasonably be expected to have a material adverse effect upon its business, operations or financial condition or cause it to incur liabilities or obligations (including Taxation) which (in its opinion) are material or would reduce its return in relation to its participation in the Facilities.

15.  FEES, EXPENSES AND STAMP DUTIES

15.1 Commitment Fee
     The Borrower will pay, or procure payment, to the Facility Agent for the account of each Bank a commitment fee on the Tranche A Facility from the date of this Agreement which will:

     15.1.1 be computed at the rate equal to 0.5 per cent. per annum on the daily, undrawn, uncancelled amount of that Bank's Tranche A Commitment; and

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

     15.1.2 be payable quarterly in arrears from the date of this Agreement. Accrued commitment fee is also payable to the Facility Agent for the account of each Bank on the cancelled amount of any Commitment of that Bank on the date on which any cancellation of any Commitment takes effect.

15.2 Agency Fees
     The Borrower will pay, or procure payment, to the Facility Agent:

     15.2.1 for its own account an agency fee; and

     15.2.2 for the account of the Security Agent an agency fee, at the times and otherwise in accordance with the terms of the Agency Fees Letter.

15.3 Arrangement Fees
     The Borrower will pay, or procure payment, to the Arranger of an Arrangement Fee at the times and otherwise in accordance with the terms of the Arrangement Fees Letter.

15.4 VAT
     All fees payable under the Finance Documents are exclusive of any value added tax or other similar tax chargeable upon or in connection with such fees. If any value added tax or other similar tax is or becomes so chargeable, such tax will be added to the fee concerned at the appropriate rate and will be paid by the relevant Obligor at the same time as the relevant fee itself is paid.

15.5 Initial Expenses

     The Borrower will on demand pay and reimburse to, or procure the payment and re-imbursement to, the Agents and the Arranger, on the basis of a full indemnity, all costs and expenses (including legal fees and other out-of-pocket expenses and any value added tax or other similar tax thereon) reasonably incurred by the Agents or the Arranger in connection with:

     15.5.1 the negotiation, preparation, execution and completion of each of the Finance Documents, the preparation, review and satisfaction of all conditions precedent under any of the Finance Documents and the registration of any security constituted by any of the Security Documents;

     15.5.2 any variation, amendment, restatement, waiver, consent or suspension of rights (or any proposal for any of the same) relating to any of the Finance Documents (and documents, matters or things referred to therein);

     15.5.3 the investigation of any Event of Default or Potential Event of Default, and

     15.5.4 Syndication (including the costs of preparing the Syndication Information Memorandum and all matters incidental to Syndication).

15.6 Enforcement Expenses

     The Borrower will on demand pay and reimburse, or procure the payment and re-imbursement, to each Finance Party, on the basis of a full indemnity, all costs and expenses (including legal fees and other out of pocket expenses and any value added tax or other similar tax thereon) incurred by such Finance Party in connection with the

                                      -41-
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     preservation, enforcement or the attempted preservation or enforcement of any of such Finance Party's rights under any of the Finance Documents (and documents referred to therein).

15.7 Stamp Duties, etc.:

     15.7.1 The Borrower will pay and on demand indemnify, or procure the payment and indemnification of, each Finance Party from and against any liability for any United Kingdom stamp duty, documentary and registration Taxes (if any) which are or may hereafter become payable in connection with the entry into, performance, execution or enforcement of any of the Finance Documents or to which any of the Finance Documents may otherwise be or become subject or give rise (excluding, for the avoidance of doubt, any incurred in connection with an assignment, transfer or novation pursuant to Clause 29 (Changes to Parties)).

     15.7.2 No Finance Party may require any member of the Group to deliver any original copy of a Transaction Document (other than a Finance Document) to a place in the United Kingdom where such delivery could reasonably be expected to have adverse stamp duty or other Tax implications for any member of the Group, except where:

            (a) an original copy of that Transaction Document is then, or has at any time after the date of this Agreement already been, in the United Kingdom; or

            (b) that Finance Party (acting reasonably) considers it necessary to require delivery of an original copy of that Transaction Document for the purposes of, or in connection with, the preservation or enforcement or the attempted preservation or enforcement of its rights under the Finance Documents at that time (including without limitation registration of any security constituted by any of the Security Documents).

15.8 Delay in Payment

     The Borrower will on demand indemnify, or procure the indemnification of, each of the Finance Parties from and against any losses or liabilities which they incur as a result of any delay or omission by the Parent to so pay any such duties or Taxes.

15.9 Calculation and Payment:
     All fees payable under this Agreement shall accrue on a daily basis and shall be calculated by reference to a 360 day year in the case of fees payable in any other Available Currency.

16.  GUARANTEE AND ADDITIONAL GUARANTORS

16.1 Guarantee
     In consideration of the Finance Parties entering into the Finance Documents and making the Facilities available, each Guarantor irrevocably and unconditionally:

     16.1.1 guarantees as principal obligor to each Finance Party the due and punctual payment by each other Obligor of all indebtedness owed or owing by each such Obligor under or in connection with the Finance Documents as and when it becomes due;

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

     16.1.2 guarantees as principal obligor to each Finance Party the due and punctual performance by each other Obligor of all such Obligor's other obligations under the Finance Documents;

     16.1.3 undertakes with each Finance Party that, if any other Obligor fails to pay any of the indebtedness referred to in sub-clause 16.1.1 on its due date, it will pay such sum to the Facility Agent on demand; and

     16.1.4 undertakes to indemnify each Finance Party on demand against all losses, damages, costs and expenses incurred by such Finance Party arising from any failure by any other Obligor to comply with its obligations (or any of them) under any of the Finance Documents.

16.2 Further Guarantee Provisions
     The guarantees, undertakings and indemnities given in Clause 16.1 (Guarantee):

     16.2.1 are given subject to, and with the benefit of, the provisions set out in Schedule 8;

     16.2.2 are given on a joint and several basis; and

     16.2.3 are to be a continuing security, notwithstanding any intermediate payment or settlement of account or other matter or thing whatsoever (in particular, but without limitation, the intermediate satisfaction of the whole or any part of the indebtedness referred to in Clause 16.1 (Guarantee)).

16.3 Further Guarantors

     The Parent will procure that any Material Group Company which is not a Guarantor shall (to the extent permitted under applicable law) become a Guarantor by executing an Accession Document and an accession agreement to the Subordination Deed as soon as reasonably practicable after being required to become a Guarantor by the Facility Agent.

16.4 Accession Formalities

     On each occasion that an Accession Document is entered into, there shall be delivered to the Facility Agent with the original executed Accession Document and accession agreement to the Subordination Deed certified copies of the documents listed in paragraph 1 of Schedule 3 in respect of the relevant Guarantor named in the Accession Document, each to be in a form satisfactory to the Facility Agent (acting reasonably), together with evidence that any necessary and available financial assistance procedures have been complied with and together also with such legal opinions as the Facility Agent may reasonably require (it being acknowledged that such opinion will, where applicable, contain customary qualifications for the jurisdiction in question as to the giving of a guarantee in such circumstances (for example, regarding lack of corporate benefit, financial assistance and insolvency laws)).

16.5 Execution of an Accession Document

     Each Accession Document and accession agreement to the Subordination Deed shall be executed by the relevant new Guarantor, by the Obligors' Agent (for itself and as agent for the existing Obligors) and by the Facility Agent (for itself and on behalf of the other Finance Parties).

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16.6 Illegality Assistance Exemptions

     If it is unlawful for a member of the Group to become a Guarantor pursuant to Clause 16.3 (Further Guarantors) or provide security pursuant to Clause
     17.2 (Further Security), then the Obligors' Agent will use all reasonable endeavours to overcome the prohibition (and in the case of a financial assistance or similar prohibition will procure such member of the Group will undertake such whitewash procedures as are possible) to enable the relevant guarantee and security to be given as soon as is reasonably practicable.

17.  SECURITY AND RELEASES
17.1 Initial Security
     The obligations of the Obligors under the Finance Documents are to be guaranteed and secured by the Security Documents.

17.2 Further Security
     The Parent will procure that:

     17.2.1 any Material Group Company which has not entered into a Security Document shall (to the extent permitted under applicable law), as soon as reasonably practicable after being required to do so by the Facility Agent, execute a Security Document(s) in favour of the Security Agent for the benefit of the Finance Parties over all its assets, business and undertaking as security (inter alia) for all indebtedness under the Finance Documents, such security to provide (to the extent permissible under applicable law) equivalent security over such assets, business and undertaking (together "Relevant Assets") as granted to the Security Agent by Group Companies with similar Relevant Assets incorporated in the same jurisdiction as such Material Group Company and, if such Material Group Company is incorporated in a jurisdiction in which no other Group Company incorporated in that jurisdiction with similar Relevant Assets has granted security or if there is no Group Company in that jurisdiction, the Security Documents shall be in such form and substance as (following consultation with the Obligors' Agent) may be reasonably required by the Facility Agent; and

     17.2.2 the immediate Holding Company of such Material Group Company will (to the extent permissible under applicable law) execute a Security Document in favour of, and in form and substance satisfactory to, the Security Agent over the entire issued share capital of such Material Group Company.

17.3 Additional Formalities

     On each occasion that a Security Document is entered into pursuant to Clause 17.2 (Further Security), there shall be delivered to the Facility Agent with the original Security Document certified copies of the documents listed in paragraph 1 of Schedule 3 in respect of the relevant Group Company which executes that Security Document, each to be in a form satisfactory to the Facility Agent (acting reasonably), together with evidence that any necessary and available financial assistance procedures have been complied with and together with such legal opinions as the Facility Agent may reasonably require (it being acknowledged that such opinion will, where applicable,

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     contain customary qualifications for the jurisdiction in question as to the granting of such security in the circumstances, and over the assets, in question).

17.4 Release of Security

     If any Obligor shall dispose of any asset (including shares in any other Group Company) which is the subject of security created in favour of the Finance Parties and such disposal is permitted by the terms of the Finance Documents or is otherwise consented to pursuant to the terms of the Finance Documents, then such asset shall be automatically released from such security and the Security Agent shall (and is hereby authorised by the Finance Parties to) execute such documents effecting the release of such asset from such security as shall be required to allow the disposal to take place.

17.5 Release of Guarantors

     If all of the shares in a Group Company which is a Guarantor are disposed of to a person or persons who are not a member of the Group and such disposal is permitted by the terms of the Finance Documents or consented to pursuant to the terms of the Finance Documents and as a result the Guarantor ceases to be a member of the Group, the Facility Agent and the Security Agent shall promptly (and are hereby authorised by the Finance Parties to) execute such documents as may be necessary to release such Guarantor (and its assets) from all past, present and future liabilities (including rights of contribution) under the Finance Documents and on the basis that all existing Guarantors hereby consent to such release and confirm that their respective liabilities as Guarantor shall not be discharged or otherwise affected as a consequence of such release.

18.  REPRESENTATIONS AND WARRANTIES
18.1 Representations and Warranties
     Each Obligor represents and warrants to each of the Finance Parties that:

     18.1.1 Incorporation: It, and each of its Subsidiaries, is duly incorporated and validly existing with limited liability under the laws of the place of its incorporation (or, in the case of Octel Associates, constitutes a partnership in accordance with English law) and has the power to own its assets and carry on its business as it is now being conducted.

     18.1.2 Power: It has the power to enter into, exercise its rights under, and perform and comply with its obligations under, each of the Transaction Documents to which it is party and to carry out the transactions contemplated by such Transaction Documents.

     18.1.3 Authority: All actions, conditions and things required to be taken, fulfilled and done by it in order:

            (a) to enable it to enter into, exercise its rights under, and perform and comply with its obligations under, the Transaction Documents to which it is party and to carry out the transactions contemplated by such Transaction Documents; and

            (b) to ensure that those obligations are valid, legally binding and, subject to reservations, enforceable in accordance with their terms; and

            (c) to make each of the Transaction Documents to which it is party admissible in evidence in the courts of the jurisdiction to which it has submitted in such Transaction Document (save for any filings or registrations required in relation to the security constituted by the Security Documents, which filings or registrations will be made promptly after execution of the relevant Security Documents and in any event within applicable time limits); and

            (d) to create the security constituted by the Security Documents to which it is party and, subject to the reservations, to ensure that such security has the ranking specified therein,

    have been taken, fulfilled and done (save, in the case of sub-clause 18.1.3, to the extent permitted under sub-clause 15.7.2).

    18.1.4 Consents and Compliance with laws: All consents and filings required:

           (a) for its entry into, exercise of its rights, and performance and compliance with its obligations under, each of the Transaction Documents to which it is party; and

           (b) for it to carry out the transactions contemplated by each of the Transaction Documents to which it is a party,

    have been obtained or made and are in full force and effect (save for any filings or registrations required in relation to the security constituted by the Security Documents, which filings or registrations will be made promptly after execution of the relevant documents and in any event within applicable time limits), except (in the case of any Transaction Document which is not a Finance Document) where failure to obtain or make the same or failure of the same to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. It and each of its Subsidiaries is in all material respects in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, any and all agencies of each of their respective jurisdictions of incorporation or operation, except where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

    18.1.5 Non-Conflict: Its entry into, exercise of its rights under and performance and compliance with its obligations under each of the Finance Documents to which it is party and the carrying out of the transactions contemplated by the Finance Documents do not:

           (a) contravene any law, directive, judgment or order to which it or any of its Subsidiaries is subject;

           (b) in the case of AOC and Octel Associates, contravene any of the Constitutional Documents applicable to it or, in the case of any other Group Company, contravene its memorandum or articles of association or other constitutional documents;

           (c) breach any agreement or the terms of any consent to which it or any of its Subsidiaries is a party or which is binding upon it or any of its Subsidiaries or any of its or their respective assets, in each case in a manner or to an extent which could reasonably be expected to have a Material Adverse Effect;

           (d) oblige it, or any of its Subsidiaries, to create any security or result in the creation of any security over its or their respective assets other than under the Security Documents.

     18.1.6 Obligations Binding: Its obligations under the Transaction Documents to which it is a party are valid, legally binding and, subject to reservations, enforceable and each of the Security Documents to which it is party constitute valid security ranking, subject to reservations, in accordance with the terms of such documents.

     18.1.7 Winding-up:

            (a) No administrator, receiver, liquidator or similar officer has been appointed with respect to it or any of its Subsidiaries or its or any of their respective assets nor (so far as it is aware) is any petition or proceeding for any such appointment pending nor has any resolution for any such appointment been passed.

            (b) In the case of Octel Associates, in addition to the matters referred to in sub-clause 18.1.7(a), no proceedings or other steps have been commenced, and no order has been made, for its dissolution and no other event has occurred which could reasonably be expected to give rise to the dissolution of Octel Associates.

     18.1.8    No Defaults:

            (a)  No Event of Default has occurred and is continuing unwaived.

            (b) No event has occurred and is continuing unwaived which constitutes a default under any agreement or document to which it or any of its Subsidiaries is a party and which has or could reasonably be expected to have a Material Adverse Effect.

            (c) No event has occurred and is continuing unwaived which, with the giving of notice or the lapse of time or making of any determination or fulfilment of any condition in each case as provided for in the agreement or document concerned could reasonably be expected to constitute a default, under any agreement or document to which it or any of its Subsidiaries is party and which has or could reasonably be expected to have a Material Adverse Effect.

     18.1.9 Litigation: No litigation, arbitration, administrative, regulatory or similar proceeding is current, pending or, to its knowledge, threatened:

          (a) to restrain its entry into, the exercise of its rights under and performance and compliance with its obligations under, or the enforcement by it of, any of the Transaction Documents or the carrying out of the transactions contemplated by the Transaction Documents); or

          (b) which has, or is reasonably likely to have, by itself or together with any other such proceedings, a Material Adverse Effect.

     18.1.10 Labour Disputes: There are no labour disputes current, pending or, to its knowledge, threatened which have or are reasonably likely to have a Material Adverse Effect.

     18.1.11 No Security Interests/Guarantees:

             (a) No Security Interest (or agreement to create the same) exists on or over its or any of its Subsidiaries' assets, other than a Permitted Security Interest (or an agreement to create the same).

             (b) Neither it nor any of its Subsidiaries has granted or agreed to grant any guarantee, other than a Permitted Guarantee.

     18.1.12 Assets: It or its Subsidiaries have good title to or valid leases or licences of or are otherwise entitled to use all material assets (including, without limitation, all Intellectual Property) necessary to conduct the Business.

     18.1.13 Consents, Licences and Filings for Business Operations: All consents, licences and filings have been obtained or effected which are necessary for the carrying on of the Business and all such consents, licences and filings are in full force and effect and there are no circumstances known to it which indicate that any such consents, licences and filings are likely to be revoked or varied in whole or in part, save in each case to the extent that absence of any such consent, licence or filing or revocation or variation of any such consent, licence or filing does not and could not reasonably be expected to have a Material Adverse Effect.

     18.1.14 Accounts:

             (a) The audited consolidated financial statements (together with the notes thereto) most recently delivered by or on behalf of the relevant Obligor pursuant to sub-clause 19.6.4(a):

                  (i) give a true and fair view of the financial position of it and its Subsidiaries as at the date to which they were prepared and for the Financial Year then ended; and

                  (ii) (save as disclosed in the notes thereto) were prepared in accordance with US GAAP (in the case of any such audited consolidated financial statements of the Parent) or UK GAAP (in the case of any such audited consolidated financial statements of Octel Associates).

             (b) The quarterly unaudited financial statements most recently delivered pursuant to sub-clause 19.6.4(b):

                   (i) reasonably represent the financial position of it and its Subsidiaries as at the date to which they were prepared and for the Accounting Quarter then ended (subject to normal year-end adjustments); and

                   (ii) were prepared on a basis substantially in accordance
                        with US GAAP (in the case of any such quarterly unaudited financial statements of the Parent) or UK GAAP (in the case of any such quarterly unaudited financial statements of Octel Associates).

     18.1.15  Material Adverse Changes:

              (a) There has been no change in the Business or the assets of the Group since 31 December 1998 which has or is reasonably likely to have a Material Adverse Effect (ignoring any change arising in connection with the Distribution or any of the Transaction Documents or any other change notified to the Facility Agent in writing before the date of this Agreement).

              (b) There has been no change in the financial condition, business or assets of the Group since the date of the most recently delivered audited consolidated financial statements pursuant to sub-clause 19.6.4(a) which has or is reasonably likely to have a Material Adverse Effect.

     18.1.16  Tax Liabilities:

              (a) Except to the extent that any Group Company has the benefit of an indemnity from GLCC under the Distribution Documents in respect of such a claim, no claims are being, or are to its knowledge reasonably likely to be, asserted against it or any of its Subsidiaries with respect to Taxes imposed by any government, statutory or public body or agency which are reasonably likely to be determined adversely to it or to such Subsidiary and which, if so adversely determined, would have or be reasonably likely to have a Material Adverse Effect.

              (b) All reports and returns on which such Taxes are required to be shown have been filed punctually (or within any applicable time limits) and all Taxes required to be paid have been paid when due (or otherwise within any applicable time limit) save, in each case, to the extent that failure to do so does not have and is not reasonably likely to have a Material Adverse Effect.

     18.1.17  Agreed Financial Projections:

              (a) All material statements of fact relating to the Business which are reflected in the Agreed Financial Projections were true and accurate in all material respects at the date at which the Agreed Financial Projections were prepared.

              (b) The Agreed Financial Projections represent the honestly held opinions and views as at the date at which the Agreed Financial Projections were prepared of Octel Associates, AOC and the Management regarding the future performance of the Business and the other subject mater thereof and were arrived at after careful consideration and were based on reasonable grounds.

              (c) The projections and forecasts contained in the Agreed Financial Projections were based upon assumptions (including assumptions as to the future performance of the Business, inflation, price increases and efficiency gains) which Octel Associates, AOC and the Management carefully considered and considered to be fair and reasonable as at the date at which the Agreed Financial Projections were prepared.

              (d) The Agreed Financial Projections do not omit to disclose any matter known to Octel Associates, AOC or Management after due and careful enquiry where failure to disclose such matter would result in the Agreed Financial Projections (or any information or projection contained therein) being misleading in any material respect as at the date at which the Agreed Financial Projections were prepared.

              (e) Nothing has occurred or come to light since the date as at which the Agreed Financial Projections were prepared which, insofar as the Parent, Octel Associates, AOC or Management is aware, renders any material facts contained therein materially inaccurate or misleading or which makes any of the opinions, projections or forecasts contained therein materially unfair or unreasonable or renders any of the assumptions upon which the projections are based materially unfair or unreasonable.

     18.1.18  Syndication Information Memorandum:

              (a) The material statements of fact in relation to the assets, financial condition and operations of the Business and the Group contained in the Syndication Information Memorandum were true, complete and accurate in all material respects at the date ascribed thereto in the Syndication Information Memorandum or (if no date is ascribed thereto) at the date of the Syndication Information Memorandum.

              (b) The opinions and views expressed in the Syndication Information Memorandum represent the honestly held opinions and views of Octel Associates, AOC and Management as at the date of the Syndication Information Memorandum and were arrived at after careful consideration and were based on reasonable grounds.

              (c) All projections and forecasts contained in the Syndication Information Memorandum were based upon assumptions (including assumptions as to the future performance of the Business, inflation, price increases and efficiency gains) which Octel Associates, AOC and Management carefully considered and considered to be fair and reasonable as at the date of the Syndication Information Memorandum.

              (d) The Syndication Information Memorandum was not misleading at the date thereof in any material respect nor did it omit to disclose any matter failure to disclose which would result in any information contained in the Syndication Information Memorandum being misleading in any respect which could reasonably be expected to be materially adverse to the interests of the Finance Parties under the Finance Documents.

     18.1.19  Latest Accounts:

              (a) The Latest Accounts were (except as stated in the notes thereto) prepared in accordance with US GAAP consistently applied and give a true and fair view of the results of the operations of the Group for the period to which they relate and the financial position of the Group at the end of such period.

              (b) The Latest Interim Accounts were prepared on a basis substantially in accordance with US GAAP and reasonably represent the results of the operations of Octel Associates and its Subsidiaries for the period to which they relate and the financial position at the end of such period.

     18.1.20  Other Documents:

              (a) The Structure Document accurately records the structure of the Group as it will be immediately following the Distribution and the steps taken or to be taken in order to effect the Distribution.

              (b) The Distribution Documents as furnished to the Facility Agent under this Agreement contain all the material terms of the Distribution.

              (c) The Senior Note Documents as furnished to the Facility Agent under this Agreement contain all the material terms of the agreements and arrangements between any Group Company and the Senior Noteholders.

              (d) The Intercompany Loan Agreements as furnished to the Facility Agent under this Agreement contains all the material terms of the agreements and arrangements between Octel Developments and Octel Trading and Octel Trading and Octel Associates (as the case may be) in respect of the Intercompany Loans.

     18.1.21 Intellectual Property: The Intellectual Property it or any of its Subsidiaries require in order to conduct its business:

              (a) is beneficially owned by it or licensed to a member of the Group free from any licences to third parties and Security Interests which are materially prejudicial to the use of that Intellectual Property and will not be adversely affected by the transactions contemplated by the Transaction Documents;

              (b) has not lapsed or been cancelled and all steps have been taken to protect and maintain such Intellectual Property, including paying renewal fees;

              (c) comprises all Intellectual Property required by it to conduct its business as it is now conducted and, so far as it is aware after due and careful review and enquiry, the Business does not infringe any intellectual property rights of any third party; and

              (d) where it is subject to any right, permission to use or licence granted to or by any member of the Group, such agreement has not been breached in any material respect or terminated by any party, except, in each case, in circumstances or to an extent which could not reasonably be expected to have a Material Adverse Effect.

     18.1.22  Environmental Warranties:

              Save as expressly disclosed in the Environmental Report or the Legal Report (each as defined in the April 1998 Agreement):

              (a) it, and each of its Subsidiaries, are and have at all times been, in compliance with all Environmental Laws and all Environmental Approvals necessary in connection with the ownership and operation of their respective businesses are in full force and effect, in each case where failure to do so would have, or be reasonably likely to have, a Material Adverse Effect;

              (b) to the best of its knowledge and belief having made due and careful enquiry, there are no circumstances which could reasonably be expected to prevent it or any of its Subsidiaries being in compliance with any Environmental Law, including, without limitation, obtaining or being in compliance with any Environmental Approvals, in each case where failure to do so could reasonably be expected to have a Material Adverse Effect;

              (c) there are no past or present acts or omissions of it or (to the best of its knowledge and belief having made due and careful enquiry) events, state of facts or circumstances which have resulted in (or could reasonably be expected to result in) any third party (including a regulatory authority) taking any action or making any claim against it or any of its Subsidiaries under any Environmental Laws including remedial action (in particular in relation to contaminated land) or the revocation, suspension, variation or non renewal of any Environmental Approval, where such action or claim could reasonably be expected to have a Material Adverse Effect. Neither it nor any of its Subsidiaries has notice of any complaints, demands, civil claims, enforcement proceedings, requests for information, or of any action required by any regulatory authority and there are no investigations pending or threatened in relation to the failure of it or any of its Subsidiaries to obtain any Environmental Approval or comply with Environmental Law in any such case which has or is reasonably likely to have a Material Adverse Effect; and

              (d) neither it, nor any of its Subsidiaries, has any actual or contingent contractual obligation in respect of liabilities arising under Environmental Laws or otherwise in connection with matters pertaining to the Environment, in each case which is material to the interests of the Finance Parties under the Finance Documents.

     18.1.23 Insurance: It and each of its Subsidiaries have in place insurances complying with the requirements of sub-clause 19.2.4 and no act, omission, event or default has occurred which has rendered or could reasonably be expected to render any policies of insurance taken out by it void or voidable to an extent or in a manner which could reasonably be expected to be materially adverse to the interests of the Finance Parties under the Finance Documents.

     18.1.24  Partners:

              (a) The Partners are the current partners of Octel Associates and there are no other partners and no other person has any share or interest in the assets of Octel Associates (other than Permitted Security Interests and interests arising under the Finance Documents) other than the Partners.

              (b) The Constitutional Documents referred to in paragraph (b) of the definition of "Constitutional Documents" in Clause 1.1 (Definitions) contain all the material terms of the agreements and arrangements between the Partners in respect of Octel Associates and there is no agreement in relation to the constitution, objects or operation of Octel Associates, other than those Constitutional Documents.

     18.1.25  Governmental Regulation:

              (a) It is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940.

              (b) It is not subject to regulation under any other federal or state statute or regulation which may limit its ability to incur Financial Indebtedness under the Finance Documents or which may otherwise render all or any portion of the obligations under the Finance Documents unenforceable, in each case to an extent or in a manner which has or could reasonably be expected to have a Material Adverse Effect.

     18.1.26  Employee Benefit Plans:

              (a) If it is subject to regulation under ERISA, it and each of its ERISA Affiliates are in material compliance with all applicable provisions and requirements of ERISA and the regulations published thereunder with respect to each Employee Benefit Plan.

              (b) No ERISA Event has occurred or is reasonably expected to occur which has or is reasonably likely to result in a Material Adverse Effect.

              (c) The present value of all accumulated benefit obligations under each Pension Plan (based on the assumptions used for the purposes of U.S. Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Pension Plan to an extent which has or is reasonably likely to result in a Material Adverse Effect,

              (d) The present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for the purposes of U.S. Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Pension Plans to an extent which has or is reasonably likely to result in a Material Adverse Effect.

     18.1.27  Year 2000 Compliance: It believes:

              (a) (the Parent having undertaken a comprehensive review and assessment) that all Computer Systems used by any member of the Group are or will be, on a timely basis, Year 2000 Compliant; and

              (b) (having made due enquiry) believes that each of the Group's suppliers and customers which are of material importance to the business and operations of the Group will also, on a timely basis, ensure that their Computer Systems are Year 2000 Compliant, in each case where failure to be Year 2000 Compliant could reasonably be expected to have a Material Adverse Effect.

     18.1.28 Repetition: The representations and warranties in Clause 18.1 (Representations and Warranties) shall be deemed repeated by each Obligor on the date of each Utilisation Request, each Utilisation Date and on the last day of each Interest Period by reference to the facts and circumstances existing on such date, provided that:

              (a)  the representations and warranties set out in sub-clause
                   18.1.18 shall only be made on the date of the Syndication Information Memorandum;

              (b) the representations and warranties set out in sub-clauses 18.1.8(c) (No Defaults), 18.1.9 (Litigation), 18.1.10 (Labour
                   Disputes), 18.1.15(a) (Material Adverse Changes), 18.1.17 (Agreed Financial Projections), 18.1.19 (Latest Accounts),
                   18.1.20 (Other Documents) and 18.1.24 (Partners) shall only be made on the date of this Agreement and only repeated on the first Utilisation Date (if different); and

              (c)  the representations and warranties set out in sub-clauses
                   18.1.1 to 18.1.7 shall in addition be repeated on each date on which an Accession Document is entered into pursuant to sub-clause 5.2.3 or 16.3 (Further

                   Guarantors) or additional
                   security is entered into pursuant to Clause 17.2 (Further Security) in respect of the relevant acceding Obligor.


19.  UNDERTAKINGS

19.1 Duration of Undertakings
     The undertakings in this Clause 19 shall continue for so long as any sum remains payable or capable of becoming payable under the Finance Documents.

19.2 General Undertakings
     19.2.1 Authorisations and Consents: Each Obligor will, and will procure that each of its Subsidiaries will, apply for, obtain and promptly renew from time to time and maintain in full force and effect all consents and comply with the terms of all such consents, and promptly make and renew from time to time all such filings (save to the extent permitted under sub-clause 15.7.2), as may be required under any applicable law or directive to enable it:

              (a) to enter into, exercise its rights, and perform and comply with its obligations under the Transaction Documents to which it is party;

              (b) to carry out the transactions contemplated by the Transaction Documents to which it is a party;

              (c) to ensure that its obligations under the Transaction Documents to which it is party are valid, legally binding and, subject to reservations, enforceable; and

              (d) to ensure that each of the Security Documents to which it is party constitutes valid security ranking, subject to the reservations, in accordance with its terms,

              except (in the case of any Transaction Document which is not a Finance Document) where failure to do so could not reasonably be expected to have a Material Adverse Effect.

     19.2.2 Maintenance of Status and Authorisation: Each Obligor will, and will procure that each of its Subsidiaries will:

              (a) do all such things as are necessary to maintain its corporate (or, in the case of Octel Associates, its partnership) existence;

              (b) ensure that it has the right and is duly qualified to conduct its business and will obtain and maintain all material consents and make all material filings necessary for the conduct of such business and take all steps necessary to ensure that the same are in full force and effect except where failure to do so could not reasonably be expected to have a Material Adverse Effect; and

              (c) comply with all laws, regulations and directives binding upon it and procure compliance by all of its respective officers and employees with all applicable laws, regulation and directives except where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect;

     19.2.3 Pari Passu Ranking: Each Obligor will ensure that its payment obligations under each of the Finance Documents rank and will at all times rank at least pari passu in right and priority of payment with all its other present and future unsecured and unsubordinated indebtedness (actual or contingent), except indebtedness preferred solely by operation of law.

     19.2.4   Insurances:

              (a) Each Obligor will, and will procure that each of its Subsidiaries (other than any Dormant Company) will, effect and thereafter maintain insurances in respect of all its material assets and business of an insurable nature with reputable insurers of good standing. Such insurances must:

                   (i) provide cover against all risks which are normally insured against by other companies owning or possessing similar assets or carrying on similar business;

                   (ii) be in such amounts as would in the circumstances be prudent for such companies taking into account the size and nature of the business carried on, and the assets owned, by such companies and the jurisdictions in which such businesses are carried on and such assets located;

                   (iii) in the case of the Group's property damage and business interruption insurance policies, be in the joint names of Octel Associates and/or the owner of the relevant assets and the Security Agent and:

                          (1) provide that the insurance shall not be rendered void, voidable or unenforceable by reason of any non-disclosure by the Security Agent, that the insurer will give not less than 28 days written notice to the Security Agent of any intention to avoid such insurance and that the Security Agent shall not in any circumstances be liable for the relevant premium; and

                          (2) contain a loss payee clause providing that all moneys payable in excess of $2,500,000 (or its equivalent in other currencies) shall be paid to (or to the order of) the Security Agent (for application in accordance with Clause 14.6 (Insurances) of the April 1998 Agreement), which shall alone be entitled to give a good discharge therefor; and

                   (iv) in the case of any other Material Insurance, have the interest of the Security Agent as mortgagee noted on the relevant policy on or before the date falling two months after the date of this Agreement.

              (b) Each Obligor will, and will procure that each of its Subsidiaries (other than any Dormant Company) will:

                   (i) supply to the Facility Agent on reasonable notice copies of each Material Insurance required to be maintained in accordance with sub-clause 19.2.4(a)(1) and (2) above, together with the current premium receipts relating thereto (or other evidence of the existence of each such policy and the payment of related premiums as the Facility Agent (acting reasonably) may accept);

                   (ii) promptly notify the Facility Agent in writing of any material change to its cover in respect of Material Insurances from time to time; and

                   (iii) promptly notify the Facility Agent in writing of any claim under any of its insurance policies which is for, or is reasonably likely to result in a claim under such policy for, an amount in excess of $2,500,000 (or its equivalent in other currencies).

     19.2.5 Taxes: Each Obligor will, and will procure that each of its Subsidiaries will, pay when due (or within any applicable time limit) all Taxes imposed by any government, statutory or public body or agency upon it or any of them or any of its or their assets, income or profits or any transactions undertaken or entered into by it or any of them, except where:

              (a) (and for so long as) the liability to pay any such Taxes is being contested by that Obligor in good faith and by appropriate means and proper provision or reserve for that liability has been made by that Obligor; or

              (b) failure to pay such amount could not reasonably be expected to have a Material Adverse Effect.

     19.2.6   Hedging Arrangements:

              (a) Each Borrower will ensure, and each Hedging Bank agrees, that:

                   (i) any Hedging Agreement to which it is at any time party will be in the form of the ISDA 1992 Master Agreement and will provide for "Second Method" and "Market Quotation" in the event of a termination of any hedging transaction entered into under such Hedging Agreement whether upon a termination event or an Event of Default (as defined therein);

                   (ii) if, on termination of any hedging transaction under any Hedging Agreement to which any Borrower is a party, a settlement amount or other amount falls due from a Hedging Bank to any Borrower then, if the security constituted by the Security Documents has become enforceable, that amount shall be paid by such Hedging Bank to the Security Agent and treated as proceeds of enforcement of the security conferred by the Security Documents for application in the order prescribed in this Agreement;

                   (iii) until service of a notice by the Facility Agent under Clause 20.3 (Cancellation and Repayment), no Hedging Bank will exercise any

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                          right it might otherwise have pursuant to any Hedging
                          Agreement to terminate any hedging transactions under that Hedging Agreement or to refuse to make any payment due from it thereunder; and

                   (iv) each Hedging Bank will, promptly after the Facility Agent has served a notice under Clause 20.3 (Cancellation and Repayment), exercise any and all rights it may have to terminate the hedging transactions under each Hedging Agreement to which it is party, unless the Facility Agent (acting on the instructions of the Majority Banks) otherwise agrees or requires.

     19.2.7 Banking Business: Each Obligor will, and will procure that each of its Subsidiaries will, only maintain bank accounts with Banks or Approved Banks.

19.3 General Restrictions:

     19.3.1 Amalgamations and Change of Business: No Obligor will, and each Obligor will procure that none of its Subsidiaries will, except with the prior written approval of the Majority Banks:

              (a) amalgamate, merge or consolidate with or into any other person; or

              (b) materially change the nature of the business of the Group as a whole.

     19.3.2   Arm's Length Transactions:

              (a) No Obligor will, and each Obligor will procure that none of its Subsidiaries will, enter into any arrangement or transaction (an "Affiliate Transaction") with any of its Affiliates or any shareholder of it or any of its Affiliates (each a "connected person"), unless:

                   (i) the terms of that Affiliate Transaction are no less favourable to the relevant Group Company than those terms that could be obtained at the time of that Affiliate Transaction in arm's length dealings with a person who is not such a connected person; or

                   (ii) that Affiliate Transaction (together with any other Affiliate Transaction which is related thereto, whether entered into at the same time or over a period of time) involves an amount not exceeding $500,000.

              (b)  Sub-clause 19.3.2(a) shall not prohibit:

                   (i) arrangements or transactions pursuant to the Transaction Documents;

                   (ii) disposals permitted under sub-clause 22.3.(d) (Disposals) of the April 1998 Agreement;

                   (iii) intercompany credit or loans permitted under sub-clause 22.3(j) (Loans) of the April 1998 Agreement;

               (iv) issues of shares or relevant securities permitted under sub-clause 19.4.1 (Control);

               (v) arrangements or transactions where the party receiving the benefit of the transaction being on less than arm's length terms is an Obligor which has entered into Security Documents constituting Security Interests over all or substantially all of its assets; or

               (vi) arrangements or transactions approved by the Majority Banks.

     19.3.3 Distribution Documents: The Parent will not, and will procure that none of its Subsidiaries will, amend, vary or waive any of the terms of the Distribution Documents without the prior written consent of the Majority Banks or exercise any discretion arising thereunder or give any consent thereunder without the prior written consent of the Majority Banks, except where the same is not materially prejudicial to the interests of any Finance Party under the Finance Documents.

     19.3.4 Disposals: [Note: There is a restriction on disposals under Clause 22.3(d) (Disposals) of the April 1998 Agreement which benefits the Finance Parties. This restriction will continue to apply notwithstanding the repayment of amounts outstanding under the April 1998 Agreement. The Obligors have agreed in Clause 30.5 (Changes to April 1998 Agreement) not to amend such clause without the prior written consent of the Majority Banks.]

     19.3.5 Disposals for Full Consideration: [Note: There is a restriction on disposals under Clause 22.3(e) (Disposals for Full Consideration) of the April 1998 Agreement which benefits the Finance Parties. This restriction will continue to apply notwithstanding the repayment of amounts outstanding under the April 1998 Agreement. The Obligors have agreed in Clause 30.5 (Changes to April 1998 Agreement) not to amend such clause without the prior written consent of the Majority Banks.]

     19.3.6 Negative Pledge: No Obligor will, and each Obligor will procure that none of its Subsidiaries will, create or agree to create or permit to subsist any Security Interest on or over the whole or any part of its undertaking or assets (present or future), except for:

            (a) liens arising solely by operation of law and in the ordinary course of business;

            (b) rights of set-off existing in the ordinary course of trading activities between any member of the Group and its respective suppliers or customers;

            (c) rights of set-off arising by operation of law or by contract by virtue of the provision to any member of the Group of clearing bank facilities, overdraft facilities or hedging facilities permitted under this Agreement;

            (d) any retention of title to goods supplied to any member of the Group where such retention is required by the supplier in the ordinary course of its trading activities and on its standard terms and the goods in question are supplied on credit;

            (e) Security Interests (except for any Security Interest expressed to be created as a floating charge) arising under finance leases, hire purchase, conditional sale agreements or other agreements for the acquisition of assets on deferred payment terms permitted under sub-clause 19.3.11 and only to the extent such Security Interests are granted by the relevant Obligor over assets comprised within or constituted by such arrangements;

            (f)  Security Interests arising under the Security Documents;

            (g) Security Interests existing at the time of acquisition on or over any asset acquired by it after the date of this Agreement or, in the case of a person which becomes a member of the Group after the date of this Agreement, any Security Interest existing on or over its assets when it became a member of the Group, in each case where such Security Interest was not created in contemplation of or in connection with that acquisition or, as the case may be, it becoming a member of the Group;

            (h) any Security Interest to which the Majority Banks have given their prior written consent; or

            (i) Security Interests (except for any Security Interest expressed to be created as a floating charge) created otherwise then pursuant to sub- clauses 19.3.6(a) to 19.3.6(h) (inclusive) above securing Financial Indebtedness not exceeding an aggregate amount of $2,500,000 (or its equivalent in other currencies) at any time.

     19.3.7 Factoring: [Note: There is a restriction on factoring under Clause 22.3(g) (Factoring) of the April 1998 Agreement which benefits the Finance Parties. This restriction will continue to apply notwithstanding the repayment of amounts outstanding under the April 1998 Agreement. The Obligors have agreed in Clause 30.5 (Changes to April 1998 Agreement) not to amend such clause without the prior written consent of the Majority Banks.]

     19.3.8 Indebtedness: No Obligor will, and each Obligor will procure that none of its Subsidiaries will, incur or agree to incur or permit to subsist any Financial Indebtedness other than Permitted Indebtedness. For this purpose, "Permitted Indebtedness" means:

            (a) Financial Indebtedness arising under the Transaction Documents, provided that:

                 (i) the maximum aggregate principal amount of the Senior Notes shall at no time exceed $150,000,000; and

                 (ii) the maximum aggregate principal amount outstanding under the Barclays Facility Letter shall at no time exceed $20,000,000 (or its equivalent in other currencies);

            (b) Financial Indebtedness permitted by sub-clauses 19.3.9, 19.3.11 and 19.3.12 hereof and Clause 22.3(j) of the April 1998 Agreement;

            (c) Financial Indebtedness incurred under unsecured overdraft and working capital facilities (including hedging, foreign exchange and guarantee facilities) in an aggregate principal amount which, when aggregated with the aggregate principal amount outstanding under the Barclays Facility Letter at the same time, does not exceed $30,000,000 (or its equivalent in other currencies);

            (d) Financial Indebtedness incurred under the unsecured settlement facility (comprising BACS and Business Master facilities) made available by Barclays Bank PLC to AOC in an aggregate principal amount not exceeding (Pounds)17,600,000;

            (e) Financial Indebtedness incurred under unsecured overdraft and working capital facilities in respect of which a Letter of Credit (as defined in the April 1998 Agreement) or Bank Guarantee (as defined in the April 1998 Agreement) (in an amount not less than the maximum principal amount of such facilities) has been issued under the Tranche B Facility made available under the April 1998 Agreement;

            (f) any Financial Indebtedness to which the Majority Banks have given their prior written consent;

            (g) any Financial Indebtedness not falling within sub-clauses 19.3.8(a) - 19.3.8(f) (inclusive) or sub-clause 19.3.8(h), the aggregate principal amount of which for the Group taken as a whole does not at any time exceed $2,500,000 (or its equivalent in other currencies); or

            (h)  any Financial Indebtedness the proceeds of which are applied in accordance with Clause 14.3(b) of the April 1998 Agreement;

     19.3.9 Guarantees: No Obligor will and each Obligor will procure that none of its Subsidiaries will, grant or agree to grant or permit to subsist any guarantee by it, other than a Permitted Guarantee. For this purpose, "Permitted Guarantee" means:

            (a) guarantees given in the ordinary course of business in respect of any obligations of Octel Resources or any wholly-owned Subsidiary of Octel Resources;

            (b) guarantees contained in this Agreement or any Transaction Document;

            (c) any guarantee issued during an Accounting Quarter in connection with a Permitted Investment the maximum liability under which (when aggregated (without double-counting) with the other items in respect of the Permitted Investment specified in paragraph (b) of the definition of "Permitted Investment" in Clause 1.1 (Definitions)) does not exceed the relevant Unutilised Available Amount in respect of that Accounting Quarter at the relevant time; or

            (d) any guarantee to which the Majority Banks have given their prior written consent; or

            (e) any guarantees not falling within sub-clauses (a) to (d) (inclusive) above, the maximum aggregate actual or contingent liability under which the Group taken as a whole does not at any time exceed $2,500,000 (or its equivalent in other currencies).

     19.3.10 Loans: [Note: There is a restriction on loans under Clause 22.3(j) (Loans) of the April 1998 Agreement which benefits the Finance Parties. This restriction will continue to apply notwithstanding the repayment of amounts outstanding under the April 1998 Agreement. The Obligors have agreed in Clause 30.5 (Changes to April 1998 Agreement) not to amend such clause without the prior written consent of the Majority Banks.]

     19.3.11 Leasing Arrangements: No Obligor will, and each Obligor will procure that none of its Subsidiaries will, enter into or have outstanding any Financial Indebtedness of a type described in paragraph (e) or (g) of the definition of "Financial Indebtedness" in Clause 1.1 (Definitions) (which, for the avoidance of doubt, shall not include operating leases) except where the aggregate capital element of all future rentals during any Financial Year of the Parent under all such Financial Indebtedness (determined in accordance with US GAAP) does not exceed $2,500,000 (or its equivalent in other currencies).

     19.3.12 Hedging Transactions: No Group Company will enter into any interest rate swap, cap, ceiling, collar or floor or any currency swap, futures, foreign exchange or commodity contract or option, other than:

             (a)  the Hedging Agreements; or

             (b) for hedging interest rate, currency or commodity exposure entered into by a Group Company in the ordinary course of its business (and not for speculative purposes).

     19.3.13 Joint Ventures: No Group Company will except with the prior written consent of the Majority Banks, enter into or permit to subsist any joint venture, partnership or equivalent arrangement with any person, other than:

             (a) any such joint venture, partnership or equivalent arrangement subsisting at the date of this Agreement; or

             (b) any Permitted Investment, provided that, in connection with the making of any Permitted Investment, no Group Company shall incur any liability (whether contractual or otherwise) (an "ancillary liability") (excluding for this purpose any liability in respect of Financial Indebtedness the amount of which has been included in the calculation of the Available Amount in respect of the Accounting Quarter in which that Permitted Investment is made) where that ancillary liability has or could reasonably be expected to have a Material Adverse Effect; or

             (c) commercial contracts entered into in the ordinary course of trading not involving the acquisition of shares or similar investments or interests in partnerships.

     19.3.14 Acquisitions and Investments: No Group Company will:

             (a) acquire any real property or business or acquire any Subsidiary or the whole or substantially the whole of the assets of any other person or enter into any agreement so to do; or

             (b)  own any interest in any share or equity related investment,

             in each case, without the prior written consent of the Majority Banks, save for:

                  (i)  pursuant to the Distribution Documents;

                  (ii) any shares or partnership interests owned by it in
                       entities which are at the date of this Agreement (and which at the relevant time remain) its Subsidiaries or Part Owned Entities, or in any Subsidiary formed after the date of this Agreement;

                  (iii)any acquisition by a Group Company pursuant to a disposal permitted under sub-clause 19.3.4;

                  (iv) any acquisition of Cash Equivalents for treasury
                       management purposes;

                  (v)  a Permitted Investment; or

                  (vi) any other acquisition of any business, assets or shares in a limited liability company carrying on any business similar to or connected with (or related to the development of) the Business, provided that the aggregate of:

                       (1) all amounts paid or to be paid during an Accounting Quarter in connection with such acquisition; and

                       (2) the liabilities assumed or incurred during an Accounting Quarter in respect of Financial Indebtedness (whether by way of novation, guarantee or otherwise) by any member of the Group in connection with or as a result of that acquisition, does not exceed the Unutilised Available Amount in respect of that Accounting Quarter at the relevant time, and provided further that, in connection with the making of that acquisition, no Group

                       Company shall incur any liability (whether contractual or otherwise) (an "ancillary liability") (excluding for this purpose any liability in respect of Financial Indebtedness the amount of which has been included in the calculation of the Available Amount in respect of that Accounting Quarter) where that ancillary liability has or could reasonably be expected to have a Material Adverse Effect.

19.4 Shares and Share Capital:

     19.4.1 Control: No Obligor will, and each Obligor will procure that none of its Subsidiaries will, except with the prior written consent of the Majority Banks, allot or issue any shares or any relevant securities (as defined in Section 80(2) of the Companies Act 1985) other than:

            (a) an issue of shares or relevant securities expressly referred to in the Distribution Documents;

            (b) by one member of the Group to another member of the Group which is Octel Resources or a wholly-owned Subsidiary of Octel Resources;

            (c)  by Octel America to the Parent;

            (d) an issue of shares in the Parent the proceeds of which are applied in accordance with Clause 14.3(a) of the April 1998 Agreement; or

            (e)  pursuant to any Employee Share Scheme.

     19.4.2 Variation of Documents: No Obligor will, and each Obligor will procure that none of its Subsidiaries will, without the prior written consent of the Majority Banks, agree to any amendment or variation to the terms of:

            (a) any of the Constitutional Documents which could reasonably be expected to:

                 (i)  affect the partnership structure of Octel Associates; or

                 (ii) be materially adverse to the interests of the Finance
                      Parties under the Finance Documents; or

            (b) any of the Senior Note Documents or the Intercompany Loan Agreements (as defined in the April 1998 Agreement), provided that Octel Developments may agree with the trustee for the Senior Noteholders minor or technical amendments to the Senior Note Documents (not being adverse to the interests of the Majority Banks) without the consent of the Majority Banks.

     19.4.3 Restriction on Payment of Dividends: The Parent will not pay, directly or indirectly, any dividend or make any other distribution or pay any interest or other amount, whether in cash or otherwise, on any shares or relevant securities (as defined in Section 80(2) of the Companies Act 1985) or set apart any sum for any such purpose, provided that the Parent may pay any dividend on the stock issued by it if (and only if) each of the following conditions is met:

            (a) that dividend is paid following delivery to the Facility Agent of the unaudited consolidated management accounts of the Parent for the last complete Accounting Quarter ending prior to the date of the dividend payment;

            (b) that dividend is paid following delivery to the Facility Agent of the compliance certificate required to be delivered under sub-clause 19.6.5(a) at the same time as the accounts referred to in sub-clause 19.4.3(a) demonstrating compliance with Clause
                 19.7 (Financial Covenants);

            (c) the Parent has not received notice from any Agent certifying that an Event of Default or Potential Event of Default has occurred and is continuing or would occur as a result of paying that dividend;

            (d) the Facility Agent has received 5 Business Days' notice of the intention to make that dividend payment and the amount of that payment; and

            (e) the amount of the dividend payment does not exceed the Unutilised Available Amount at the relevant time in respect of the Accounting Quarter in which that dividend payment is made.

     19.4.4 Restriction on Redemption and Acquisition of Own Shares: The Parent will not directly or indirectly redeem, purchase, retire or otherwise acquire for consideration any shares, stock or warrants issued by it or set apart any sum for any such purpose (other than for the purpose of any Employee Share Scheme) or otherwise reduce its capital, in each case without the consent of the Majority Banks, provided that the Parent may purchase or otherwise acquire any stock issued by it if (and only if) each of the following conditions is met:

           (a) the consideration for any such purchase or other acquisition is paid following delivery to the Facility Agent of the unaudited consolidated management accounts of the Parent for the last complete Accounting Quarter ending prior to the date of the payment of that consideration;

           (b) the consideration for any such purchase or other acquisition is paid following delivery to the Facility Agent of the compliance certificate required to be delivered under sub-clause 19.6.5(a) at the same time as the accounts referred to in sub-clause 19.4.4(a) demonstrating compliance with Clause 19.7;

           (c) the Parent has not received notice from any Agent certifying that an Event of Default or Potential Event of Default has occurred and is continuing or would occur as a result of that purchase or other acquisition;

           (d) the Facility Agent has received 5 Business Days' notice of the intention to make that that purchase or other acquisition and the amount of the consideration for it; and

           (e) the aggregate consideration for that purchase or other acquisition does not exceed the Unutilised Available Amount at the relevant time in respect of the Accounting Quarter in which that purchase or other acquisition is made.

     19.4.5 Cashflow Restrictions: No Obligor will, and each Obligor will procure that none of its Subsidiaries will, be a party to any contractual arrangement pursuant to which any member of the Group is prohibited from making any payment of dividends or other cash distributions on its share capital, other than the Finance Documents and the Senior Note Documents.

     19.4.6 Payment Restrictions: [Note: There is a restriction on the making of certain payments under Clause 22.4(f) (Payment Restrictions) of the April 1998 agreement which benefits the Finance Parties. This restriction will continue to apply notwithstanding the repayment of amounts outstanding under the April 1998 Agreement. The Obligors have agreed in Clause 30.5 (Changes to the April 1998 Agreement) not to amend such clause without the prior written consent of the Majority Banks.]

     19.4.7 Holding Companies: The Parent shall not, and shall procure that neither Octel Developments nor any Holding Company of Octel Developments, shall:

            (a)  carry on any trading activities related to the Business; or

            (b)  own any assets required for use in the Business;

     19.4.8 Redemption or Purchase of Senior Notes: Octel Developments shall not, and the Parent shall procure that no other member of the Group will, save as permitted under sub-clause 22.4(f) of the April 1998
            Agreement:

            (a) repay, redeem, prepay (by defeasance or otherwise) or otherwise retire the principal amount of the Senior Notes; or

            (b) purchase, repurchase, acquire or agree to acquire (or procure any other person to acquire on its account) all or any part of the Senior Notes.

19.5 Environmental Undertakings:
     Each Obligor will, and will procure that each of its Subsidiaries will:

     19.5.1 comply with the terms and conditions of all Environmental Approvals and all Environmental Laws applicable to it where failure so to do would have or be reasonably likely to have a Material Adverse Effect and will implement procedures to monitor compliance and contain liability under any Environmental Laws;

     19.5.2 promptly upon receipt of the same after the date of this Agreement, notify the Facility Agent of any claim, notice or other communication served on it in respect of or if it becomes aware of:

            (a) any suspension, revocation or material variation of any Environmental Approval applicable to it (save where such suspension or revocation arises by reason of and is immediately followed by the issue of an

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                 Environmental Approval in substantially the same terms) which would have or be reasonably likely to have a Material Adverse Effect; or

            (b) any breach of any Environmental Laws by a Group Company which has or is reasonably likely to have a Material Adverse Effect; or

            (c) any material unbudgeted investment by a Group Company required to maintain, acquire or renew any Environmental Approval; or

            (d) the issue of any enforcement or prohibition or similar notice by a regulatory authority or receipt by any member of the Group of any complaint, demand, civil claim or enforcement proceeding which has or is reasonably likely to have a Material Adverse Effect; and

     19.5.3 use all reasonable endeavours (by employing the best available techniques not involving excessive cost) to prevent any acts, omissions, events, state of facts or circumstances occurring or being exacerbated which could result in any third party taking any action or making any claim against any member of the Group under any Environmental Laws where any such action or claim could reasonably be expected to have a Material Adverse Effect.

19.6 Information and Accounting Undertakings:

     19.6.1 Events of Default: Each Group Company (through the Obligors' Agent) will promptly notify the Facility Agent of the occurrence of any Event of Default or Potential Event of Default and each Group Company will from time to time on reasonable request deliver to the Facility Agent a certificate from one of its directors confirming that no Event of Default or Potential Event of Default has occurred and is continuing or setting out details of any Event of Default or Potential Event of Default and the action taken or proposed to be taken to remedy it.

     19.6.2 Books of Account: Each Group Company will keep proper books of account relating to its business and will permit the Facility Agent or any authorised representative of the Facility Agent upon reasonable notice and at reasonable times to visit it and inspect the same at the place where they are maintained.

     19.6.3 Appointment of Auditors: Except with the prior written consent of the Majority Banks, no Group Company will appoint any auditors other than Price Waterhouse, Ernst & Young, Coopers & Lybrand, KPMG, Arthur Andersen or Deloitte & Touche or any amalgamation of the same or their successors.

     19.6.4 Financial Statements: The Parent (or, as the case may be, Octel Associates) will deliver to the Facility Agent for distribution to the Banks sufficient copies for each of the Banks of the following:

            (a) as soon as available and in any event within 110 days after the end of each of its Financial Years, the audited consolidated financial statements of the Group and the audited consolidated financial statements of Octel Associates for that Financial Year;

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            (b)  as soon as available and in any event within 45 days of the end of each Accounting Quarter, the quarterly unaudited financial statements of the Group and the quarterly unaudited financial statements of Octel Associates and its Subsidiaries as at the end of and for that Accounting Quarter; and

            (c) not less than 60 days after the beginning of each of its Financial Years, the Operating Budget for such Financial Year;

            such accounts, Operating Budget and update to the Operating Budget:

                 (i)   in the case of audited annual financial statements:

                       (1) in respect of the Parent, to be in the form of, and contain the same information as a Form 10K; and

                       (2) in respect of Octel Associates, to include a profit and loss account, balance sheet, cash-flow statement and directors' and auditors' report thereon;

                 (ii)  in the case of quarterly unaudited financial statements:

                       (1) in respect of the Parent, to be in the form of and contain the same information as a Form 10Q; and

                       (2) in respect of Octel Associates, to include a profit and loss account, balance sheet, cash-flow statement;

                 (iii) in the case of the Operating Budget, to be in a format and with a level of information reasonably satisfactory to the Facility Agent,

    and, in each case, to have been approved by the chief financial officer of the Parent or Octel Associates (as the case may be) (or another officer acceptable to the Facility Agent).

    19.6.5 Financial Covenant Compliance Certificates/Management Meetings:

           (a) Each of the annual financial statements of the Parent and each of the quarterly financial statements of the Parent for an Accounting Quarter delivered under sub-clause 19.6.4 must be accompanied by a certificate signed by the chief financial officer of the Parent (or other officer acceptable to the Facility Agent) and another director of the Parent certifying whether or not, as at the date of the relevant accounts, the Parent was in compliance with the financial covenants contained in Clause 19.7 (Financial Covenants) (such certificate to contain reasonably detailed calculations acceptable to the Facility Agent demonstrating such compliance) confirming that, as at that date, no Event of Default or Potential Event of Default had occurred or giving details of any Event of Default or Potential Event of Default which has occurred and the action taken or proposed to be taken to remedy it.

           (b) Each of the annual audited financial statements of the Parent delivered under sub-clause 19.6.4(a) above must be accompanied by a certificate from the Auditors (in such form and with such level of detail as the Facility Agent may reasonably require):

               (i) demonstrating whether or not as at the date of such financial statements the Parent was in compliance with the financial covenants contained in Clause 19.7 (Financial Covenants); and

               (ii) confirming the ratio of Total Debt to EBITDA (together with a calculation of how that ratio has been determined) for the purpose of Clause 14.7 (Surplus Cash Flow) of the April 1998 Agreement and the definition of Available Amount in Clause
                    1.1. (Definitions).

           (c) Each of the quarterly financial statements of the Parent delivered under Sub-clause 19.6.4.(b) above must be accompanied by a certificate signed by the chief financial officer of the Parent (or other officer acceptable to the Facility Agent) and another director of the Parent (in such form and with such level of detail as the Facility Agent may reasonably require) confirming:

               (i) the amount of Surplus Cash Flow (together with a calculation of how that amount has been determined) for the purposes of Clause 14.7 (Surplus Cash Flow) of the April 1998 Agreement, and the definition of Available Amount in Clause 1.1 (Definitions); and

               (ii) the ratio of Total Debt to EBITDA (together with a
                    calculation of how that ratio has been determined) for the purposes of Clause 14.7 (Surplus Cash Flow) of the April 1998 Agreement and the definition of Available Amount in Clause 1.1. (Definitions).

           (d) The Facility Agent acting on the instructions of the Majority Banks shall be entitled to call for meetings with Management twice in each Financial

               Year of the Parent to discuss financial information delivered under sub- clause 19.6.4 on reasonable prior written notice and at times reasonably convenient to Management.

   19.6.6 Accounting Reference Date: No alteration may be made to the Financial Year end of the Parent without the prior written consent of the Facility Agent acting on the instructions of the Majority Banks (in which event the Facility Agent may require such changes to the financial covenants contained in this Agreement as will fairly reflect such change) and the Parent shall procure that the Financial Year end of each of its Subsidiaries shall be the same as its own.

   19.6.7 Other Information: Each Group Company will promptly deliver to the Facility Agent for distribution to the Banks:

          (a) details of any litigation, arbitration, administrative or regulatory proceedings which, if resolved against it, would result or be reasonably likely to (whether itself or together with any related claims) result in the Group suffering a loss in excess of $2,500,000 (or its equivalent in other currencies) or would have or be reasonably likely to have a Material Adverse Effect;

          (b) details of any labour dispute affecting it which has or is reasonably likely to have a Material Adverse Effect;

          (c) at the same time as sent to its creditors or shareholders, any other document or information sent to all or any class of its creditors or shareholders (excluding for this purpose creditors which are members of the Group);

          (d) such other information relating to its financial condition or operation as the Facility Agent (or any other Bank through the Facility Agent) may from time to time reasonably request (except where the information is subject to confidentiality obligations owed to a person outside the Group and the relevant Group Company has used all reasonable endeavours to have that confidentiality obligation waived in respect of that information, but without success);

          (e) details of any breach of the provisions of any of the Senior Note Documents or the Intercompany Loan Agreements by any party thereto of which it is aware;

          (f) details of any breach of the provisions of any of the Distribution Documents by any parts thereto of which it is aware where such breach could reasonably be expected to be material to the interests of the Finance Parties under the Finance Documents;

          (g)  details of any Subsidiary formed by it; and

          (h) details of any Group Company which becomes, or ceases to be, a Material Group Company after the date of this Agreement.

   19.6.8 Approved Accounting Principles: All financial statements of the
          Parent delivered or to be delivered to the Facility Agent under this Agreement shall be prepared in accordance with the Approved Accounting Principles. If as a result of a change in accounting principles such financial statements are required to be prepared on a different basis (and that difference is or could reasonably be expected to be relevant to the calculation of the financial ratios under this Agreement or otherwise material to the interests of the Finance Parties under this Agreement):

          (a) the Obligors' Agent shall, as soon as reasonably practicable after becoming aware of that change, so advise the Facility Agent;

          (b) on request of the Facility Agent, the Obligors' Agent and the Facility Agent (on behalf of the Banks) shall negotiate in good faith with a view to agreeing such amendments to Clause 19.7 (Financial Covenants) and/or the definitions of any or all of the terms used therein as are necessary to give the Banks comparable protection to that contemplated at the date of this Agreement;

          (c) if amendments satisfactory to the Banks are agreed by the Obligors' Agent and the Facility Agent in writing within 30 days of such notification to the Agent, those amendments shall take effect in accordance with the terms of that agreement; and

          (d) if such amendments are not so agreed within 30 days, within 15 days after the end of that 30 day period, the Obligors' Agent shall either:

               (i) deliver to the Facility Agent, in reasonable detail and in a form satisfactory to the Facility Agent, details of all such adjustments as need to be made to the relevant financial statements in order to bring them into line with Approved Accounting Principles; or

               (ii) ensure that the relevant financial statements are prepared in accordance with Approved Accounting Principles.

19.7 Financial Covenants:
     The Parent undertakes that it will procure that:

     19.7.1 Net Interest Cover: The ratio of EBITDA to Net Interest shall not, in respect of the relevant testing period specified in sub-clause
          19.8.1 ending on each of the dates specified in Column A below, be less than the ratio specified opposite that date in Column B below:

          Column A             Column B
          30 September 1999    4.50:1
          31 December 1999     4.50:1
          31 March 2000        4.75:1
          30 June 2000         5.00:1
          30 September 2000    5.25:1
          31 December 2000     5.50:1

          31 March 2001        5.75:1
          30 June 2001         6.00:1
          30 September 2001    6.25:1
          31 December 2001     6.50:1
          31 March 2002        6.50:1
          30 June 2002         6.50:1
          30 September 2002    6.50:1
          31 December 2002     6.50:1

   19.7.2 Fixed Charge Cover: The ratio of Cashflow to Total Debt Service shall not, in respect of the relevant testing period specified in sub-clause 19.8.1 ending on each of the dates specified in Column A below, be less than the ratio specified opposite that date in Column B below:

          Column A             Column B
          30 September 1999    1.05:1
          31 December 1999     1.05:1
          31 March 2000        1.05:1
          30 June 2000         1.05:1
          30 September 2000    1.05:1
          31 December 2000     1.05:1
          31 March 2001        1.05:1
          30 June 2001         1.05:1
          30 September 2001    1.05:1
          31 December 2001     1.05:1
          31 March 2002        1.05:1
          30 June 2002         1.05:1
          30 September 2002    1.05:1
          31 December 2002     1.05:1

   19.7.3 Leverage: The ratio of Total Debt on each date specified in Column A below to EBITDA in respect of the relevant testing period specified in sub- clause 19.8.1 (Calculation) ending on that date, shall not be greater than the ratio specified opposite that date in Column B below:

          Column A             Column B
          30 September 1999    2.00:1
          31 December 1999     2.00:1
          31 March 2000        1.88:1
          30 June 2000         1.75:1
          30 September 2000    1.50:1
          31 December 2000     1.50:1
          31 March 2001        1.45:1
          30 June 2001         1.40:1
          30 September 2001    1.35:1
          31 December 2001     1.25:1
          31 March 2002        1.25:1
          30 June 2002         1.25:1

             30 September 2002    1.25:1
             31 December 2002     1.25:1

19.8 Calculation:

     19.8.1 The covenants contained in Clause 19.7 (Financial Covenants) will be tested on a rolling aggregate basis for the immediately preceding 12 months ending on each of the dates specified in the relevant Column A.

     19.8.2 The covenants contained in Clause 19.7 (Financial Covenants) will be tested by reference to the accounts delivered to the Facility Agent under sub-clause 19.6.4(b) on the most recent Accounting Quarter, unless in any such case the audited accounts required to be delivered to the Facility Agent pursuant to Clause 19.6.4(a) for the relevant period or any part thereof are available on the relevant date on which any such covenant is tested, in which case such audited accounts shall be used instead.

     19.8.3 If the audited accounts are not available when the covenant is tested, but when such audited accounts become available the audited accounts demonstrate that the figures in any relevant quarterly accounts utilised for any such calculation cannot have been substantially accurate, then the Facility Agent shall require such adjustment to the calculations made or to be made as it, in good faith, considers appropriate to rectify such inaccuracy and compliance with the covenants in Clause 19.7 (Financial Covenants) will be determined by reference to such adjusted figures.

     19.8.4 The components of each definition used in Clause 19.7 (Financial Covenants) will be calculated in accordance with Approved Accounting Principles as varied by this Agreement.

19.9 Financial Definitions:
     In this Agreement, unless the context requires otherwise, the following expressions shall have the following meanings:

     "Cashflow" means, in respect of the relevant testing period, EBITDA for that period:

     (a) plus the amount of any tax rebate or credit in respect of any Tax received in cash during that period;

     (b)  minus any Tax paid in cash during that period;

     (c)  minus all Capital Expenditure during that period;

     (d)  plus any extraordinary items received in cash during that period;

     (e)  minus any extraordinary items paid in cash during that period;

     (f) minus the amount of the increase or plus the amount of the decrease (as the case may be) in Working Capital during that period;

     (g) plus the amount of any dividends or other profit distributions (net of Tax) received in cash by any member of the Group during that period from companies which are not members of the Group;

     (h)  minus the lesser of:

          (i) the amount of any dividends paid and payments made by the Parent in connection with any purchase by the Parent of stock issued by it, in each case in accordance with Clause 19.4 (Shares and Share Capital); and

          (ii) $15,000,000;

     (i) minus the amount of any net income of any subsidiary of AOC taken into account in EBITDA for that period which whether by law or for any other reason cannot be distributed by way of dividend, loan or other means to AOC;

     (j) after adding back or deducting, as the case may be, the amount of any gain or any loss against book value arising on a disposal of any asset (not being inventory disposed of in the ordinary course of trading) during such period to the extent deducted or added back in arriving at EBITDA for that period;

     (k) after adding back or deducting, as the case may be, the amount of any non-cash cost or any non-cash gain during such period to the extent deducted or added back in arriving at EBITDA for that period;

     (l) less (to the extent already included) the amount of any Net Proceeds arising on the disposal of any asset (not being inventory disposed of in the ordinary course of trading) which are applied in prepayment of the advances or provision of cash cover in accordance with Clause 14.4 (Mandatory Prepayments on Asset Disposals) of the April 1998 Agreement;

     (m) minus the additional amount (if any) paid in respect of non-current liabilities in cash during that period to the extent not included in EBITDA for that period; and

     (n) minus the additional amount (if any) paid to the Group's pension fund in cash during that period to the extent not included in EBITDA for that period;

     "EBIT" means, in respect of the relevant testing period, the consolidated net income of the Group for such period:

     (a) before any deduction of corporation tax or other taxes on income or gains;

     (b)  before any deduction for Interest Payable;

     (c)  after deducting (to the extent included) Interest Receivable;

     (d)  excluding extraordinary items;

     (e) after deducting (to the extent otherwise included) the amount of net income (or adding back the loss) of any member of the Group (other than the Parent) which is attributable to any third party (not being a member of the Group) which is a shareholder in such member of the Group;

     (f) after deducting (to the extent otherwise included) any gain over book value arising in favour of a member of the Group on the disposal of any asset (not being any disposals made in the ordinary course of trading) during such period and any gain arising on any revaluation of any asset during such period; and

     (g) after adding back (to the extent otherwise deducted) any loss against book value incurred by a member of the Group on the disposal of any asset (not being any disposals made in the ordinary course of trading) during such period;

     "EBITDA" means, in respect of the relevant testing period, EBIT for such period adding back depreciation and amortisation of:

     (a)  goodwill;

     (b) Transaction Costs on the basis set out in the Agreed Financial Projections; and

     (c) pre-paid hedge expenses incurred before the date of this Agreement in respect of the Senior Notes on the basis set out in the April 1998 Agreed Financial Projections,

     in each case during that period deducted in arriving at EBIT;

     "Interest" means interest and amounts in the nature of interest paid or payable in respect of any Financial Indebtedness of any member of the Group excluding any interest paid or payable on Financial Indebtedness between any member of the Group and any other member of the Group but including, without limitation:

     (a)  the interest element of capital leases;

     (b) discount and acceptance fees payable (or deducted) in respect of any Financial Indebtedness;

     (c) fees payable in connection with the issue or maintenance of any bond, letter of credit, guarantee or other assurance against financial loss which constitutes Financial Indebtedness and is issued by a third party on behalf of a member of the Group;

     (d) repayment and prepayment penalties or premiums payable or incurred in repaying or prepaying any Financial Indebtedness; and

     (e) commitment, utilisation and non-utilisation fees payable or incurred in respect of Financial Indebtedness;

     "Interest Payable" means, in respect of the relevant testing period, the aggregate of:

     (a) Interest accrued (whether or not paid or capitalised) during that testing period;

     (b) the amount of the discount element of any Financial Indebtedness amortised during such period;

    in each case, as an obligation of any member of the Group during that period and calculated on the basis that:

    (i) the amount of Interest accrued will be increased by an amount equal to any amount payable by members of the Group under hedging agreements in relation to that testing period; and

    (ii) the amount of Interest accrued will be reduced by an amount equal to any amount payable to members of the Group under hedging agreements in relation to that testing period.

    "Interest Receivable" means, in respect of the relevant testing period, the amount of interest (which for this purpose shall include all interest and amounts in the nature of interest, including (without limitation) amounts of the type described in paragraphs (a) to (e) (inclusive) of the definition of "Interest" above) accrued due (whether or not received) to members of the Group (other than by other members of the Group) during such period;

    "Net Interest" means, in respect of the relevant testing period, the amount of Interest Payable during that period less the amount of Interest Receivable;

    "Total Debt" means, at any time, the aggregate outstanding principal or capital amount of all Financial Indebtedness of the Group calculated on a consolidated basis excluding any Financial Indebtedness between any member of the Group and any other member of the Group provided that;

    (a) in the case of capital leases referred to in the definition of Financial Indebtedness, only the capitalised value of any items falling thereunder as determined in accordance with Approved Accounting Principles shall be included;

    (b) in the case of guarantees referred to in the definition of Financial Indebtedness, any items falling thereunder shall not be included to the extent relating to indebtedness of another member of the Group already included in this calculation;

    "Total Debt Service" means, in respect of the relevant testing period, the aggregate of:

    (a)  Net Interest for that period; and

    (b) all scheduled repayments of principal under the terms of any Financial Indebtedness of any member of the Group (excluding any Financial Indebtedness between any member of the Group and any other member of the Group) falling due during that period:

         (i) including, without limitation, all capital payments falling due in respect of any Financial Indebtedness falling within paragraph
              (g) of the definition of that term; and

         (ii) excluding any repayment or prepayment of any overdraft or revolving credit facility falling due during that period and capable of being simultaneously redrawn under the terms of the relevant facility; and

      "Working Capital" means trade and other debtors/receivables in respect of operating items plus prepayments and inventories less trade and other creditors/payables in respect of operating items and less accrued expenses and accrued costs.

19.10 FTC Notification Undertaking

      The Borrower undertakes to file, or to procure the filing of, any necessary notifications to the FTC (and/or the US Department of Justice) in connection with the proposed direct or indirect acquisition by members of the Group of the Target Shares (as defined in the Bridge Facility) within 30 days of the date of this Agreement.

19.11 Cancellation of Bridge Facility

      On or prior to the delivery date of a Utilisation Request in respect of the Tranche B Facility to the Facility Agent, the Borrower undertakes to provide irrevocable payment instructions instructing the Facility Agent to apply the proceeds of the Tranche B Advance in repayment of any amounts outstanding under the Bridge Facility Agreement.

20.   EVENTS OF DEFAULT

20.1  List of Events

      Each of the events set out in this Clause 30.1 constitutes an Event of Default, whether or not the occurrence of the event concerned is outside the control of the Parent or any other member of the Group.

      20.1.1 Payment Default: Any Obligor fails to pay on the due date any amount payable by it under any of the Finance Documents at the place and in the currency at or in which it is expressed to be payable, unless:

             (a) in the case of any payment of principal, the Facility Agent is satisfied that such non-payment is due solely to administrative or technical errors or delays in the transmission of funds and payment is made within two Business Days of its due date; or

             (b) in the case of any payment (other than any payment of principal) either:

                  (i) that payment is made within one Business Day of its due date; or

                  (ii) the Facility Agent is satisfied that such non-payment is due solely to administrative or technical errors or delays in the transmission of the funds and payment is made within two Business Days of its due date.

      20.1.2 Breach of Other Obligations

             (a) Any Obligor fails to comply with any of its obligations under any of Clauses 19.3.3 to 19.3.9 (inclusive), 19.4 (Shares and Share Capital) or 19.7 (Financial Covenants);

             (b) Any Obligor fails to observe or perform any of its obligations or undertakings under any of the Finance Documents, other than those specified in sub-clause 20.1.1 or sub-clause 20.1.2(a) and, if such failure is capable of remedy, it is not remedied within 20 Business Days of the earlier of:

                  (i) the Facility Agent notifying the Obligors' Agent of such default and requiring its remedy; or

                  (ii) such Obligor becoming aware of the relevant matter and that it constitutes a default.

      20.1.3 Misrepresentation: Any representation, warranty or written statement which is made by any Obligor in any of the Finance Documents or is contained in any certificate, statement or notice provided under or pursuant to any of the Finance Documents proves to be incorrect in any respect (or, if not contained in any Finance Document, in any material respect) when made (or when deemed to be made or repeated), unless the circumstances giving rise to that default are capable of remedy and are remedied within 20 Business Days of the earlier of:

             (a) the Facility Agent notifying Obligors' Agent of such default and requiring its remedy; or

             (b) such Obligor becoming aware of the relevant matter and that it constitutes a default.

      20.1.4 Invalidity and Unlawfulness:

             (a) Any provision of any Finance Document is or becomes invalid or (other than by reason of the reservations) unenforceable for any reason or shall be repudiated or the validity or enforceability of any provision of any Finance Document shall at any time be contested by any party thereto, in each case to an extent or in a manner which could reasonably be expected to be materially adverse to the interests of the Finance Parties under the Finance Documents.

             (b) Any Security Document fails or ceases to provide effective security over the assets in respect of which security was intended to be created by that Security Document in a manner and to an extent which could reasonably be expected to be materially adverse to the interests of the Finance Parties under the Finance Documents.

             (c) At any time it is or becomes unlawful under any applicable jurisdiction for any Obligor to perform any of its obligations under any of the Finance Documents in circumstances or to an extent which could reasonably be expected to have a Material Adverse Effect.

      20.1.5 Insolvency: Any Group Company stops or suspends or threatens or announces an intention to stop or suspend payment of its debts or shall for the purpose of section 123(1) of the Insolvency Act 1986 (excluding section 123(1)(a) and on the basis that the words "proved to the satisfaction of the court" are deemed omitted from section 123(1)(e)) or any other applicable law be deemed to be unable or shall admit its inability to pay its debts as they fall due or shall become insolvent or a moratorium is declared in respect of any Group Company.

   20.1.6 Receivership and Administration:

          (a) Any encumbrancer, receiver or similar officer takes possession of, or is appointed over or in respect of (or any petition is presented or meeting convened or application made for the purpose of any such appointment over or in respect of):

               (i) all or substantially all of the business or assets of any Group Company; or

               (ii) subject to Clause 20.2 (Excluded Events), any part (not comprising all or substantially all) of the business or assets of any Group Company.

          (b) An administrator or similar officer is appointed over or in respect of any Group Company or any petition is presented or meeting convened or application made for the purpose of appointing an administrator or other similar officer of, or for the making of an administration order in respect of, any Group Company.

   20.1.7 Compositions and Arrangements:

          (a) Any Group Company convenes a meeting of its creditors generally or proposes or makes any arrangement or composition with, or any assignment for the benefit of, its creditors generally.

          (b) Any Group Company enters into any negotiations for or in connection with the re-scheduling, restructuring or readjustment of any Financial Indebtedness (other than under the Finance Documents) by reason of financial difficulties.

   20.1.8 Winding-up:

          (a) Any meeting of a Group Company (other than a Dormant Company) is convened for the purpose of considering any resolution for (or to petition for) its winding up or any Group Company (other than a Dormant Company) passes such a resolution or a petition is presented for the winding-up of a Group Company (other than a petition which is contested on bona fide grounds and discharged at least seven days before its hearing date) or an order is made for the winding-up of any Group Company (other than a Dormant Company).

          (b) Any meeting of the Partners or of the management committee of Octel Associates is convened for the purpose of considering any resolution for

               (or to petition or apply for) its dissolution of Octel Associates passes such a resolution or a petition or application is presented for the dissolution of Octel Associates or an order is made for the dissolution of Octel Associates.

   20.1.9 Suspension of Payments: Any order is made or resolution passed or other action taken for the suspension of payments, protection from creditors or bankruptcy of a Group Company.

  20.1.10 Similar Events Elsewhere: There occurs in relation to a Group
          Company or any of their assets in any country or territory in which it is incorporated or carries on business or to the jurisdiction of whose courts it or any of its property is subject to any event which corresponds in that country or territory with any of those mentioned in sub-clause 20.1.5 to 20.1.9 (inclusive) above.

  20.1.11 Attachment or Process: Subject to Clause 20.2 (Excluded Events), a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against any of the undertaking, assets, rights or revenues of a Group Company, except where:

          (a) that Group Company is, in good faith, contesting the distress, execution, attachment, sequestration or other process by appropriate proceedings diligently pursued with a reasonable prospect of success; and

          (b) if those proceedings were adversely determined against that Group Company, such distress, execution, attachment, diligence or other process could not reasonably be expected to have a Material Adverse Effect.

  20.1.12 Cessation of Business: An Obligor ceases, or threatens or proposes to cease, to carry on all or a substantial part of its business, except:

          (a) in consequence of any reorganisation, reconstruction or amalgamation permitted under this Agreement; or

          (b) as may result from any disposal of assets or wind-down of business activities not otherwise prohibited by the terms of this Agreement; or

          (c)  as previously approved in writing by the Majority Banks.

  20.1.13 Cross Default: Any Financial Indebtedness of a Group Company or Group Companies in excess of $2,500,000 (or its equivalent in other currencies) in aggregate:

          (a) is not paid when due or within any applicable grace period in any agreement relating to that Financial Indebtedness; or

          (b) becomes due and payable (or capable of being declared due and payable) before its normal maturity or is placed upon demand (or any commitment for any such indebtedness is cancelled or suspended) by reason of a default or event of default however described.

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  20.1.14 Litigation: Any litigation, arbitration, or administrative or regulatory proceeding is commenced by or against a Group Company which could reasonably be expected to be adversely determined against the relevant Group Company and, if so determined, could reasonably be expected to have a Material Adverse Effect.

  20.1.15 Auditor's Qualification: The auditors of the Parent qualify their report on the audited consolidated accounts of the Parent in any manner which is, in the reasonable opinion of the Majority Banks, materially adverse in the context of the Finance Documents.

  20.1.16 Change of Control/Partners:

          (a) Any Obligor is not or ceases to be a wholly-owned Subsidiary of the Parent.

          (b)  A Change of Control occurs.

          (c) Either of the Partners ceases to be a partner of Octel Associates or any person (other than the Partners) becomes a partner of Octel Associates.

  20.1.17 Constitutional Documents: Any of the provisions of the constitutional documents of any Group Company are amended, modified or replaced in a manner or to an extent which could reasonably be expected to:

          (a)  affect the partnership structure of Octel Associates; or

          (b) be materially adverse to the interests of the Finance Parties under the Finance Documents in each case except with the prior approval of the Majority
               Banks.


  20.1.18 Environmental:

          (a) Any material liability is imposed on any of the Finance Parties as a consequence of the Finance Parties being party to the Finance Documents, which liability results from any change or change in the interpretation of any applicable Environmental Laws (in each case, after the date of this Agreement).

          (b) Any change in applicable Environmental Laws results in the rights of any person against a Group Company ranking ahead of the rights of any Finance Party in a manner which is materially prejudicial to the interests of any Finance Party.

          (c) Any discovery or finding that an Operating Property or any part thereof is or is likely to be, in such a condition in relation to the Environment as would impose an actual or contingent liability on a Group Company which is:

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               (i)  not contemplated by the Environmental Report and which has or is reasonably likely to have a Material Adverse Effect;
                    or

               (ii) which, if it is contemplated by the Environmental Report, exceeds the amount so contemplated to an extent which has or is reasonably likely to have a Material Adverse Effect.

     20.1.19 Material Adverse Change: At any time there occurs an event which, in the reasonable opinion of the Majority Banks, has, or is reasonably likely to have, a Material Adverse Effect (but ignoring for this purpose any anticipated decline in the Business contemplated in the Syndication Information Memorandum).

20.2 Excluded Events
     None of the events specified in sub-clauses 20.1.6(a)(ii) or 20.1.11 shall constitute an Event of Default unless the aggregate value of all the business, assets, undertakings, rights, revenues and properties in respect of which any of those events is outstanding at any time exceeds $2,500,000 (or its equivalent in other currencies).

20.3 Cancellation and Repayment
     At any time after the occurrence of an Event of Default (and whilst the same is continuing) the Facility Agent may, and will if so directed by the Majority Banks, by written notice to the Obligors' Agent do all or any of the following in addition and without prejudice to any other rights or remedies which it or any other Finance Party may have under this Agreement or any of the other Finance Documents:

     20.3.1 terminate the availability of the Facilities, whereupon the Facilities shall cease to be available for drawing, the undrawn portion of the Commitments of each of the Banks shall be cancelled and no Bank shall be under any further obligation to make Advances under this Agreement; and/or

     20.3.2 declare all Advances, accrued interest thereon and any other sum then payable under this Agreement and any of the other Finance Documents to be immediately due and payable, whereupon such amounts shall become so due and payable; and/or

     20.3.3 declare all Advances to be payable on demand whereupon the same shall become payable on demand.

20.4 Consent and Waiver
     With effect from the date hereof, the Agents and the Banks consent to the entry into and performance by any member of the Group of the following transactions (i) the Acquisition, (ii) the Conditional Sale Agreement and
     (iii) the making by Octel Trading Limited of a subordinated loan in the principal amount of $10,000,000 in connection with the Acquisition and permanently waive any Event of Default or Potential Event of Default which may arise as a result of these transactions and which are contemplated by the Finance Parties at the date hereof.

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21.  THE AGENTS AND THE OTHER FINANCE PARTIES

21.1 Appointment and Duties of the Agents
     21.1.1 Each Finance Party (other than the Facility Agent) hereby appoints the Facility Agent to act as its agent under and in connection with the Finance Documents and irrevocably authorises the Facility Agent for and on its behalf to exercise such rights, powers and discretions as are specifically delegated to it by the terms of the Finance Documents, together with all such rights, powers and discretions as are incidental thereto and to give a good discharge for any moneys payable under the Finance Documents.

     21.1.2 The Facility Agent will act solely as agent for the Finance Parties in carrying out its functions as agent under the Finance Documents.

     21.1.3 The relationship between the Finance Parties and the Facility Agent is that of principal and agent only. The Facility Agent shall not have, nor be deemed to have, assumed any obligations to, or trust or fiduciary relationship with, the other Finance Parties or any Obligor, other than those for which specific provision is made by the Finance Documents.

21.2 Duties
     21.2.1 The Facility Agent shall:

            (a) promptly send to each Bank details of each communication received by it from an Obligor under any of the Finance Documents, except in respect of details of any communication relating to a particular Bank which shall be sent to that Bank only;

            (b) promptly send to each Bank a copy of any legal opinion delivered under this Agreement or any of the other Finance Documents and of any document or information received by it in its capacity as Facility Agent pursuant to Clause 19.6 (Information and Accounting Undertakings);

            (c) subject to those provisions of this Agreement which require the consent of all the Banks to act in accordance with any instructions from the Majority Banks or, if so instructed by the Majority Banks, refrain from exercising a right, power or discretion vested in it under any of the Finance Documents; and

            (d) without prejudice to sub-clause 21.6.3, promptly notify each Bank if it becomes aware of the occurrence of any Event of Default or Potential Event of Default.

     21.2.2 The Facility Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents.

21.3 Rights
     The Facility Agent may:

     21.3.1 perform any of its duties, obligations and responsibilities under the Finance Documents by or through its personnel, delegates or agents (on the basis that

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             the relevant Agent may extend the benefit of any indemnity received by it hereunder to its personnel, delegates or agents);

     21.3.2 (except as expressly provided to the contrary in the Finance Documents) refrain from exercising any right, power or discretion vested in it under the Finance Documents until it has received instructions from the Majority Banks or all the Banks, (as applicable pursuant to the Finance Documents);

     21.3.3 unless it has (in its capacity as the Facility Agent) received notice in writing to the contrary, treat (a) the Bank which makes available any portion of an Advance as the person entitled to repayment of that portion and (b) the office referred to under a Bank's name in Schedule 1 (or, in the case of a Transferee, at the end of the Substitution Certificate to which it is a party as Transferee) as its Lending Office;

     21.3.4 refrain from doing anything which would or might in its opinion be contrary to any law, regulation, directive or judgment of any court of any jurisdiction or otherwise render it liable to any person and may do anything which is in its opinion necessary to comply with any such law, regulation, judgment or directive;

     21.3.5 assume that no Event of Default or Potential Event of Default has occurred unless an officer of the relevant Agent while active on the account of the Parent acquires actual knowledge to the contrary;

     21.3.6 refrain from taking any step (or further step) to protect or enforce the rights of any Bank under this Agreement or any of the other Finance Documents until it has been indemnified and/or secured to its satisfaction against any and all costs, losses, expenses or liabilities (including legal fees) which it would or might sustain or incur as a result;

     21.3.7 rely on any communication or document believed by it to be genuine and correct and to have been communicated or signed by the person to whom it purports to be communicated and signed;

     21.3.8 rely as to any matter of fact which might reasonably be expected to be within the knowledge of an Obligor on a statement by or on behalf of an Obligor;

     21.3.9 obtain and pay for such legal or other expert advice or services as may reasonably seem necessary to it or desirable and rely on any such advice;

     21.3.10 accept without enquiry such title as an Obligor may have to any asset or assets intended to be the subject of the security created by the Security Documents; and

     21.3.11 hold or deposit any title deeds, Security Documents or any other documents in connection with any of the assets charged by the Security Documents with any banker or banking company or any company whose business includes undertaking the safe custody of deeds or documents or with any lawyer or firm of lawyers and it shall not be responsible for or be required to insure against any

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            loss incurred in connection with any such holding or deposit and it may pay all sums required to be paid on account or in respect of any such deposit.

21.4 Exoneration of Arranger and the Facility Agents
     Neither the Arranger nor the Facility Agent nor any of their respective personnel or agents:

     21.4.1 shall be responsible for the adequacy, accuracy or completeness of any representation, warranty, statement or information in the Syndication Information Memorandum, any of the Finance Documents or any notice or other document delivered under the Finance Documents;

     21.4.2 shall be responsible for the execution, delivery, validity, legality, adequacy, enforceability or admissibility in evidence of any of the Finance Documents;

     21.4.3 shall be obliged to enquire as to the occurrence or continuation of an Event of Default or a Potential Event of Default or as to the accuracy or completeness of any representation or warranty made by any Obligor hereunder;

     21.4.4 shall be responsible for any failure of any Obligor or any of the Banks duly and punctually to observe and perform their respective obligations under the Finance Documents;

     21.4.5 shall be responsible for the consequences of relying on the advice of any professional advisers selected by any of them in connection with the Finance Documents;

     21.4.6 shall be liable for acting (or refraining from acting) in what it believes to be in the best interests of the Creditors in circumstances where it has been unable, or it is not practicable, to obtain the instructions of the Banks or the Majority Banks (as the case may be);

     21.4.7 shall be liable for anything done or not done by it under or in connection with the Finance Documents save in the case of its own negligence or wilful misconduct.

21.5 The Arranger and the Facility Agent individually:
     21.5.1 If it is a Bank, each of the Arranger and the Facility Agent shall have the same rights and powers under the Finance Documents as any other Bank and may exercise those rights and powers as if it were not also acting as Arranger or Agent.

     21.5.2 Each of the Arranger and the Facility Agent may:

          (a) retain for its own benefit and without liability to account any fee or other sum receivable by it for its own account;

          (b) accept deposits from, lend money to, provide any advisory, trust or other services to or engage in any kind of banking or other business with any party to this Agreement, or any subsidiary of any party (and, in each case, may do so without liability to account).

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21.6 Communications and Information:

     21.6.1 All communications to an Obligor in connection with the Finance Documents are to be made by or through the Facility Agent. Each Finance Party will notify the Facility Agent of, and provide the Facility Agent with a copy of, any communication between such Finance Party, an Obligor or any other of the Finance Parties on any matter concerning the Facilities or the Finance Documents.

     21.6.2 The Facility Agent will not be obliged to transmit to the other Finance Parties any information in any way relating to any of the parties to the Finance Documents which that Facility Agent may have acquired otherwise than in connection with the Facilities or the Finance Documents. Notwithstanding anything to the contrary expressed or implied herein, the Facility Agent shall, as between itself and the other Finance Parties, not be bound to disclose to any other Finance Party or other person any information, disclosure of which might in the opinion of the Facility Agent result in a breach of any law or regulation or be otherwise actionable at the suit of any person.

     21.6.3 In acting as the Facility Agent for the Finance Parties, the Facility Agent's banking and agency divisions will be treated as separate entities from any other of its divisions (or similar units of the Facility Agent in any subsequent re-organisation) or subsidiaries (the "Other Divisions") and, in the event the Facility Agent should act for the Parent or any other Group Company in a corporate finance or other advisory capacity ("Advisory Capacity"), any information given by the Parent or any other Group Company to one of the Other Divisions is to be treated as confidential and will not be available to the Finance Parties without the consent of the Parent, provided that:

            (a) the consent of the Parent will not be required in relation to any information which the relevant Agent in its discretion determines relates to an Event of Default or Potential Event of Default or in respect of which the Banks have given a confidentiality undertaking in a form satisfactory to the Facility Agent and the relevant Group Company acting reasonably; and

            (b) if representatives or employees of the Facility Agent receive information in relation to an Event of Default or Potential Event of Default whilst acting in an Advisory Capacity, they will not be obliged to disclose such information to representatives or employees of the Facility Agent in their capacity as agent bank or security agent hereunder or to any of the Finance Parties if to do so would breach any rule or regulation or fiduciary duty imposed upon such persons.

21.7 Non-Reliance on Facility Agent
     Each Finance Party confirms that it is (and will at all times continue to be) solely responsible for making its own independent investigation and appraisal of the business, operations, financial condition, creditworthiness, status and affairs of the Parent and each

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     other Group Company and has not relied, and will not at any time rely on the Facility Agent:

     21.7.1 to provide it with any information relating to the business, operations, financial condition, creditworthiness, status and affairs of the Parent and any other Group Company, whether coming into its possession before or after the making of any Advance except as otherwise specifically provided herein; or

     21.7.2 to check or enquire into the adequacy, accuracy or completeness of any information provided by the Parent under or in connection with any of the Finance Documents (whether or not such information has been or is at any time circulated to it by the Agent), including, without limitation, that contained in the Syndication Information Memorandum; or

     21.7.3 to assess or keep under review the business, operations, financial condition, creditworthiness, status or affairs of the Parent or any other Group Company.

21.8 Indemnity to Agents:
     21.8.1 Each Bank shall on demand indemnify each Agent (in proportion to its participation in the outstanding Advances at the relevant time) against any cost, expense (including, without limitation, legal fees) or liability sustained or incurred by that Agent in complying with any instructions from the Banks or the Majority Banks (as the case may be) or otherwise sustained or incurred with the Finance Documents or its duties, obligations and responsibilities under the Finance Documents, except to the extent that they are sustained or incurred as a result of the gross negligence or wilful misconduct of that Agent or any of its respective personnel.

     21.8.2 The provisions of sub-clause 21.8.1 are without prejudice to any obligations of the Obligors to indemnify the Agents pursuant to the Finance Documents.

21.9 Termination and Resignation of Agency
     21.9.1 The Facility Agent may resign its appointment at any time by giving notice to the Banks and Obligors' Agent.

     21.9.2 A successor to the Facility Agent shall be selected:

            (a) by the retiring Facility Agent nominating one of its Affiliates (as defined below) following consultation with the Obligors' Agent as successor to that Agent in its notice of resignation; or

            (b) if the retiring Facility Agent makes no such nomination, by the Majority Banks nominating one of the Banks acting through an office in the UK as successor to the Facility Agent (following consultation with the Obligors' Agent); or

            (c) if the Majority Banks have failed to nominate a successor to the Facility Agent within 30 days of the date of the retiring Facility Agent's notice of resignation, by the retiring Facility Agent (following consultation with the

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                 Obligors' Agent) nominating a financial institution of good standing acting through an office in the UK to be that successor Agent.

              For this purpose "Affiliate" in relation to a Facility Agent means one of its Subsidiaries or Holding Companies or another Subsidiary of any such Holding Company, in each case acting through an office in the UK.

      21.9.3 The resignation of the retiring Facility Agent and the appointment of the successor Facility Agent will become effective only upon that successor Agent accepting its appointment as the Facility Agent in writing, at which time:

              (a) the successor Facility Agent will become bound by all the obligations of the Facility Agent and become entitled to all the rights, privileges, powers, authorities and discretions of the Facility Agent hereunder;

              (b) the agency of the retiring Facility Agent will terminate, but without prejudice to any liabilities which the retiring Facility Agent may have incurred prior to the termination of its agency;

              (c) the retiring Facility Agent will be discharged from any further liability or obligation under or in connection with the Finance Documents (save that the outgoing Facility Agent shall pay to the successor a pro rata proportion of the agency fee referred to in Clause 15.2) (Agency Fees)).

      21.9.4 The retiring Facility Agent will co-operate with the successor Facility Agent in order to ensure that its functions are transferred to the successor Facility Agent without disruption to the service provided to the Creditors and will promptly make available to the successor Facility Agent such documents and records as have been maintained in connection with this Agreement in order that the successor Facility Agent is able to discharge its functions.

      21.9.5 The provisions of this Agreement will continue in effect for the benefit of any retiring Facility Agent in respect of any actions taken or omitted to be taken by it or any event occurring before the termination of its agency.

21.10 Payments to Finance Parties

      21.10.1 The Facility Agent will account to the other Finance Parties for their respective due proportions of all sums received by the Facility Agent for such Finance Parties, whether by way of repayment of principal or payment of interest, commitment commission, fees or otherwise.

      21.10.2 The Facility Agent may retain for its own use and benefit, and will not be liable to account to the other Finance Parties for all or any part of any sums received by way of agency or arrangement fee or by way of reimbursement of expenses incurred by it.

21.11 Change of Office
      The Facility Agent may at any time and from time to time in its sole discretion by written notice to the Obligors' Agent and each of the other Finance Parties designate a different

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      office in the United Kingdom from which their respective duties as the
      Facility Agent will thereafter be performed.

22.   CERTIFICATES CONCLUSIVE AND APPLICATION OF MONEYS

22.1  Certificates Conclusive

      Save as expressly provided to the contrary in the Finance Documents, a certificate, determination, notification or opinion of any Finance Party or the Majority Banks stipulated for in any Finance Document or as to any rate of interest or any other amount payable under any Finance Document will be prima facie evidence of the rate or other amount payable.

22.2  Application of Moneys

      Following service of notice by the Facility Agent under Clause 20.3 (Cancellation and Repayment), the Facility Agent or the Security Agent (as the case may be) shall apply all sums received under the Finance Documents against amounts outstanding under the Finance Documents in the order set out below, provided that, such sums are first applied under Clause 25.2 of the April 1998 Agreement until such time as all amounts outstanding under the April 1998 Agreement has been repaid in full:

      22.2.1 first to any unpaid fees and reimbursement of unpaid expenses of the Agents due under the Finance Documents;

      22.2.2 second to any unpaid fees and reimbursement of unpaid expenses of the Banks due under the Finance Documents;

      22.2.3  third to unpaid interest due under the Finance Documents;

      22.2.4 fourth to unpaid principal due under the Finance Documents (including without limitation provision of cash cover in respect of contingent liabilities and payment of amounts due under the Hedging Agreements and the Barclays Facility Letter as defined in the April 1998 Agreement); and

      22.2.5  fifth to other amounts due under the Finance Documents,

      in each case (other than sub-clause 22.2.1) pro rata to the outstanding amounts owing to the Finance Parties under the Finance Documents.

23.   PRO RATA PAYMENTS

23.1  Recoveries

      If any amount owing by any Obligor under any Finance Document to a Finance Party (the "Recovering Bank") is discharged by payment, set-off or any other manner other than through the Facility Agent in accordance with Clause 12 (Payments) or in accordance with Clause 22.2 (Application of Moneys) (such amount being referred to in this Clause 23.1 as a "Recovery") then:

      23.1.1 within 2 Business Days of receipt of the Recovery, the Recovering Bank shall (prior to service of any notice under Clause 20.3 (Cancellation and Repayment)) pay to the Facility Agent an amount equal (or equivalent) to such Recovery or (at any time after service of any notice under Clause 20.3 (Cancellation and Repayment)) pay to the Security Agent an amount equal (or equivalent) to such Recovery;

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      23.1.2  the Facility Agent shall treat such payment as if it were part of the payment to be made by the relevant Obligor to the Banks rateably in accordance with their respective entitlements or, as the case may be, the Security Agent shall apply such payment in accordance with Clause 22.2 (Application of Moneys); and

      23.1.3 (save for any receipt by the Recovering Bank as a result of the operation of sub-clause 23.1.2), as between the relevant Obligor (as the case may be) and the Recovering Bank, the Recovery shall be treated and deemed as not having been paid.

23.2  Notification of Recovery

      Each Finance Party will notify the Facility Agent promptly of any such Recovery by that Finance Party other than by payment through the Facility Agent or the Security Agent. If any Recovery subsequently has to be wholly or partly refunded by the Recovering Bank which paid an amount equal thereto to the Facility Agent under sub-clause 26.1.1, each Finance Party to which any part of that amount was distributed will, on request from the Recovering Bank, repay to the Recovering Bank such Finance Party's pro rata share of the amount which has to be refunded by the Recovering Bank.

23.3  Information

      Each Finance Party will on request supply to the Facility Agent such information as the Facility Agent may from time to time request for the purpose of this Clause 23.

23.4  Exceptions to sharing of Recoveries

      Notwithstanding the foregoing provisions of this sub-clause 23.4, no Recovering Bank will be obliged to share any Recovery which it receives pursuant to legal proceedings taken by it to recover any sums owing to it under the Finance Documents which any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Bank are instituted by it without prior notice having been given to such party through the Facility Agent).

23.5  Several Obligations

      Failure by any Recovering Bank to comply with any of the provisions of this Clause 23 will not release any other Recovering Bank from any of its obligations or liabilities under this Clause 23.

23.6  Obtaining Consents

      Each party to this Agreement agrees to take all steps required of it pursuant to Clause 23.1 (Recoveries) and to use its reasonable endeavours to obtain any consents or authorisations which may at any relevant time be required in respect of any payment to be made by it pursuant to this Clause 23.6.

23.7  No Security

      The provisions of this sub-clause 23.7 shall not, and shall not be construed so as to, constitute a charge by any Finance Party over all or any part of any sum received or recovered by it under any of the circumstances mentioned in this sub-clause 23.7.

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23.8  Hedging Banks

      This Clause 23 shall not, for the avoidance of doubt, apply to any Finance Party in its capacity as a Hedging Bank prior to service of notice under Clause 20.3 (Cancellation and Repayment).

24.   SET-OFF

24.1  Set-off Rights

      Any Finance Party may at any time following the occurrence of an Event of Default which is continuing unwaived (without notice to the relevant Obligor):

      24.1.1 set-off or otherwise apply sums standing to the credit of any Obligor's accounts with the Finance Party (irrespective of the terms applicable to such accounts and whether or not such sums are then due for repayment to that Obligor); and

      24.1.2 set-off any other obligations (whether or not then due for performance) owed by the Finance Party to the relevant Obligor,

      against any liability of the relevant Obligor to the relevant Finance Party under the Finance Documents which is due and unpaid.

24.2  Different Currencies

      A Finance Party may exercise such rights notwithstanding that the amounts concerned may be expressed in different currencies and each Finance Party is authorised to effect any necessary conversions at a market rate of exchange selected by it.

24.3  Unliquidated Claims

      If the relevant obligation or liability is unliquidated or unascertained, the Finance Party may set-off the amount it estimates (in good faith) will be the final amount of such obligation or liability once it becomes liquidated or ascertained.

25.   NOTICES

25.1  Mode of Service

      Save as specifically otherwise provided in this Agreement, any notice, demand or other communication to be served under the Finance Documents will be in writing and will be served only by posting by first class post or by personally delivering the same or sending the same by facsimile transmission to the party to be served at its address, facsimile number shown immediately after its name on the signature page of this Agreement or set out under its name in Schedule 1 (in the case of parties to this Agreement) or given in the relevant Finance Document (in the case of other parties) or at its registered office or at such other address or number as it may from time to time notify in writing to the other parties hereto. Any notice, demand or other communication to be served by an Obligor on the Agents or the Banks will be effective only if the same is expressly marked for the attention of the department or officer (if any) specified in Schedule 1 or in the relevant Finance Document (or such other department or officer as the relevant Agent or the relevant Bank may from time to time specify for this purpose).

25.2  Deemed Service:

      25.2.1 A notice or demand served on an Obligor by first class post in the United Kingdom will be deemed served 48 hours after posting or when delivered if

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              served personally. A notice or demand served on an Obligor overseas by air mail will be deemed duly served 72 hours after posting or when delivered if served personally. A notice or demand sent to an Obligor by facsimile transmission will be deemed served at the time of transmission unless served on a non- Business Day or after 5.00 p.m. London time in which case it will be deemed served at 9.00 a.m. on the following Business Day.

     25.2.2 A notice or demand served on a Finance Party by post or air-mail will be deemed served when delivered to that Finance Party. A notice or demand sent to a Finance Party by facsimile transmission will be deemed served when received by that Finance Party.

     25.2.3 Notwithstanding sub-clauses 25.2.1 and 25.2.2, a notice deemed served in accordance with sub-clauses 25.2.1 and 25.2.2 on a non-working day or after business hours in the place of receipt will only be deemed to be served at commencement of business hours in the place of receipt on the next working day in that place.

25.3 Proof of Service:

     In proving service of any notice, it will be sufficient to prove, in the case of a letter, that such letter was properly stamped or franked first class, addressed and placed in the post or, in the case of personal delivery, was left at the correct address and, in the case of a facsimile transmission, that such facsimile was duly transmitted to the facsimile number of the addressee referred to in Clause 25.1 (Mode of Service).

26.  NO IMPLIED WAIVERS

26.1 Failure to Exercise Rights

     No failure or delay by any Finance Party in exercising any right, power or privilege under any of the Finance Documents will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

26.2 Cumulative Rights

     The rights and remedies provided in the Finance Documents are cumulative and not exclusive of any rights and remedies provided by law and all such rights and remedies howsoever arising will, save where expressly provided to the contrary therein, be available to the Finance Parties severally and any Finance Party shall be entitled to commence proceedings in connection therewith in its own name.

26.3 Grant of Waivers:

     A waiver given or consent granted by any Finance Party under this Agreement will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

27.  INVALIDITY OF ANY PROVISION

     If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

28.  CONFIDENTIALITY

     Subject to Clause 29.5 (Disclosure of Information), the parties will keep the Transaction Documents, the Syndication Information Memorandum, the Agreed Financial Projections and the subject matter of all such documents (including all details relating to the structure and financing of the Distribution) confidential, save to the extent that they are required by law or regulation to disclose the same. Each of the Finance Parties agrees with each Obligor to hold confidential all information which it acquires under or in connection with the Finance Documents, save to the extent it is required by law or regulation to disclose the same or the same comes into the public domain (otherwise than as a result of a breach of this Clause
     28). A Finance Party may, however, disclose such information to its auditors, legal advisers or other professional advisers (the "Advisers") for purposes connected with the Finance Documents provided that such Finance Party takes reasonable steps to procure that each Adviser maintains the confidentiality of such information.

29.  CHANGES TO PARTIES

29.1 Assignment by the Obligors

     No Obligor may assign or transfer all or any part of its rights, benefits or obligations under this Agreement or any of the other Finance Documents.

29.2 Assignments and Transfers by the Banks:

     29.2.1 A Bank, or any successor or assignee of such Bank, (in this capacity the "Transferor") may at any time assign, novate or otherwise transfer all or any part of its rights or obligations under the Finance Documents (or any of them) to any person (a "Transferee"), provided that, save where the Transferee is an Affiliated Bank of the Transferor:

              (a) subject to sub-clause 29.2.1(b), that Bank has first consulted with the Obligors' Agent; and

              (b) in the case of an assignment, novation or transfer which would result in the aggregate of the Transferee's Commitments exceeding 66% per cent of the aggregate of the Total Commitments, the Obligors' Agent has approved the identity of that Transferee.

     29.2.2 A transfer of obligations will only be effective if made in accordance with Clause 29.3 (Substitution Provisions) or if the Transferee has, prior to the transfer taking effect, confirmed in writing to the Facility Agent (acting as agreed on behalf of all the other Finance Parties) and to the Obligors' Agent (acting as agent on behalf of all the other Obligors) that it undertakes to be bound by the terms of each of the Finance Documents as a Bank in form and substance satisfactory to the Facility and the Obligors' Agent, in the case of the Obligors' Agent not to be unreasonably withheld or delayed. On any such transfer being made, the Transferor will be relieved of its obligations to the extent that they are transferred to the Transferee.

     29.2.3 If any assignment, transfer or novation is effected in accordance with this Clause 29.2 and (as a result of laws or regulations in force or known to be coming into force at that time), on the occasion of any subsequent payment to the Transferee, any amount would, but for this sub-clause 29.2.3, be required to be paid by an Obligor under Clause 13 (Taxes) or 14.1 (Increased Costs), then that Obligor shall not be liable to pay any such amount in excess of the amount it would have been obliged to pay if that assignment, transfer or novation had not been effected.

     29.2.4 The Obligors' Agent (for itself and as agent for the existing Obligors) will execute or procure that there are executed such documents and agreements as are necessary to effect a transfer of rights or obligations to a Transferee hereunder.

     29.2.5 Nothing in this Agreement will restrict the ability of a Bank to sub-contract any or all of its obligations under the Finance Documents (or any of them) if such Bank remains liable under this Agreement in relation to those obligations.

29.3 Substitution Provisions:

     29.3.1 A Transferor may (subject to sub-clause 29.2.1) transfer all or any of its rights and obligations under the Finance Documents to a Transferee by means of a novation effected by the Facility Agent executing a Substitution Certificate duly completed and signed on behalf of both the Transferee and the Transferor.

     29.3.2 On the later of (a) the date specified in the Substitution Certificate as being the date on or as from which the substitution under this Clause 29.3 is to take effect and (b) the date on which the Facility Agent executes the Substitution Certificate, the following shall occur:

              (a) to the extent that in the Substitution Certificate the Transferor seeks to transfer its rights and obligations under the Finance Documents, each Obligor and the Transferor shall each be released from further obligations to the other parties under the Finance Documents (and the appropriate reduction will be made to the Commitment of the Transferor) and their respective rights against each other will be cancelled (such rights and obligations being referred to in this Clause 29.3 as "Discharged Rights and Obligations");

              (b) each Obligor and the Transferee will each assume obligations towards each other and acquire rights against each other which differ from the Discharged Rights and Obligations only insofar as each Obligor and such Transferee have assumed and acquired the same in place of each Obligor and the Transferor;

              (c) each Obligor, the Transferee and the other Finance Parties will, acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the Transferee been an original party to this Agreement as a "Bank" and each other Finance Document to which the Transferor is a party as such, with the rights and obligations acquired or assumed by it as a result of the novation; and

              (d) on the date on which such transfer takes effect, the Transferee will pay to the Facility Agent for its own account a transfer fee of (Pounds)1,000.

     29.3.3 Nothing in this Agreement or any other Finance Document will oblige a Transferor or cause a Transferor to be liable:

              (a) to accept a re-assignment or re-transfer from a Transferee of any of the rights or obligations assigned, transferred or novated pursuant to this Clause 29; or

              (b) to support any losses incurred by a Transferee by reason of the non- performance by any Obligor of its obligations under any of the Finance Documents.

     29.3.4 Each of the parties to this Agreement (other than the Transferor and the Transferee) hereby irrevocably authorises the Facility Agent to execute on its behalf any Substitution Certificate which has been duly completed in accordance with this Clause 29.3 and executed on behalf of each of the Transferor and the Transferee and to execute on its behalf the Syndication Agreement.

     29.3.5 The Facility Agent will promptly notify the other parties to this Agreement of the receipt and execution by it on their behalf of any Substitution Certificate.

29.4 Benefit of Agreement

     This Agreement will be binding upon, and enure for the benefit of; each party hereto and its or any subsequent successors or permitted assigns.

29.5 Disclosure of Information

     Each Bank may disclose to a proposed assignee or transferee or any sub-participant, risk participant or other participant proposing to enter or having entered into a contract with such Bank regarding the Finance Documents any information in the possession of such Bank relating to the Parent (or any member of the Group) which it reasonably considers should be disclosed, provided that such Bank first obtains a confidentiality undertaking in the form set out in Schedule 13 from the proposed assignee or transferee.

29.6 Reference Banks

     If a Reference Bank ceases to be one of the Banks then:

     29.6.1 the Bank shall cease to be a Reference Bank; and

     29.6.2 the Facility Agent shall in consultation with the Obligors' Agent appoint another Bank or an Affiliated Bank of another Bank to be a Reference Bank.

30.  BANKS' DECISIONS

30.1 Procedures

     Subject to Clauses 30.2 (Exceptions) and 30.3 (Express Provisions) and 30.5 (Changes to April 1998 Agreement), any provision of this Agreement or any of the other Finance Documents (other than the Barclays Facility Letter) may be amended, waived, varied or modified (each a "Modification") with the agreement of the Majority Banks and the

     Obligors' Agent. A Modification so agreed may be effected by the Facility Agent executing such documents as may be required for such purpose on behalf of all the Banks and the Obligors' Agent executing such documents on behalf of the other Obligors. The Facility Agent will promptly notify the other parties to this Agreement and the other Finance Documents of the Modification so effected. Such Modification will take effect from the date upon which such notification is given (or such later date as the Facility Agent may specify therein) and will be binding on all parties to the Finance Documents.

30.2 Exceptions:

     30.2.1 The following matters will require the unanimous agreement of all of the Banks:

              (a) any change in the amount of any Commitment of any Bank (other than as a result of any transfer in accordance with Clause
                   29.2 (Assignments and Transfers by the Banks));

              (b)  any change in the definition of Margin;

              (c) any change to the Tranche A Availability Period, the Tranche B Availability Period or any Repayment Date or any other date for payment of any sum due, owing or payable to any Bank;

              (d) any change in the amount or currency of any sum due, owing or payable to any Bank;

              (e) any change in the amount of any payment of principal, interest or commissions payable hereunder by any party;

              (f) any amendment, variation or modification of Clause 22.2 (Application of Moneys), Clause 23 (Pro Rata Payments), Clause 24 (Set-off), Clause 29.1 (Assignment by the Obligors), this Clause 30 or to the definition of "Majority Banks" in Clause 1.1 (Definitions); and

              (g)  any release of security (otherwise than as provided in Clause
                   17.4 (Release of Security) or in connection with any enforcement action).

30.3 Express Provisions

     Any waiver or any consent, approval or other matter which by the express terms of this Agreement or any other Finance Document is to be given by all of the Banks will not be effective unless all of the Banks have agreed thereto but, subject thereto, may be given by the Facility Agent on behalf of all of the Banks.

30.4 Hedging Banks

     Subject to sub-clause 19.2.6, the Hedging Agreements may be amended, varied, waived or modified by agreement between the parties thereto.

30.5 Changes to April 1998 Agreement

     The Obligors shall not agree to any amendment of Clauses 22.3(d),(e),(g) or
     (j) or Clause 22.4(f) of the April 1998 Agreement without the consent of the Majority Banks.

31.  INDEMNITIES

31.1 General Indemnity and Breakage Costs

     The Borrower will fully indemnify each of the Finance Parties on demand from and against any expense (including legal fees), loss, damage or liability (other than loss of profit) which any of them may incur as a consequence of any sum not being paid when due pursuant to the Finance Documents, any failure to borrow (or otherwise utilise the Facilities) when obliged to do so in accordance with this Agreement, any Advance being repaid or prepaid otherwise than on the last day of an Interest Period, the occurrence of any Event of Default or otherwise in connection with a breach by a breach by any Obligor of any Finance Document. Without prejudice to its generality, the foregoing indemnity:

     31.1.1 extends to any interest, fees or other sums whatsoever paid or payable on account of any funds borrowed in order to carry any amount which an Obligor fails to pay in breach of any Finance Document and to any loss, premium, penalty or expenses which may be incurred in liquidating or employing deposits from third parties acquired to make, maintain or fund outstanding Advances or any other amount due or to become due under any Finance Document; and

     31.1.2 will entitle the relevant Finance Party to recover breakage costs from the Borrower in the event of an Advance or other sum being repaid or pre-paid prior to the last day of an Interest Period even though the relevant Finance Party has financed such Advance or other sum from its own resources, the costs it thereby incurs being calculated on the assumption it had borrowed an amount equal to the Advance or other sum in question in the London interbank market for the duration of the relevant Interest Period.

31.2 Currency Indemnity

     Without prejudice to Clause 31.1 (General Indemnity and Breakage Costs), if:

     31.2.1 any amount payable by any Obligor under or in connection with any Finance Document is received by any Finance Party (or by any Agent on behalf of any Finance Party) in a currency (the "Payment Currency") other than that agreed in the relevant Finance Document (the "Agreed Currency"), whether as a result of any judgement or order or the enforcement thereof, the liquidation of the relevant Obligor or otherwise and the amount produced by converting the Payment Currency so received into the Agreed Currency is less than the relevant amount of the Agreed Currency; or

     31.2.2 any amount payable by any Obligor under or in connection with any Finance Document has to be convened from the Agreed Currency into another currency for the purpose of (a) making or filing a claim or proof against any Obligor, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to any Finance Document, then the Obligor will, as an independent obligation, indemnify the relevant Finance Party for the deficiency and any loss sustained as a result. Any conversion required will be made at such prevailing rate of exchange on such date and in such market as is determined by the relevant Finance Party as being most appropriate for the conversion. The Obligor will, in addition pay the costs of the conversion.

31.3 Waiver

     Each Obligor waives any right it may have in any jurisdiction to pay any amount under any Finance Document in a currency other than that in which it is expressed to be payable in the relevant Finance Document.

32.  MISCELLANEOUS

     The parties to this Agreement hereby confirm that the Subordination Deed shall continue in full force and effect and shall apply to the outstandings under the Finance Documents notwithstanding the terms hereof.

33.  GOVERNING LAW AND SUBMISSION TO JURISDICTION

33.1 Governing Law

     Any dispute, controversy, proceedings or claim of whatever nature arising out of or relating to, or breach of, this Agreement shall be governed by and this Agreement shall be construed in all respects in accordance with English law.

33.2 Submission to Jurisdiction

     For the benefit of each of the Finance Parties, each Obligor irrevocably submits to the jurisdiction of the courts in England for the purpose of hearing and determining any dispute arising out of this Agreement and for the purpose of enforcement of any judgement against its assets. Without prejudice to any other permitted mode of service, each Obligor agrees that service of any writ, notice or other document for the purpose of any proceedings in such courts shall be duly served upon it if delivered or sent by registered post to the Obligors' Agent.

33.3 Freedom of Choice

     The submission to the jurisdiction of the courts referred to in Clause 33.2 (Submission to Jurisdiction) shall not (and shall not be construed so as to) limit the right of any Finance Party to take proceedings against any Obligor in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

34.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.


IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed on the date first written above.

                                  SCHEDULE 1

                               The Original Banks

                                        Tranche A Facility   Tranche B Facility
                                            Commitment ($)       Commitment ($)

Barclays Bank PLC                               90,000,000           10,000,000
Lending Office   North West Large
and address for  Corporate Banking
notices:         PO Box 230
                 15-33 Moorfields
                 Liverpool  L69 2RU

Facsimile:       0151 801 3669
Attention:       Tim Rigg

                                       ----------------------------------------

                                                90,000,000           10,000,000


                                       ----------------------------------------

                                  SCHEDULE 2

                                    Part A
                          Borrowers and/or Guarantors

Group Company                                           Registered number/
                                                      State of Incorporation

Octel Corp.                                                    Delaware, USA
Octel International Limited                                          3316194
Octel Developments PLC                                               3516662
Octel Trading Limited                                                3516648
Octel Resources Limited                                              3316334
Octel Associates                                            (not applicable)
The Associated Octel Company Limited                                  344359
Associated Octel Company (Plant) Limited                              873396
AKC Trading Limited                                                  2627121

                                    Part B
                             The Security Documents

1. Second Priority Collateral Assignment and Security Agreement executed by Octel Corp. in favour of the Security Agent and dated on or about the date of this Agreement.

2. Debenture executed by Octel Associates, the Partners, AOC, AOC (Plant) and AKC Trading Limited in favour of the Security Agent and dated on or about the date of this Agreement.

3. Debenture executed by Octel Developments and Octel International Limited in favour of the Security Agent and dated on or about the date of this Agreement.

                                  SCHEDULE 3
                        Documentary Conditions Precedent

1.  Formalities Certificate(s):

    1.1 a certificate from Octel Associates in the form set out in Part A of
    Schedule 7 signed by an authorised director or the secretary of each of the Partners which shall have attached to it the documents referred to in such certificate, including the requisite constitutional documents of Octel Associates referred to in paragraphs 3.1 to 3.6 (inclusive) below;

    1.2 a certificate from each Obligor (other than Octel Associates, Octel America and Octel LLC) in the form set out in Part B of Schedule 7 (in the case of the Parent) or Part C of Schedule 7 (in any other case) signed by an authorised director, the secretary or other officer acceptable to the Facility Agent of that Obligor which shall have attached to it the documents referred to in such certificate including the requisite constitutional documents of that Obligor and the appropriate board and (if applicable) shareholder resolutions approving the relevant Finance Documents to which that Obligor is a party.

2. Finance Documents: each of the following documents in the agreed form duly executed and delivered by all parties thereto (except the Finance Parties):

2.1 this Agreement;

2.2 the Security Documents (together with such original notices of assignment or charge required to be given under the Security Documents); and

2.3 the Agency and Arrangement Fees Letter.

3.  Constitutional Documents: copies of the following documents:

3.1 the Partnership Agreement;

3.2 the Settlement Deed;

3.3 the Managing Agency Agreement;

3.4 the Leasing Agreement;

3.5 supplemental partnership agreements dated 29 December 1967, 19 December 1969 and 21 December 1978 respectively, deeds of assumption dated 18 May 1989, 18 November 1991, 16 March 1992, 13 March 1997, 31 October 1997 and 6 November 1997 respectively and a retirement agreement dated 20 November 1997, in each case relating to the Partnership Deed;

3.6 all other documents executed to effect the transfer of partnership interests to the Partners as required under the Structure Document.

4. Structure Document: a copy of the Structure Document (initialled by the Obligors' Agent and the Facility Agent for identification purposes only).

5.  Financial Information: certified copies of:

5.1 the Latest Accounts; and

5.2 the Latest Interim Accounts.

6. Company Searches: a search of each UK member of the Group's register of mortgages and charges and company file at the Companies Registry or Register showing, inter alia, no Security Interests over any of its assets (other than any Permitted Security Interest) and no appointment of a receiver, liquidator or administrator or the presentation of any petition in respect of any of the same.

7.  Legal Opinions

7.1 a legal opinion of Clifford Chance as to matters of English law in form and substance satisfactory to the Facility Agent.

7.2 a legal opinion of Clifford Chance, New York as to matters of US law in form and substance satisfactory to the Facility Agent.

7.3 a legal opinion of Kirkland & Ellis as to matters of US law in form and substance satisfactory to the Facility Agent.

                                  SCHEDULE 4
                          Form of Utilisation Request


To:             [                      ] as Facility Agent

Attention:      .                                              , 19  .

From:    [Name of Company]

Dear Sirs,

Re: $100,000,000 term loan agreement dated . 1999 (the "Facility Agreement")

We request Utilisation of the [Tranche A/Tranche B] Facility as follows:

(a)    Amount:                               .

(b)    Date on which Advance is to be made:  .
(c)    Interest Period:                       .
(d)    Payment should be made to:             .
(e)    The Borrower is:                  .

We confirm that:

(i) the representations and warranties made in Clause 18 of the Facility Agreement stipulated as being made or repeated on the date hereof are true and accurate as if made with respect to the facts and circumstances existing on such date;

(ii) we are in full compliance with the undertakings contained in Clause 19 of the Facility Agreement; and

(iii) no Event of Default or Potential Event of Default has occurred and is continuing or will occur as a result of the proposed Advance being made.

Terms defined in the Facility Agreement shall have the same meanings when used in this request.


                          ...........................
                             [Authorised Signatory]
                              for and on behalf of
                               [Obligors' Agent]

                                  SCHEDULE 5

                              Mandatory Costs Rate

1. The Mandatory Cost Rate is an addition to the interest rate to compensate Banks for the cost of compliance with the requirements of the Financial Services Authority (or any other authority which replaces all or any of its functions).

2. On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "additional costs rate") for each Bank, in accordance with the formula set out below. The Mandatory Cost Rate will be calculated by the Agent as a weighted average of such Bank's additional costs rates (weighted in proportion to the percentage participation of each Bank in the Advance) and will be expressed as a percentage rate per annum.

3. The additional cost rate for each Bank will be calculated by the Agent as follows:

                                    Fx0.01
                                    ------ per cent per annum.
                                     300

    Where F is the rate of charge payable by that Bank to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fees Regulations) and expressed in pounds per (Pounds)1,000,000 of the Fee Base of that Bank.

4.  For the purposes of this Schedule:
    (a) "Fees Regulations" means the Banking Supervision (Fees) Regulations 1998 or such other law as may be in force from time to time in respect of the payment of fees for banking supervision;

    (b) "Fee Base" has the meaning given to it, and will be calculated in accordance with, the Fees Regulations; and

    (c)  the resulting figure will be rounded to four decimal places.

5. Each Bank shall supply any information required by the Agent for the purpose of calculating the above formula. In particular, but without limitation, each Bank shall supply the following information in writing on or prior to the date on which it becomes a Bank:

    (d) its jurisdiction of incorporation and the jurisdiction of its Facility Office; and

    (e) such other information that the Agent may reasonably require for such purpose.

    Each Bank shall promptly notify the Agent in writing of any change to the information provided by it pursuant to this clause.

6. The rates of charge of each Bank for the purpose of F above shall be determined by the Agent based upon the information supplied to it pursuant to clause 5 and on the assumption that unless a Bank notifies the Agent to the contrary, each Bank's obligations in relation to the Fees Regulations are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

    The Agent shall have no liability to any person if such determination results in an additional costs rate which over or under compensates any Bank and shall be entitled to assume that the information provided by any Bank pursuant to clause 5 is true and correct in all respects.

7. The Agent shall distribute the additional amounts received pursuant to the Mandatory Cost Rate to the Banks on basis of the additional cost rate incurred by each Bank, as calculated in accordance with the above formula and based on the information provided by each Bank pursuant to clause 5.

8. Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost Rate, an additional costs rate or any amount payable to a Bank shall, in the absence of manifest error, be conclusive and binding on all of the parties hereto.

The Agent may from time to time, after consultation with the Borrower and the Banks, determine and notify to all parties any amendments or variations which are required to be made to any of the formula set out above in order to comply with any change in law or any requirements from time to time imposed by the Financial Services Authority (or any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all the parties hereto.

                                  SCHEDULE 6
                          Substitution Certificate/1/


            [(referred to in Clause 32.3 (Substitution Provisions)]

To:  [                         ]

          for and on behalf of the Obligors and the Banks

          (each as defined in the Facility Agreement referred to below).


This substitution certificate (this "Certificate") relates to a facility
agreement dated    1999 and made between, inter alia, [         ] (the "Facility
Agreement", which expression includes any amendments or supplements thereto or restatements thereof). Terms defined in the Facility Agreement shall, unless otherwise defined in this Certificate, have the same meanings when used in this Certificate.

1. Transferor Confirmation and Request: [Name of Transferor] (the "Transferor") by its execution of this Certificate:

1.1 requests [name of Transferee] (the "Transferee") to accept and procure, in accordance with Clause 29.3 of the Facility Agreement (Substitution Provisions), transfer to the Transferee of the portion of the Transferor's participation in the Facilities (and in the Advances made by it) as specified in Schedule 1 of this Certificate (the "Transfer Rights") by counter-signing this Certificate and delivering it to the Agent at its address for the giving of notices under the Facility Agreement so as to take effect on the date specified in Schedule 2 of this Certificate (the "Transfer Date"); and

1.2 confirms that the details which appear in Schedule 1 of this Certificate accurately record respectively, the amount of the Transferor's Commitment and the principal amount of the Transfer Rights at the date of this Certificate.

2. Transferee Request: The Transferee by its execution of this Certificate requests the Obligors' Agent, each other Obligor, the Banks and the Facility Agent to accept this Certificate as being delivered under and for the purposes of Clause 29 of the Facility Agreement so as to take effect in accordance with the terms of that clause on the Transfer Date.

3. Transfer Fee: The Transferee undertakes to pay to the Facility Agent for the Facility Agent's own account a transfer fee of (Pounds)1,000 as provided in Clause 29.3.2(d) of the Facility Agreement.

4.  Transferee Representations:  The Transferee hereby:

--------------------------------------------------------------------------------
/1/ Each of the Transferor and Transferee should ensure that all regulatory requirements are satisfied in connection with its entry into of any Substitution Certificate.

4.1 confirms that it has received from the Transferor a copy of the Facility Agreement together with such other documents and information as it has requested in connection with this transaction;

4.2 confirms that it has not relied, and will not hereafter rely, on the Transferor or any other Finance Party to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such documents or information;

4.3 agrees that it has not relied, and will not hereafter rely, on the Transferor or any other Finance Party to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any Obligor or any other party to the Facility Agreement; and

4.4 represents and warrants to the Transferor and all other parties to the Facility Agreement that it has power to become a party to the Facility Agreement as a "Bank" on the terms herein and therein set out, has taken all necessary steps to authorise execution and delivery of this Certificate.

5. Transferee Covenants: The Transferee hereby undertakes with the Transferor and all other parties to the Facility Agreement that it will perform in accordance with its terms all those obligations which, by the terms of the Facility Agreement, will be assumed by it following delivery of this Certificate to the Facility Agent.

6. Exclusion of Transferor's Liabilities: Neither the Transferor nor any other Finance Party makes any representation or warranty nor assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents and assumes no responsibility for the financial condition of the Parent or any other party to the Finance Documents or for the performance and observance by the Obligors' Agent or any Obligor of any of its obligations under the Finance Documents and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7. Novation: On execution of this Certificate by the Facility Agent (on behalf of the Transferor and the Transferee) the Transferee will become a party to the Facility Agreement, on and with effect from the Transfer Date in substitution for the Transferor with respect to those rights and obligations which by the terms of the Facility Agreement and this Certificate are assumed by the Transferee.

8. Law: This Certificate and the rights and obligations of the parties hereto shall be governed by and construed in accordance with English Law.

AS WITNESS the hands of authorised signatories for and on behalf of the Transferor, the Transferee and the Facility Agent on the respective dates appearing below.

                   Schedule 1 to the Substitution Certificate


Transferor's Existing Tranche A Commitment:                              $

Transferor's Existing Tranche B Commitment:                              $

Portion of Transferor's Existing [Tranche A Commitment/participation
in Tranche A Advance] to be transferred:                                 $

Portion of Transferor's Existing Tranche B Commitment to be transferred: $

                   Schedule 2 to the Substitution Certificate

                     Particulars relating to the Transferee


Transfer Date:

Lending Office:

Contact Name:

Account for Payments:

Address for Notices:

Telephone:

Telex:

Facsimile:

                 Signature Clauses to Substitution Certificate


[Transferor]                                       [Transferee]
By:................                                By:..............
Date:                                              Date:


[Facility Agent]
By:................
Date:

                                   SCHEDULE 7

                                     Part A
                   Formalities Certificate (Octel Associates)

                                Octel Associates
                                (the "Obligor")

                         Facility Agreement dated . 1999
                           (the "Facility Agreement")


To:  Barclays Bank PLC as facility agent under the Facility Agreement.


We Octel Trading Limited and Octel Resources Limited being the partners of the Obligor at the date of the Facility Agreement hereby make the following certifications and confirmations.

1.  Constitutional Documents
    Attached hereto marked A are documents which, to the best of our knowledge and belief having made all due enquiries, are true, complete and up-to-date copies of:

1.1 Partnership Agreement;

1.2 the Settlement Deed;

1.3 the Managing Agency Agreement;

1.4 the Leasing Agreement;

1.5 supplemental partnership agreements dated 29 December 1967, 19 December 1969 and 21 December 1978 respectively, deeds of assumption dated 18 May 1989, 18 November 1991, 16 March 1992, 13 March 1997, 31 October 1997 and 6 November 1997 respectively and a retirement agreement dated 20 November 1997, in each case relating to the Partnership Deed; and

1.6 [specify documents executed to effect the transfer or partnership interests to the Partners as required under the Structure Documents]

2.  Authorised Signatories

    The following signatures are the specimen signatures of the persons authorised by resolution of the Partners to execute all Finance Documents to which it is a party, utilisation requests under the Facility Agreement and all other documents and notices required in connection therewith:

Name                              Position  Signature
----                              --------  ---------

3.  No Breach of Borrowings Limit

    We have examined the terms of all loan agreements, trust deeds and similar borrowing instruments together with the constitutional documents of the Obligor and all other relevant instruments and agreements to which either of us is a party ("Relevant Documents") and we can confirm to you that the drawing by the Obligor of all sums capable of being drawn under the Facility Agreement (the "Maximum Drawings") does not infringe the terms of the Relevant Documents and that the borrowing of the Maximum Drawings when aggregated with any other Financial Indebtedness of both of us:

3.1 will be within our partnership powers; and

3.2 does not or will not cause to be exceeded any limit or restriction on any of the powers of either of us (whether contained in any Relevant Documents or otherwise) or the right or ability of the management committee of the Obligor to exercise such powers.

4.  No Events of Default

    We confirm to you that, as at the date of this Certificate, no Event of Default or Potential Event of Default exists and the Obligor and all other Obligors (as defined in the Facility Agreement) are in full compliance with their obligations under the Finance Documents.

Terms defined in the Facility Agreement shall bear the same meaning when used herein.


Signed:                       -----------------------
                              For and on behalf of
                              Octel Trading Limited
Date:
                              -----------------------

Signed:
                              -----------------------
                              For and on behalf of
                              Octel Resources Limited
Date:
                              -----------------------

                                     Part B
                     Formalities Certificate (US Obligors)

                          [insert name of Corporation]
                                (the "Obligor")

                         Facility Agreement dated . 1999
                           (the "Facility Agreement")


To: Barclays Bank PLC as facility agent under the Facility Agreement.


I . being a director or duly authorised signatory of the Obligor hereby make the following certifications and confirmations.

1.  Constitutional Documents
    Attached hereto marked A are true, complete and up-to-date copies of:

1.1 [specify Obligor. constitutional documents].
2.  Extract Board Resolutions

    Attached hereto marked B is a true and complete extract from the minutes of a meeting of the board of directors of the Obligor duly convened and held (during which a quorum was present throughout) recording resolutions passed at such meeting (which resolutions are in full force and effect and have not been rescinded or varied) and which approve the Finance Documents to which it is a party and all transactions contemplated thereby.

3.  Authorised Signatories

    The following signatures are the specimen signatures of the persons authorised by resolution of the board of directors of the Obligor to execute all Finance Documents to which it is a party and all other documents and notices required in connection therewith:

    Name                         Position                       Signature
    ----                         --------                       ---------


4.  No Breach of Borrowings Limit

    I have examined the terms of all loan agreements, trust deeds and similar borrowing instruments together with the constitutional documents of the Obligor and all other relevant instruments and agreements to which the Obligor is a party ("Relevant Documents") and I can confirm to you that the guarantee by the Obligor of all sums capable of being drawn under the Facility Agreement (the "Maximum Drawings") does not infringe the terms of the Relevant Documents and that the guarantee by the Obligor of the Maximum Drawings when aggregated with any other Financial Indebtedness of the
    Obligor:

4.1 will be within the corporate powers of the Obligor; and

4.2 does not or will not cause to be exceeded any limit or restriction on any of the powers of the Obligor (whether contained in any Relevant Documents or otherwise) or the right or ability of the directors of the Obligor to exercise such powers.

5.  No Events of Default

    I confirm to you that, as at the date of this Certificate, no Event of Default or Potential Event of Default exists and the Obligor and all other Obligors (as defined in the Facility Agreement) are in full compliance with their obligations under the Finance Documents.

Terms defined in the Facility Agreement shall bear the same meaning when used herein.

Signed:
                              ---------------------------
Date:
                              ------------------

                                     Part C
                        Formalities Certificate (Others)

                            [Insert name of Company]
                                (the "Obligor")

                         Facility Agreement dated . 1999
                           (the "Facility Agreement")


To: Barclays Bank PLC as facility agent under the Facility Agreement.

I . being a director or authorised signatory of the Obligor being duly authorised by the Obligor to deliver this Certificate hereby make the following certifications and confirmations.

1.   Constitutional Documents

     Attached hereto marked A are true, complete and up-to-date copies of:

     (a)  the certificate of incorporation of the Obligor;

     (b) all certificates of incorporation on change of name of the Obligor (if any); and

     (c)  the constitutional documents of the Obligor consisting of . .

2.   Extract Board Resolutions

     Attached hereto marked B is a true and complete extract from the minutes of a meeting of the board of directors of the Obligor duly convened and held (during which a quorum was present throughout) recording resolutions passed at such meeting (which resolutions are in full force and effect and have not been rescinded or varied) and which approve the Finance Documents to which it is a party and all transactions contemplated thereby.

3.   Shareholder Resolutions

     Attached hereto marked C is a true and complete copy of a resolution of all the shareholders of the Obligor unanimously passed authorising and directing the execution and performance by the Obligor of the Finance Documents to which it is a party.

4.   Authorised Signatories

     The following signatures are the specimen signatures of the persons authorised by resolution of the board of directors of the Obligor to execute all Finance Documents to which it is a party, utilisation requests under the Facility Agreement and all other documents and notices required in connection therewith:

     Name                          Position                         Signature
     ----                          --------                         ---------

5.  No Breach of Borrowings Limit

    I have examined the terms of all loan agreements, trust deeds and similar borrowing instruments together with our memorandum and articles of association or other constitutional document of the Obligor (as the case may be) and all other relevant instruments and agreements to which the Obligor is a party ("Relevant Documents") and I can confirm to you that the [drawing by/guarantee of] the Obligor of all sums capable of being drawn under the Facility Agreement (the "Maximum Drawings") does not infringe the terms of the Relevant Documents and that the [borrowing/guaranteeing] of the Maximum Drawings when aggregated with any other Financial Indebtedness of the
    Obligor:

    (a)  will be within the corporate powers of the Obligor; and
    (b) does not or will not cause to be exceeded any limit or restriction on any of the powers of the Obligor (whether contained in any Relevant Documents or otherwise) or the right or ability of the directors of the Obligor to exercise such powers.

6.  No Events of Default

    I confirm to you that as at the date of this Certificate no Event of Default or Potential Event of Default exists and the Obligor and all other Obligors (as defined in the Facility Agreement) are in full compliance with their obligations under the Finance Documents.

Terms defined in the Facility Agreement shall bear the same meaning when used herein.


Signed:
                              ---------------------------
Date:
                              ------------------

                                   SCHEDULE 8
                              Guarantee Provisions

1. No Discharge: The obligations of each Guarantor under Clause 16.1 (Guarantee) shall not be discharged, diminished or in any way affected as a result of:

1.1 any time or indulgence or waiver given to, or composition made with, any Obligor or any other person;

1.2 any amendment, variation or modification to, or replacement of, the Finance Documents or any increase in the amount of the Facilities (or any of them);

1.3 the taking, variation, compromise, renewal or release or refusal or neglect to perfect or enforce any right, remedies or securities against any Obligor or any other person;

1.4 any other guarantee, indemnity, charge or other security or right or remedy held by or available to the Finance Parties being or becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by any Finance Party from time to time dealing with, exchanging, varying, realising, releasing or failing to perfect or enforce any of the same;

1.5 any Obligor becoming insolvent, being dissolved, going into receivership or liquidation or having an administrator appointed;

1.6 any change in the identity of the partners of Octel Associates;

1.7 any change in the constitution of any Finance Party (or any Finance Party's successors or assigns) or the amalgamation or consolidation by a Finance Party with any other company or entity; or

1.8 any other act, omission, circumstance, matter or thing (other than an express release in writing) which, but for this provision, might operate to release or otherwise exonerate the Guarantor from its obligations under Clause 16.1 whether in whole or in part.

2. Continuing Obligations: The Guarantee Obligations shall continue in full force and effect notwithstanding:

2.1 the fact that any purported obligation of any Obligor or any other person to any Finance Party (or any security therefor) becomes wholly or partly void, invalid or unenforceable for any reason whether or not known to the Finance Party or the Guarantor; or

2.2 any incapacity or any change in the constitution of, or any amalgamation or reconstruction of, any Guarantor or any Obligor or any other matter whatsoever.

3. New Accounts: If notwithstanding Clause 16.2.3 the Guarantee Obligations shall for whatever reason cease to be continuing obligations, each Finance Party may continue any account or open one or more new accounts with the Borrowers (or any of them) and the liability of each Guarantor shall not be reduced or affected in any way by any subsequent transactions or receipts or payments into or out of any such account or accounts.

4. Liability for Indebtedness: If, not withstanding Clause 16.2.3, the Guarantee Obligations are determined for any reason, each Guarantor will remain liable in respect of all indebtedness referred to in Clause 16.1.1 as at the date of determination (whether demanded or not) and whether or not any other Obligor is then in default under the Finance Documents.

5. Primary Obligations: The Guarantee Obligations shall constitute the primary obligations of each Guarantor and no Finance Party shall be obliged, before enforcing its rights against any Guarantor under Clause 16.1 to:

5.1 proceed against any Obligor or any other person;

5.2 proceed against or exhaust any security held from any Obligor or any other person;

5.3 proceed against or have resort to any balance of any deposit account or credit on the books of any Finance Party in favour of any Obligor or any other person; or

5.4 pursue any other remedy in the power of any Finance Party whatsoever.

6. No Subrogation: Subject to paragraph 1.7, until all the indebtedness under the Finance Documents has been irrevocably paid and discharged in full and the Finance Parties have no further commitment to provide facilities or accommodation to any Borrower, no Guarantor shall:

6.1 be subrogated to or otherwise entitled to share in, any security or monies held, received or receivable by any Finance Party or be entitled to any right of contribution in respect of any payment made by any Guarantor hereunder;

6.2 exercise or enforce any of its rights of subrogation and indemnity or any other claim or right against any Borrower or any co-surety;

6.3 following a claim being made on any Guarantor under Clause 16.1, demand or accept repayment of any monies due from any other Obligor to such Guarantor or claim any set-off or counterclaim against any other Obligor;

6.4 claim or prove in a liquidation or other insolvency proceeding of any Borrower or any co-surety in competition with any Finance Party without the consent of the Facility Agent; or

6.5 exercise any claim, right or remedy with respect to any collateral or security now or hereafter held by any Finance Party.

    Each Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification which the Guarantor may have against any Obligor or against any collateral or security, and any rights of contribution such Guarantor may have against any such other Obligor, shall be junior and subordinate to any rights any Finance Party may have against any Obligor (including, without limitation, such Guarantor), to all right, title and interest which any Finance Party may have in any such collateral or security and to any right which any

    Finance Party may have against such other Obligor. Any Finance Party may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights any Guarantor may have and, upon any such disposition or sale, any rights of subrogation such Guarantor may have had shall terminate. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement or indemnification rights at any time when all Guarantee Obligations shall not have been irrevocably paid in full, that amount shall be held in trust for the Finance Parties and shall forthwith be paid over to the Finance Parties to be credited and applied against the Guarantee Obligations, whether matured or unmatured, in accordance with the terms hereof.

7. Exercise of Subrogation: Following the making of a demand on the Guarantor under Clause 16.1, the Guarantor will (at its own cost) promptly take such of the steps or action as are referred to in Clause 1.6 as the Facility Agent may from time to time stipulate.

8. Turnover: The Guarantor shall promptly pay to the Facility Agent an amount equal to any set-off, proof or counterclaim in fact exercised by it against a Borrower or any co-surety and shall hold in trust for and promptly pay or transfer to the Facility Agent any payment or distribution or benefit of security in fact received by it whether arising as a result of a breach of paragraph 1.6 or compliance with directions given under paragraph 1.7.

9. Suspense Account: The Facility Agent may place and keep (for such time as it shall think prudent) any money received, recovered or realised in respect of the Guarantee Obligations in or at a separate account (without liability to pay interest on the amounts standing to the credit of such account). The Facility Agent may retain such monies in the suspense account for such period as it considers expedient without having any obligation to apply the same or any part thereof in or towards discharge of the Guarantee Obligations.

                                  SCHEDULE 9
                              Accession Document

THIS ACCESSION AGREEMENT is made    19

BETWEEN:

(1) LIMITED (No.   ) (the "New [Borrower/Guarantor]");

(2) [                    ] (No.   ) (the "Obligors' Agent");


(3) [                    ] in its capacity as Facility Agent and Security
    Agent under the Facility Agreement.


WHEREAS:

(A) This Agreement is entered into in connection with a facility agreement (the
    "Facility Agreement") dated  1999 and made between [          ].

(B) This Agreement has been entered into to record the admission of the New [Borrower/Guarantor] as a [Borrower/Guarantor] under the Facility Agreement.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.  DEFINITIONS
    Terms defined in the Facility Agreement shall have the same meaning when used in this Agreement.

2.  ADMISSION OF NEW [BORROWER/GUARANTOR]

2.1 The New [Borrower/Guarantor] agrees to become a [Borrower/Guarantor] under the Facility Agreement and agrees to be bound by the terms of the Facility Agreement as if it had been named as a [Borrower/Guarantor] thereunder.

2.2 The New [Borrower/Guarantor] hereby confirms the appointment of the Obligors' Agent as its agent in the terms of the Facility Agreement.

2.3 The New [Borrower/Guarantor] confirms that its address details for notices in relation to Clause 25 (Notices) of the Facility Agreement are as follows:

Address:

Facsimile:

Telex:

Attention of:

2.4 By their signature below the parties to this Agreement (other than the New [Borrower/Guarantor]) confirm their acceptance of the New
    [Borrower/Guarantor] as a [Borrower/Guarantor] for the purpose of the Facility Agreement.

3.  LAW

    This Accession Agreement shall be governed by and construed in all respects in accordance with English law.

IN WITNESS whereof the parties have caused this Agreement to be duly executed on the date first written above.


                                  SCHEDULE 1
                              Existing Borrowers


                                  SCHEDULE 2
                              Existing Guarantors

                       Signatories to Accession Document


New [Borrower/Guarantor]
 .

By: ..................


Obligors' Agent
 .

By: ..................

for itself and as agent
for and on behalf of
the Existing Borrowers
and the Existing Guarantors

The Facility Agent
[                      ]
By: ..................

for itself and as Facility Agent
and on behalf of the Security Agent
and the Banks

                                  SCHEDULE 10
                      Form of Confidentiality Undertaking

                          Confidentiality Undertaking

To:  Octel Corp. and Octel Associates (together the "Company");
     Great Lakes Chemical Corporation ("GLCC"); and
     [Transferor] (the "Transferor")

In connection with the possible purchase by the Receiving Party which has signed
this Undertaking from [                    ] (the "Transferor") or its designee
of an interest in the Transferor's participation in a facility agreement (the
"Facility Agreement") dated  . 1999 between [         ] (the "Transaction"), the
Transferor will be providing the Receiving Party which has signed this undertaking with certain information with respect thereto that is non-public, confidential or proprietary in nature, including, without limitation, information relating to the Parent and its subsidiaries (the "Information"). In consideration of the Information being made available to the Receiving Party, the Receiving Party agrees and confirms as follows to the Company, GLCC and the
Transferor:

1. It will keep all such Information disclosed to it confidential and will not disclose the whole or any part of it, without the prior written consent of the Company and the Transferor, to any person other than its directors, officers, employees and legal advisers (and other advisers to whom the Company and the Transferor have consented in writing) who in each case need to know the Information for the purposes of the Transaction and so long as such directors, officers, employees, legal and other advisers shall be informed by it of the confidential nature of the Information and the provisions of this Undertaking and it shall procure that they treat such Information confidentially and act as if bound hereby.

2. It shall use and copy the Information only in connection with the Transaction and not for any other purpose.

3. That it is aware, and that it will advise any directors, officers, and employees to whom any of the Information is disclosed, that it may be illegal for any person who has received from the Company or its advisers material, non-public information to deal in, or to encourage others to deal in, securities of the Company or another party to the Transaction or, except in the proper performance of his office or employment, to communicate such information to any other person.

4. It will not, without the prior written consent of the Transferor, and will procure that its directors, officers, employees and legal and other advisers will not, disclose to any person either the approach to it in connection with, or its interest in, the Transaction or the fact that discussions or negotiations are taking or have taken place concerning its possible participation in the Transaction or any of the terms, conditions or other facts with respect thereto, including the status thereof, unless such Information is already within the public domain.

5. In the event that the Receiving Party ceases to be involved in the Transaction, or at any time, at the request of the Company or the Transferor (whichever occurs first), without prejudice to its other obligations under this Undertaking, it shall return, and procure that its directors, officers, employees and legal and other advisers shall return, to the Transferor without delay all Information received, whether written or graphic, and will not retain any copies thereof in whatever form, including electronic, and the Receiving Party shall, and shall procure that its directors, officers, employees and legal and other advisers shall, destroy all documents, memoranda, notes and other writing in whatever form, including electronic, prepared by it or them based on the Information and to the extent reasonably practicable (and to the extent not so practicable subject to such Information remaining subject to all the obligations under this Undertaking) expunge all Information from any computer, word processor or any other device in its possession.

6. This Undertaking shall not prohibit the Receiving Party from making any disclosure of the Information in relation to which it has received an unqualified opinion of a lawyer who shall not be one of its employees and who shall be satisfactory to the Company and the Transferor confirming that it is necessary in order to comply with a legal obligation to disclose, a lawful subpoena or other legal process binding on the Receiving Party or a binding request or direction of, any government department or government regulatory agency, provided in each case that written notice of any such disclosure and a copy of such opinion is given to the Company and the Transferor as soon as practicable and the Receiving Party shall consult and co-operate with the Company and the Transferor on the advisability of taking legally available steps to resist or narrow such disclosure and, if disclosure is required, co-operate with the Company and the Transferor in any attempt that the Company or the Transferor may make to resist or narrow such obligation to disclose and/or to obtain an order or other reliable assurance that confidential treatment will be accorded to the Information.

7. The Receiving Party agrees that any disclosure of Information to it shall not be deemed to confer upon it any rights whatsoever and such Information shall remain the property of the Company and the Transferor.

8.  Paragraph 1 shall not apply to any of the Information which:

    8.1.1 at the time of being obtained by the Receiving Party is already within the public domain; or

    8.1.2 subsequently comes within the public domain other than by breach by the Receiving Party or any of its directors, officers, employees or legal or other advisers of this Undertaking; or

    8.1.3 has been or is acquired by the Receiving Party from a third party who is rightfully in possession of it and free to disclose it.

8.2 In disclosing the Information, none of the Transferor, the Company or GLCC or any affiliate, director, employee, agent or representative of the Transferor, the Company or GLCC make any representations or warranties, express or implied, concerning the completeness, suitability or accuracy of the Information, and none of the Transferor, the Company or GLCC or any affiliate, director, officer, employee, agent or representative of the Transferor, the Company or GLCC shall be under any obligation or liability to the Receiving Party or any of its directors, officers, employees or legal or other advisers with respect to the Information. If the Receiving Party or any of its directors, officers, employees or legal or other advisers elect to rely on any of the Information, they do so at their own risk.

8.3 In this Undertaking, the term "affiliate" means any subsidiary or holding company (or any other subsidiary of that holding company) of, or other body or partnership controlling, controlled by or under common control with the Company or, as the case may be, the Transferor and "holding company" and "subsidiary" have the meanings given to them under Section 736 of the Companies Act 1985 (as amended).

9. The Company, GLCC and the Transferor shall be entitled to equitable relief, including injunction and specific performance, in the event of any breach or threatened breach of the provisions of this Undertaking and the Receiving Party shall not oppose the granting of such relief. Further, the Receiving party agrees to indemnify the Company, GLCC and the Transferor for any costs, claims, damages, losses or liabilities of whatsoever nature arising directly or indirectly from any breach of its obligations hereunder.

10. No failure or delay on the part of the Company, GLCC or the Transferor in exercising any right, power or privilege conferred by this Undertaking shall operate as a waiver of either that right, power or privilege, or of this Undertaking as a whole. No single or partial exercise of any right, power or privilege shall preclude any further exercise of that right, power or privilege.

11. If any obligation arising from this Undertaking shall be held unenforceable or illegal, in whole or in part for whatever reason, the enforceability of the rest of the obligations under this Undertaking shall be unaffected.

12. This Undertaking shall be governed by and construed in accordance with English law. The Receiving Party submits to the jurisdiction of the English courts.


Signed
For and on behalf of
(the "Receiving Party")
Dated:  [           ]

                                  SCHEDULE 11

                         Form of Syndication Agreement


THIS AGREEMENT is dated [           ], 1999 between:

(1)  [                         ] for itself and as agent for and on behalf of
     the other Obligors (the "Obligors' Agent");

(2)  BARCLAYS CAPITAL as arranger (the "Arranger");

(3)  BARCLAYS BANK PLC as existing bank (the "Existing Bank");

(4) THE FINANCIAL INSTITUTIONS listed in Schedule 1 as the banks who wish to accede to the Credit Agreement as Banks (the "New Banks"); and

(5) BARCLAYS BANK PLC as facility agent (in this capacity the "Facility Agent") and as security agent under the Original Credit Agreement (in this capacity the "Security Agent").

IT IS AGREED as follows:

1.  INTERPRETATION

1.1 Definitions

    In this Agreement, unless the contrary intention appears or the context otherwise requires:

    1.1.1 "Credit Agreement" means the Original Credit Agreement as amended pursuant to this Agreement;

    1.1.2  "Effective Date" means [                  ]; and

    1.1.3 "Original Credit Agreement" means the credit agreement dated . , 1999 between, amongst others, the Obligors' Agent, the Arranger, the Facility Agent and the Security Agent.

1.2 Incorporation of Original Credit Agreement interpretations

    1.2.1 Terms defined in the Original Credit Agreement shall, unless the contrary intention appears or the context otherwise requires, have the same meaning in this Agreement.

    1.2.2 Clauses 1.2 (Construction), 1.3 (Other References), 27 (Invalidity of any Provision) and 33 (Counterparts) of the Original Credit Agreement shall apply to this Agreement as though they were set out in full in this Agreement, but as if references to the Original Credit Agreement were construed as references to this Agreement.

2.  CONSENT AND CONFIRMATION

    The Agent, the Arranger, the Existing Banks, the Facility Agent and the Security Agent each consent to:

    [(a) [the amendments set out in Clause 3 (Amendments to the Original Credit Agreement) below and agree that the Original Credit Agreement shall be amended, with effect from the Effective Date; and

    (b)]  the New Banks becoming Banks,

    and confirm that, except as expressly provided by the terms of this Agreement, each of the Finance Documents shall continue in full force and effect.

3.  [AMENDMENTS TO THE ORIGINAL CREDIT AGREEMENT

The Obligors' Agent has requested the Banks to agree that the Original Credit Agreement shall be amended as follows:

[                                  ] ]

4.  NOVATION

4.1 Novation of Commitments and Related Rights and Obligations

    On the Effective Date (regardless of whether a Default is then continuing):

    4.1.1 each New Bank will become a Bank under the Credit Agreement with a Tranche A Commitment and a Tranche B Commitment as set out opposite its name in Schedule 1;

    4.1.2 each Existing Bank's Tranche A Commitment and Tranche B Commitment shall be reduced down to the respective amounts set out opposite its name in Schedule 1; and

    4.1.3 each New Bank will automatically obtain and assume, and undertakes to perform, all of the rights and obligations of a Bank under and in respect of each of the Finance Documents in respect of the rights and obligations transferred to it under sub-clauses 4.1.1 and 4.1.2 above, including, without limitation, its corresponding proportion of the rights and obligations of the Existing Banks in respect of: [list outstanding Advances].

4.2 Amounts Due on or Before the Effective Date

    4.2.1 All amounts (if any) payable to the Existing Banks by the Borrowers on or before the Effective Date (including, without limitation, all interest and fees payable on the Effective Date) in respect of any period ending prior to the Effective Date shall be for the account of the Existing Banks, and none of the New Banks shall have any interest in, or any rights in respect of, any such amounts.

    4.2.2  If any Advance falls to be made on the Effective Date:

           (a) the Facility Agent will promptly notify each of the New Banks of that fact (and the amount of its participation in that Advance in accordance with sub-clause 4.2.2(b); and

           (b) each Existing Bank and each New Bank shall participate in that Advance (subject to the terms of the Credit Agreement) as if the novation of the Commitments and rights and obligations under Clauses 4.1.1 and 4.1.2 (Novation of Commitments and Related Rights and Obligations) of this Agreement had taken effect prior to opening of business on the Business Day before the Effective Date, and the Obligors' Agent acknowledges that no Existing Bank will be obliged to participate in any such Advance to any greater extent.

4.3  Administrative Details

     Each New Bank has delivered to the Facility Agent its initial details for the purposes of Clause 25 (Notices) of the Credit Agreement.

5.   NATURE OF THIS AGREEMENT

     The novation of Commitments and rights and obligations contemplated by this Agreement shall take effect (in accordance with its terms) as a novation so that Clause 29.3 (Substitution Provisions) of the Credit Agreement shall apply to the Commitments, rights and obligations transferred, assumed and released under Clause 4.1 (Novation of Commitments and Related Rights and Obligations) of this Agreement and to the associated rights and obligations under the Finance Documents, as if this Agreement were a Substitution Certificate.

6.   GOVERNING LAW

     This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                             Banks and Commitments


Banks                                                  Tranche A      Tranche B
                                                       Commitment     Commitment
                                                       ($)            ($)






                                                       -----------    ----------
Total

                      Signatories to Syndication Agreement

Obligors' Agent
THE ASSOCIATED OCTEL COMPANY LIMITED

By: ..........................

Arranger
BARCLAYS CAPITAL

By: ..........................

Existing Bank
BARCLAYS BANK PLC

By: ..........................

New Banks
[                                  ]
By: ..........................

Facility Agent and Security Agent
BARCLAYS BANK PLC

By: ..........................

                       Signatories to Facility Agreement

The Parent
OCTEL CORP.

By:            D J Kerrison

Notice Details
Address:

Facsimile:
Attention:

The Partners
OCTEL TRADING LIMITED

By:            D J Kerrison

Notice Details
Address:       PO Box 17
               Oil Sites Road
               Ellesmere Port
               South Wirral  L65 4HF
Facsimile:     0151 356 6298

Attention:     Company Secretary

OCTEL RESOURCES LIMITED

By:            D J Kerrison

Notice Details
As for Octel Trading Limited above.

The Borrowers/Guarantors
OCTEL ASSOCIATES      D J Kerrison

By:  D J Kerrison                    By:   D J Kerrison
     For and on behalf of                  For and on behalf of
     OCTEL TRADING LIMITED                 OCTEL RESOURCES LIMITED

Notice Details
As for Octel Trading Limited above.



OCTEL CORP.

By:  D J Kerrison
Notice Details
As for OCTEL Trading Limited above.

OCTEL INTERNATIONAL LIMITED

By:  D J Kerrison
Notice Details
As for OCTEL Trading Limited above.

OCTEL DEVELOPMENTS PLC

By:  D J Kerrison
Notice Details
As for OCTEL Trading Limited above.

OCTEL TRADING LIMITED

By:  D J Kerrison
Notice Details
As for OCTEL Trading Limited above.

OCTEL RESOURCES LIMITED

By:  D J Kerrison
Notice Details
As for OCTEL Trading Limited above.

THE ASSOCIATED OCTEL COMPANY LIMITED

By:  D J Kerrison
Notice Details
As for OCTEL Trading Limited above.

ASSOCIATED OCTEL COMPANY (PLANT) LIMITED

By:  D J Kerrison
Notice Details
As for OCTEL Trading Limited above.

AKC TRADING LIMITED

By:  D J Kerrison
Notice Details
As for OCTEL Trading Limited above.

The Arranger
BARCLAYS CAPITAL

By:            John Loomes

Notice Details
Address:       5 The North Colonnade
               Canary Wharf
               London E14 4BB
Facsimile:     0171 773 4894
Attention:     Karl Nolson

The Original Banks
BARCLAYS BANK PLC

By:            John Loomes

Notice Details
Address:       North West Large Corporate Banking
               PO Box 230
               15-33 Moorfields
               Liverpool  L69 2RU
Facsimile:     0151 801 3669
Attention:     Tim Rigg

The Facility Agent
BARCLAYS BANK PLC

By:            John Loomes

Notice Details
Address:       5 The North Colonnade
               Canary Wharf
               London E14 4BB
Facsimile:     0171 773 4893
Attention:    Frank Rogers

The Security Agent
BARCLAYS BANK PLC

By:            John Loomes

Notice Details
Address:       5 The North Colonnade
               Canary Wharf
               London E14 4BB
Facsimile:     0171 773 4893
Attention:     Frank Rogers